UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE AZEK COMPANY INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THE AZEK COMPANY INC.
1330 W FULTON STREET #350
CHICAGO, ILLINOIS 60607
Notice of Annual Meeting of Stockholders to be Held at 8:00 a.m. Eastern Time on Friday, February 28, 2025
Dear Stockholder of The AZEK Company Inc.:
You are cordially invited to attend the 2025 annual meeting of stockholders, or the Annual Meeting, of The AZEK Company Inc., a
Delaware corporation, or AZEK, which will be held virtually, via live audio webcast at www.virtualshareholdermeeting.com/AZEK2025, on
Friday, February 28, 2025 at 8:00 a.m. Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect the eight directors named in the accompanying proxy statement, each to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2025;
3.To approve, on an advisory, non-binding basis, the compensation of our named executive officers;
4.To approve amendments to our certificate of incorporation to remove references to our former private equity sponsors and make certain other immaterial changes;
5.To approve an amendment to our certificate of incorporation to remove the sponsor corporate opportunity waiver provision;
6.To approve an amendment to our certificate of incorporation to remove the sponsors' exemption from certain business combination restrictions; and
7.To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments or continuations thereof.
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One of the accompanying proxy statement, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm as described in Proposal Two, “FOR” the approval of the compensation of our named executive officers as described in Proposal Three and
"FOR" the approval of the amendments to our certificate of incorporation as described in Proposals Four, Five and Six.
Our board of directors has fixed the close of business on January 2, 2025 as the record date, or the Record Date, for the Annual Meeting.
Only stockholders as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AZEK2025 and to ask questions and/or vote, you will be required to enter the 16-digit control number found on your proxy card, voting instruction form or notice previously received.
Stockholders may vote in advance of the Annual Meeting at www.proxyvote.com or by telephone at 1-800-690-6903, 24 hours a day through 11:59 p.m. Eastern Time on the day before the Annual Meeting and may vote during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/AZEK2025.
Each share of common stock that you own represents one vote for each of the matters to be acted upon at the Annual Meeting.
We appreciate your continued support of AZEK.
By order of the board of directors,
Jesse Singh
Chief Executive Officer, President and Director
Chicago, Illinois
January 13, 2025
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy as soon as possible by following the voting procedures described in these proxy materials.

2025 THE AZEK COMPANY Proxy Statement	i	TABLE OF CONTENTS
TABLE OF CONTENTS

WHO WE ARE AT OUR CORE	1
PROXY STATEMENT SUMMARY	2
2025 Annual Meeting Information	2
Matters To Be Voted Upon and Voting Recommendations	2
2024 Financial Performance Highlights	2
Corporate Governance Highlights	3
Environmental and Social Best Practices	3
Select Awards and Recognition	4
Executive Compensation Highlights and Pay-for-Performance Alignment	5
Board of Directors	8
Director Skills, Independence and Diversity	9
Stockholder Engagement	10
NOTICE OF AVAILABILITY OF PROXY MATERIALS	11
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	11
Why are you holding a virtual Annual Meeting and how can stockholders attend?	11
What matters am I voting on and how does the board of directors recommend that I vote?	12
Who is entitled to vote?	12
Registered stockholders	12
Street name stockholders	12
How many votes are needed for approval of each proposal?	13
What is a quorum?	13
How do I vote?	13
Can I change my vote?	14
What is the effect of giving a proxy?	14
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	14
How are proxies solicited for the Annual Meeting?	14
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?	14
Where can I find the voting results of the Annual Meeting?	15
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	15
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?	15
Availability of amended and restated bylaws	16
NOMINEES FOR DIRECTOR	17
PROPOSAL NO. 1: ELECTION OF DIRECTORS	20
Nominees	20
Vote Required; Recommendation of the Board of Directors	20
CORPORATE GOVERNANCE	21
Corporate Governance Highlights	21
Commitment to Sustainability and Corporate Responsibility	21
Human Capital, Inclusion and Belonging	21
Role of the Board in Oversight of FULL-CIRCLE Strategy	22
Board Leadership	22

2025 THE AZEK COMPANY Proxy Statement	ii	TABLE OF CONTENTS

Director Independence	22
Meetings of the Board of Directors	23
Our Board Committees	23
Corporate Governance Guidelines	25
Identification and Evaluation of Nominees for Directors; Board Diversity	25
Director Commitments and Service on Other Boards	25
Code of Conduct and Ethics and Code of Ethics for Senior Financial Officers	25
Insider Trading Policy; Hedging and Pledging Policies, Derivatives Trading	26
Stock Ownership Policy	27
Role of the Board in Risk Oversight; Compensation Risk; Cybersecurity Risk	27
Related Persons Transaction Policy	28
Communications with the Board of Directors	28
Non-Employee Director Compensation	28
Director and Officer Indemnification Agreements	29
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Fees Paid to the Independent Registered Public Accounting Firm	30
Auditor Independence	30
Pre-Approval Policies and Procedures	31
Vote Required; Recommendation of the Board of Directors	31
REPORT OF THE AUDIT COMMITTEE	32
EXECUTIVE OFFICERS	33
COMPENSATION DISCUSSION AND ANALYSIS	35
Fiscal Year 2024 Financial Performance Summary	35
Fiscal Year 2023 Say-on-Pay Results and Stockholder Engagement	36
Compensation Philosophy	37
Roles and Responsibilities	37
Benchmarking	38
Elements of Executive Compensation	39
2024 NEO Compensation Details	40
Compensation Committee Interlocks and Insider Participation	48
Compensation Committee Report	49
Fiscal Year 2024 – Compensation Tables and Related Disclosures	50
2024 CEO PAY RATIO DISCLOSURE	57
PAY-VERSUS-PERFORMANCE	58
PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	63
INTRODUCTION TO PROPOSALS NO. 4-6	64
PROPOSAL NO. 4: APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE REFERENCES TO OUR FORMER SPONSORS AND MAKE CERTAIN OTHER IMMATERIAL CHANGES	65
PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSOR CORPORATE OPPORTUNITY WAIVER PROVISION	67
PROPOSAL NO. 6: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSORS' EXEMPTION FROM CERTAIN BUSINESS COMBINATION RESTRICTIONS	69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	71
RELATED PERSON TRANSACTIONS	74
Registration Rights Agreement	74
Limitations of Liability; Indemnification of Officers and Directors	74

2025 THE AZEK COMPANY Proxy Statement	iii	TABLE OF CONTENTS

2025 THE AZEK COMPANY Proxy Statement	1	WHO WE ARE AT OUR CORE
Who We Are at Our Core
Our core values guide how we work—influencing our decisions, our interactions with colleagues and customers and our standards for behavior. It is in part due to our fundamental commitment to living our core values that our employees are inspired to be part of our winning team and culture.
Always Do the Right Thing
We make decisions according to what is right, not what is cheapest, fastest or easiest. We always operate with integrity, transparency and courage.
It Starts and Ends with the Customer
For every action we take, we ask ourselves, “How will this affect our customers?” Our responsibility is to understand their expectations, then surpass them.
Value Every Individual
We strive to truly understand our colleagues’ everyday realities and empathize with their challenges and aspirations. We are committed to providing an inclusive culture where every individual feels engaged, safe, respected and supported with the necessary tools to be successful.
Lead Through Innovation
We consistently bring unique, high-tech and environmentally sustainable products to market. We are constantly investing in the future, creating new solutions to address current and future opportunities.
The Best Team Wins
Our goal is to win, period. We hire and develop the most talented individuals, with a focus on bringing diverse perspectives together in pursuit of this shared goal.
Better Today Than Yesterday
We always ask, “How can we do this better?” We accomplish every goal by rigorously implementing the AZEK Integrated Management
System (AIMS). Our continuous improvement methodology includes Policy Deployment, Lean Six Sigma, Sales and Operations Planning,
Stage Gate and Digital.

2025 THE AZEK COMPANY Proxy Statement	2	PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
This proxy statement summary highlights information contained elsewhere in this proxy statement.
This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting. In this proxy statement, the terms “AZEK,” “the Company,”
“we,” “us” and “our” refer to The AZEK Company Inc.
2025 Annual Meeting Information
MEETING DATE:
February 28, 2025
RECORD DATE:
January 2, 2025
MEETING PLACE:
www.virtualshareholdermeeting.com/AZEK2025
MEETING TIME:
8:00 a.m. Eastern
$224M
FY2024 CASH FROM OPERATING ACTIVITIES
$147M
FY2024 FREE CASH FLOW (1)
$243M
RETURNED TO STOCKHOLDERS VIA SHARE REPURCHASES
Matters To Be Voted Upon and Voting Recommendations

AGENDA ITEM		BOARD RECOMMENDATION	PAGE REFERENCE
(1)	Election of eight directors named in this proxy statement	FOR	20
(2)	Ratification of appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for fiscal year 2025	FOR	30
(3)	Advisory resolution approving the compensation of our named executive officers	FOR	63
(4)	Approval of amendments to our certificate of incorporation to remove references to our former private equity Sponsors and make certain other immaterial changes	FOR	65
(5)	Approval of an amendment to our certificate of incorporation to remove the Sponsor corporate opportunity waiver provision	FOR	67
(6)	Approval of an amendment to our certificate of incorporation to remove the Sponsors' exemption from certain business combination restrictions	FOR	69
2024 Financial Performance Highlights
$1.44B
NET SALES
↑5% YoY
$153M
NET INCOME
↑146% YoY
$379M
ADJUSTED EBITDA (1)
↑34% YoY
(1) For a discussion of Adjusted EBITDA and Free Cash Flow, including reconciliations to their closest comparable GAAP measures, see pages 42-47 of our 2024 Annual
Report as filed with the SEC on November 20, 2024.

2025 THE AZEK COMPANY Proxy Statement	3	PROXY STATEMENT SUMMARY
Corporate Governance Highlights

BOARD OF DIRECTORS	•Independent board chair

•Board composed of all non-employee directors (other than CEO)

•100% independent committee members

•56% board gender and/or racial/ethnic diversity

•Include gender and ethnically diverse candidates in any pool of candidates from which board of director nominees are chosen

•Demonstrated board refreshment, including two new directors in fiscal year 2023 and one new director in fiscal year 2024

•Independent directors regularly meet in executive sessions without management

•Four audit committee financial experts serving on audit committee

•Board declassification process complete as of Annual Meeting

CORPORATE GOVERNANCE	•Policies in place prohibiting short sales, hedging, margin accounts and pledging of our stock applicable to all employees and directors

•Robust stock ownership policy for officers and directors

•No supervoting stock

•Robust whistleblowing procedures and strict non-retaliation policy

Environmental and Social Best Practices
BOARD OVERSIGHT OF
FULL-CIRCLE RELATED
STRATEGIES, POLICIES AND
DISCLOSURES
PRODUCTS MADE FROM UP TO
85% RECYCLED WASTE & SCRAP
MATERIAL
SET EMISSIONS REDUCTION
TARGETS ALIGNED WITH
SCIENCE-BASED TARGETS
INITIATIVE
71% CURRENT EXECUTIVE
TEAM GENDER AND/OR
RACE/ETHNIC DIVERSITY
NAMED A BEST COMPANY TO WORK
FOR BY U.S. NEWS & WORLD REPORT
AND ONE OF AMERICA'S MOST
RESPONSIBLE COMPANIES BY
NEWSWEEK
SUSTAINED TOP QUARTILE
PERFORMANCE IN ANNUAL
EMPLOYEE ENGAGEMENT
SCORES

2025 THE AZEK COMPANY Proxy Statement	4	PROXY STATEMENT SUMMARY
Select Awards and Recognition

Brandon Hall Group

HCM Excellence Award

DIVERSITY, EQUITY AND INCLUSION

GOLD

2024

Brandon Hall Group

HCM Excellence Award

LEADERSHIP DEVELOPMENT

BRONZE

2024

2024

GREEN BUILDER®

SUSTAINABLE

PRODUCT OF
THE YEAR

2025 THE AZEK COMPANY Proxy Statement	5	PROXY STATEMENT SUMMARY
Executive Compensation Highlights and Pay-for-Performance Alignment
Our executive compensation program is designed by our compensation committee to (i) align executive compensation with our financial and operational performance; (ii) attract, retain and motivate key executives critical to achieving our vision and strategy; and (iii) reward such executives for delivering desired business results and stockholder value, while protecting against excessive risk taking. Our executive compensation program is described in more detail in the Compensation Discussion and Analysis section beginning on page 35 of this proxy statement. The following table summarizes our key executive compensation practices:

WHAT WE DO	WHAT WE DON’T DO
•Majority of executive pay is performance-based and not guaranteed	•No hedging of our stock by employees
•Balance short- and long-term compensation to discourage short-term risk taking	•No pledging of our stock by employees
•Base >50% of CEO's target total compensation on the achievement of pre-established financial performance metrics	•No excessive perquisites
•Maintain rigorous stock ownership requirements: CEO must maintain 6x base salary	•No option repricing without stockholder approval
•Maintain double-trigger change-in-control provisions	•No evergreen provision in omnibus incentive plan
•Engage an independent compensation consultant	•No payment of dividend equivalents on unvested awards
Fiscal Year 2023 Say-on-Pay Vote
Each year, we consider the result of the advisory vote on executive compensation, or the Say-on-Pay vote, cast by our stockholders and maintain a robust stockholder engagement program to properly understand stockholder interests. While we received the support of over 93% of votes cast for our fiscal year 2022 Say-on-Pay vote, our fiscal year 2023 Say-on-Pay vote received approximately 79% of votes cast in favor. Although this outcome reflects support from a substantial majority of our stockholders, we were nonetheless disappointed with the results of our fiscal year 2023 Say-on-Pay vote, and we are committed to understanding and responding to our stockholders' feedback.
In connection with and prior to our 2024 annual meeting of stockholders, we engaged in direct stockholder outreach designed to understand any concerns regarding our executive compensation program. The Chair of our compensation committee was directly involved in these efforts and participated in a number of these calls to directly understand stockholder perspectives on executive compensation.  Later in fiscal year 2024, after receiving the voting results from our 2024 annual meeting of stockholders, we conducted additional, off-cycle engagement with our stockholders. The compensation committee then considered such feedback and whether any changes to our executive compensation program were appropriate at this time or in the future. For fiscal year 2025 compensation purposes, the compensation committee made the following key changes to our executive compensation program:
•Increased the allocation of PSUs in each NEO's long-term incentive award from 50% to 55%, allocating an even greater percentage of the overall long-term incentive to "pure" performance based awards;
•Increased the weighting of the "return on invested capital" metric from 10% to 20%; reducing the weighting of both the
Adjusted EBITDA and net sales metrics and lessening the weight of duplicative performance metrics between our long- and short-term incentive plans;
•Reviewed our peer group in response to shareholder commentary and adjusted our fiscal year 2025 peer group to remove
"outsized" peers.
In addition to the above, following engagement with our stockholders during fiscal year 2023, for both our fiscal years 2024 and 2025 compensation purposes, the compensation committee made the following change to our executive compensation program, which was not disclosed prior to our fiscal year 2023 Say-on-Pay vote:
•Replaced the "return on net tangible assets" metric in our PSUs with a "return on invested capital" metric to better assess and incentivize management in allocating capital to profitable projects and investments.
The compensation committee is committed to continuing to solicit feedback from our stockholders regarding our executive compensation program and to make additional changes from time to time as the compensation committee determines to be appropriate and in the best interest of the Company and our stockholders. For additional information, see "—Stockholder Engagement"
and "Compensation Discussion & Analysis—Fiscal Year 2023 Say-on-Pay Results and Stockholder Engagement."

2025 THE AZEK COMPANY Proxy Statement	6	PROXY STATEMENT SUMMARY
Fiscal Year 2024 Pay-for-Performance Alignment
Compensation Mix
We believe in paying for performance and that tying a significant portion of our named executive officers’, or our NEOs’, compensation to our long-term financial growth objectives aligns the interests of our NEOs with the interests of our stockholders. For fiscal year 2024, the following sets forth the components of our CEO’s target compensation and our other NEOs’ target compensation (on average), as well as the portion thereof that it is “at risk” (where the ultimately realized value is dependent on the achievement of performance goals or subject to stock price fluctuation), the portion that was granted in the form of long-term incentive awards directly linking the interests of management with the interests of our stockholders, and the portion that is contingent upon achievement of pre-established performance goals. In each case, target compensation consists of base salary, target annual incentive awards and long-term incentive awards. For more information, see “Compensation Discussion and Analysis—Fiscal Year 2024—Compensation Tables and Narrative
Disclosures—Summary Compensation Table.” Figures may not sum due to rounding.
Total Shareholder Return
The following charts show our one-year, two-year and three-year total shareholder return, or TSR, and the one-, two- and three-year TSR of our fiscal year 2024 compensation peer group, as set forth in the Compensation Discussion and Analysis below, the S&P Composite
1500 Building Products Index and the Russell 3000, in each case assuming a $100 investment on the first day of the period. Our one-year and two-year TSR outperformed all of our peer group, the S&P Composite 1500 Building Products Index and the Russell 3000, reflecting our strong financial results and execution for the periods after navigating elevated inflation levels, an uncertain broader macroeconomic repair & remodel market and a channel inventory recalibration that began toward the end of fiscal year 2022 and also impacted fiscal year 2023. Our three-year TSR also outperformed our peer group and performed similarly to the Russell 3000.  We believe this performance reflects our successful execution of our strategic growth initiatives over each period. Since our IPO, our stock price has increased approximately 103.5% through our 2024 fiscal year end.

1-Year Cumulative Shareholder Return
$200
$180
$160
$140
$120
$100
$80
Value of $100 Invested on 9/30/2023
9/30/2023
9/30/2024
AZEK
FY24 Compensation Peer Group
S&P 1500 BP
Russell 3000

2-Year Cumulative Shareholder Return
Value of $100 Invested on 9/30/2022
$300
$250
$200
$150
$100
$50
$0
9/30/2022
9/30/2023
9/30/2024
AZEK
FY24 Compensation Peer Group
S&P 1500 BP
Russell 3000

3-Year Cumulative Shareholder Return
Value of $100 Invested on 9/30/2021
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
9/30/2021
9/30/2022
9/30/2023
9/30/2024
AZEK
FY24 Compensation Peer Group
S&P 1500 BP
Russell 3000

2025 THE AZEK COMPANY Proxy Statement	7	PROXY STATEMENT SUMMARY
CEO Realizable Compensation
Our strong pay-for-performance alignment is illustrated by the chart below, which compares our CEO’s realizable pay for fiscal years
2021-2024 (measured as of the last day of each fiscal year) to our stock price as of the last day of each fiscal year. Realizable compensation includes (i) base salary paid during the fiscal year, (ii) actual annual cash incentive award amounts earned for the fiscal year, (iii) other cash bonus compensation, (iv) the value of long-term incentive awards granted during the fiscal year, measured as of the end of the fiscal year, and (iv) all other compensation actually paid or received for the fiscal year. Realizable compensation is significantly impacted by changes in our stock price, since a substantial majority of our CEO's compensation is awarded in the form of long-term equity compensation, the value of which is directly impacted by our stock price. Realizable compensation for fiscal year 2024 also includes the impact of the fiscal year 2024 clawback discussed elsewhere in this proxy statement.

CEO Realizable Compensation
AZEK Stock Price
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
FY 2021
FY 2022
FY 2023
FY 2024
CEO Realizable Compensation
AZEK Stock Price

2025 THE AZEK COMPANY Proxy Statement	8	PROXY STATEMENT SUMMARY
Board of Directors
Directors and Committee Membership Information
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Gary Hendrickson,
Jesse Singh, Pamela Edwards, Howard Heckes, Vernon J. Nagel, Harmit Singh, Brian Spaly and Fiona Tan as nominees for election as directors at the Annual Meeting. If elected, they each will serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. For additional information with respect to each nominee, see "Nominees for Director." Mr. H. Singh is not related to Mr. J. Singh.
The following table sets forth the names, ages as of January 1, 2025, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting. Full biographical information for director nominees follows the table.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Nominees:
Gary Hendrickson (C)	68	2017	X
Jesse Singh	59	2016
Sallie B. Bailey(1)	65	2018	X
Pamela Edwards	62	2023	X
Howard Heckes	59	2020	X
Vernon J. Nagel	67	2021	X
Harmit Singh	61	2023	X
Brian Spaly	47	2020	X
Fiona Tan	54	2024	X
Legend: (C) Chair of the Board |  Chair |  Member |    Audit Committee Financial Expert
(1) Ms. Bailey is not nominated for reelection at the Annual Meeting.

2025 THE AZEK COMPANY Proxy Statement	9	PROXY STATEMENT SUMMARY
Director Skills, Independence and Diversity
Our directors possess a combination of skills, backgrounds, professional experience and diversity of viewpoints necessary to oversee our business. Illustrating the board's commitment to maintaining that diversity of perspective, we have adopted a policy that diverse candidates be included in any pool of candidates interviewed for open director positions. In addition, our board believes that a balance of director tenures is important to maintaining continuity of our corporate vision and strategy while also recognizing the value of fresh insights and ideas that new directors can bring to our company.
The below charts highlight the various skills and qualifications, diversity, independence and tenure metrics that are currently reflected by our directors and that the board believes are relevant to our current profile and strategic needs.
Ms. Bailey has not been nominated for reelection at the Annual Meeting, and we thank her for her invaluable service to the Company over many years. As a result, the number of directors on our board will be reduced to eight members and our board will reflect approximately 25% gender diversity and 50% ethnic diversity. The board, along with the nominating & corporate governance committee, remains committed to building a board with a diversity of skills, backgrounds, professional experience and viewpoints, including with respect to both gender and ethnic diversity.

		Director Skills Out of 9 Directors
SENIOR LEADERSHIP	9			FINANCIAL EXPERTISE	6

RISK OVERSIGHT AND MANAGEMENT	9	MARKETING EXPERIENCE	5	INDUSTRY AND MANUFACTURING EXPERIENCE	9

INFORMATION TECHNOLOGY	5	M&A EXPERTISE	8	ENVIROMENTAL AND SUSTAINIBILITY EXPERTISE	7

Director Independence, Diversity and Refreshment
INDEPENDENT
89%
GENDER
DIVERSITY
33%
ETHNIC
DIVERSITY
44%
4.0
AVERAGE YEARS OF CURRENT DIRECTOR
TENURE
47-68
AGE RANGE OF DIRECTORS AND
NOMINEES

2025 THE AZEK COMPANY Proxy Statement	10	PROXY STATEMENT SUMMARY
Stockholder Engagement
Fostering strong, long-term relationships with stockholders and other stakeholders is a key objective. We maintain a robust year-round stockholder engagement program to properly understand stockholder interests, and our senior management and investor relations team routinely communicate with our stockholders to solicit their views with respect to key corporate matters, such as corporate strategy, corporate governance, risk oversight, executive compensation, environmental, social and governance matters and human capital management. In fiscal year 2024, we reached out to the vast majority of our large stockholders and engaged with all stockholders who accepted our invitation to connect as well as other stockholders who reached out separately. The below information provides an overview of our stockholder engagement efforts in 2024. In addition, see "Compensation Discussion & Analysis—Fiscal Year 2023 Say-on-
Pay Results and Stockholder Engagement" for more information regarding our fiscal year 2024 stockholder engagement with respect to our advisory vote on executive compensation for fiscal year 2023. We believe our proactive engagement approach has resulted in constructive feedback and input from stockholders and we intend to continue these efforts.

WHO WE ENGAGE	HOW WE ENGAGE	KEY TOPICS OF ENGAGEMENT
•Institutional Investors	•One-on-one and Group meetings	•Overall Business Strategy
•Sell-side Analysts	•Earnings Calls	•Executive Compensation
•Retail Stockholders	•Industry Presentations and Conferences	•Current Business and Financial Conditions
•Proxy Advisory Firms	•Written and Electronic Communications	•Environmental, Social and Governance Matters
KEY ENGAGEMENT RESOURCES
•Our Website at investors.azekco.com	•Annual Proxy Statement	•Annual Report
•Quarterly Earnings	•Annual Meeting	•FULL-CIRCLE Report
2024 Stockholder Engagement by the Numbers
94%
Percentage of Top 50 Stockholders whom
We Invited to Engage in Connection with
2024 Annual Meeting of Stockholders
100%
Percentage of Top 25 Stockholders
whom We Invited to Engage Near
Fiscal Year End
Percentage of Our Common Stock as of
September 30, 2024 Owned by Stockholders
with whom We Engaged
~267
~74%
Investor Interactions in FY2024

2025 THE AZEK COMPANY Proxy Statement	11	NOTICE OF AVAILABILITY OF PROXY MATERIALS
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF
STOCKHOLDERS
To Be Held at 8:00 a.m. Eastern Time on Friday, February 28, 2025
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders, or the Annual Meeting, of The AZEK Company Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live audio webcast on
Friday, February 28, 2025 at 8:00 a.m. Eastern Time. The Annual Meeting can be accessed via the Internet at
www.virtualshareholdermeeting.com/AZEK2025 where you will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
Our board of directors has fixed the close of business on January 2, 2025 as the record date, or the Record Date, for the Annual Meeting.
Stockholders as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability of
Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report on Form 10-K for our fiscal year 2024, or our 2024 Annual Report, is first being mailed on or about January 13, 2025 to all stockholders entitled to vote at the
Annual Meeting. The Notice also provides instructions on how to vote via the Internet, mobile device, or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our 2024 Annual
Report are available at www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.
In this proxy statement, the terms “AZEK,” “the Company,” “we,” “us” and “our” refer to The AZEK Company Inc. The mailing address of our principal executive offices is 1330 W Fulton Street #350, Chicago, Illinois 60607.
Questions and answers about the proxy materials and our annual meeting
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and shall not be deemed filed under the Securities Act or the Exchange Act, and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting and how can stockholders attend?
We will be hosting the Annual Meeting via live webcast only. We believe hosting our Annual Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs and enable improved communication. It also reduces the environmental impact of our
Annual Meeting. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/AZEK2025 with your 16-digit control number included in the Notice, on your proxy card if you are a registered stockholder, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below.
The Annual Meeting live webcast will begin promptly at 8:00 a.m. Eastern Time on Friday, February 28, 2025. Stockholders may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting. If you encounter any

2025 THE AZEK COMPANY Proxy Statement	12	QUESTIONS AND ANSWERS
difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/AZEK2025.
What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL		BOARD OF DIRECTORS VOTING RECOMMENDATION

PROPOSAL NO. 1	The election of eight directors named in this proxy statement to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee
PROPOSAL NO. 2	Ratification of the appointment of PwC as our independent registered public accounting firm for our year ending September 30, 2025.	FOR
PROPOSAL NO. 3	Approval, on an advisory, non-binding basis, of the compensation of our named executive officers.	FOR
PROPOSAL NO. 4	Approval of amendments to our certificate of incorporation to remove references to the Sponsors and make certain other immaterial changes.	FOR
PROPOSAL NO. 5	Approval of amendments to our certificate of incorporation to remove the Sponsor corporate opportunity waiver.	FOR
PROPOSAL NO. 6	Approval of amendments to our certificate of incorporation to remove the Sponsors' exemption from certain business combination restrictions.	FOR
Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the
Annual Meeting.
Who is entitled to vote?
Holders of our Class A common stock as of the close of business on the Record Date will be entitled to one vote for each share of our
Class A common stock held by them on the Record Date with respect to all matters to be acted upon at the Annual Meeting. As of the
Record Date, there were 143,555,522 shares of our Class A common stock and zero shares of our Class B common stock outstanding. We refer to our Class A common stock and our Class B common stock collectively as our common stock. If the amendments to our certificate of incorporation, or our Certificate, described in Proposal No. 4 are approved, Class B common stock will no longer be authorized shares of capital stock. Stockholders do not have cumulative voting rights for the election of directors.
Registered stockholders
If shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record, or registered stockholder, with respect to those shares, and the Notice was provided to you directly by us. As the registered stockholder, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Street name stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the registered stockholder with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend the virtual Annual Meeting.
However, because a street name stockholder is not the registered stockholder, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker's, bank's or other nominee’s procedures for obtaining a legal proxy.
Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

2025 THE AZEK COMPANY Proxy Statement	13	QUESTIONS AND ANSWERS
How many votes are needed for approval of each proposal?

PROPOSAL		VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

PROPOSAL NO. 1	The election of eight directors to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified.
Our bylaws state that, to be elected, a nominee must receive a plurality of the votes, which means that the nominees that receive the highest number of votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will have no effect on the outcome of this proposal.

PROPOSAL NO. 2	Ratification of the appointment of PwC as our independent registered public accounting firm for our year ending September 30, 2025.
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not counted as shares entitled to vote on this proposal, and thus, will have no effect on the outcome of the proposal.

PROPOSAL NO. 3	Approval, on an advisory, non-binding basis, of the compensation of our named executive officers.
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not counted as shares entitled to vote on this proposal, and thus, will have no effect on the outcome of the proposal.

PROPOSAL NO. 4	Approval of amendments to our certificate of incorporation to remove references to our former private equity Sponsors and make certain other immaterial changes.
Approval of the amendments requires the affirmative vote of the holders of a majority of the voting power of our outstanding Class A common stock, which is our only outstanding class of common stock.  Abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

PROPOSAL NO. 5	Approval of amendments to our certificate of incorporation to remove the Sponsor corporate opportunity waiver.
Approval of the amendments requires the affirmative vote of the holders of a majority of the voting power of our outstanding Class A common stock, which is our only outstanding class of common stock.  Abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

PROPOSAL NO. 6	Approval of amendments to our certificate of incorporation to remove the Sponsors' exemption from certain business combination restrictions.
Approval of the amendments requires (i) the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding Class A common stock, which is our only outstanding class of common stock, and (ii) the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding Class A common stock, excluding any shares owned as of the record date for the Annual Meeting by an interested stockholder subject to the restrictions of Article THIRTEENTH of the certificate of incorporation. As of the record date for the Annual Meeting, we are not aware of any stockholder who may be subject to the restrictions set forth in Article
THIRTEENTH.  Abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our bylaws and Delaware law. The presence in person or represented by proxy of the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the Annual Meeting will constitute a quorum for that matter at the Annual
Meeting. Where a separate vote by a class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter.
How do I vote?
If you are a registered stockholder, there are four ways to vote:
•By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on February 27,
2025 (have your Notice or proxy card in hand when you visit the website);
•By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on February 27, 2025 (have your Notice or proxy card in hand when you call);
•By completing and mailing your proxy card (if you received printed proxy materials) to be received by 6:00 p.m. Eastern
Time on February 27, 2025; or

2025 THE AZEK COMPANY Proxy Statement	14	QUESTIONS AND ANSWERS
•By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/AZEK2025, where you may vote electronically and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.
VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND
TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING
ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU WISH TO DO SO.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Annual
Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a registered stockholder, you can change your vote or revoke your proxy any time by:
•entering a new vote by Internet or by telephone before 11:59 p.m. Eastern Time on February 27, 2025;
•delivering a written notice of revocation or completing and returning a later-dated proxy card before 6:00 p.m. Eastern
Time on February 27, 2025 to the Corporate Secretary of AZEK, in writing, at The AZEK Company Inc., 1330 W Fulton Street
#350, Chicago, Illinois 60607; or
•attending and voting electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Jesse Singh (our President and Chief Executive Officer) and Morgan
Walbridge (our Chief Legal Officer and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual
Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2024 Annual Report, primarily via the Internet to all stockholders entitled to vote at the Annual
Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the
Internet to help reduce the environmental impact and the cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by
us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have also retained D.F. King & Co. to solicit proxies for a fee of $15,000 plus a reasonable amount to cover expenses.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks and other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-
vote.” Broker non-votes are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.

2025 THE AZEK COMPANY Proxy Statement	15	QUESTIONS AND ANSWERS
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if they receive paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy
Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee.
You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling
Broadridge’s Householding Department at 1-866-540-7095. We encourage stockholders to contact us by telephone instead of physical mail to help ensure timely receipt of any request for proxy materials. Additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials will be sent promptly upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Broadridge Householding Department at the address above or by calling
1-866-540-7095.
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?
RULE 14A-8 STOCKHOLDER PROPOSALS
As prescribed by Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our Corporate Secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the
2026 annual meeting of stockholders is not held more than 30 days from the first anniversary of the Annual Meeting, the applicable deadline will be September 15, 2025). Stockholder proposals should be addressed to:
The AZEK Company Inc.
Attention: Corporate Secretary
1330 W Fulton Street #350
Chicago, Illinois 60607
If a stockholder who has notified us of his, her or its intention to present a Rule 14a-8 stockholder proposal at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
ADVANCE NOTICE STOCKHOLDER PROPOSALS
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders (regardless of whether the proposal is intended to be included in our proxy statement). Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our Certificate, our bylaws and applicable laws, rules and regulations (which includes requirements under Rule 14a-19 under the
Exchange Act with respect to director nominations). Our bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must be a registered stockholder at the time of the giving of the notice and at the time of the annual meeting, (ii) the stockholder is entitled to vote at the meeting, (iii) the business must be a proper matter for stockholder action, and (iv) the stockholder must give timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2026 annual

2025 THE AZEK COMPANY Proxy Statement	16	QUESTIONS AND ANSWERS
meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices at the address listed above:
•not earlier than the close of business on the 120th day prior to the anniversary of the Annual Meeting, which will be
October 31, 2025; and
•not later than the close of business on the 90th day prior to the anniversary of the Annual Meeting, which will be
November 30, 2025.
In the event that we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of an advance notice stockholder proposal must be received no earlier than the close of business on the 120th day before our 2026 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2026 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present an advance notice stockholder proposal, including director nominations, at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
You are advised to review our bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.
Availability of amended and restated bylaws
A copy of our amended and restated bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our
Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2025 THE AZEK COMPANY Proxy Statement	17	NOMINEES FOR DIRECTOR
NOMINEES FOR DIRECTOR

GARY HENDRICKSON
Gary Hendrickson, a director since May 2017, is the Chair of our board of directors, a position he has held since May 2017. Mr. Hendrickson previously served as the Chairman and Chief Executive Officer of the Valspar Corporation, a global paint and coatings manufacturer, from June 2011 to June 2017, and was its President and Chief Operating Officer from February 2008 until June 2011. Mr.
Hendrickson held various executive leadership roles with the Valspar Corporation from 2001 until
2017, including positions with responsibilities for the Asia Pacific operations. Mr. Hendrickson also serves as a director of Polaris Industries Inc., a publicly traded global manufacturer and seller of off-
road vehicles, including all-terrain vehicles and snowmobiles and served as a director of Waters
Corporation, a leading specialty measurement company and pioneer of chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences, from 2018 to 2022. As a result of Mr. Hendrickson’s experience as president and chief executive officer of a global company, he provides expertise in corporate leadership and development and execution of business growth strategy. He also brings to our board of directors significant global experience and knowledge of competitive strategy.

JESSE SINGH
Jesse Singh, a director since he joined us in June 2016, is our Chief Executive Officer and President.
Prior to joining us, Mr. Singh worked for 14 years at the 3M Company, a manufacturer and marketer of a range of products and services through its safety & industrial, transportation & electronics, health care and consumer segments, and served in numerous leadership roles at 3M, including Chief
Commercial Officer, President of 3M’s Health Information Systems business and VP of the Stationery and Office supplies business, which included the iconic Post-it and Scotch Brands. During his career at
3M, Mr. Singh was involved in running 3M’s worldwide, customer-facing operations, which was comprised of approximately 4,000 shared services, 12,000 sales and 5,000 marketing professionals. He also served as CEO of 3M’s joint venture in Japan and led 3M’s global electronics materials business.
Mr. Singh currently serves on the board and as a member of the audit and compensation committees of Carlisle Companies Incorporated. Mr. Singh brings to our board of directors extensive senior leadership experience and a comprehensive knowledge of our business and perspective of our day-to-
day operations.

PAMELA EDWARDS
Pamela Edwards, a director since September 2023, most recently served as Chief Financial Officer and
Executive Vice President of Citi Trends, Inc., a retail clothing chain selling products targeted primarily at urban customers from January 2021 until April 2022.  Previously, Ms. Edwards held various roles at
L Brands Inc., one of the world’s leading specialty retailers, including as Chief Financial Officer and
Executive Vice President of its Mast Global division from April 2017 to September 2020, Chief Financial
Officer of its Victoria’s Secret division (n/k/a Victoria’s Secret & Co.), from 2007 to April 2017, and
Chief Financial Officer of its Express division from 2005 to 2007.  Prior to that, Ms. Edwards worked in various business and financial planning roles at Gap/Old Navy, Sears Roebuck and Kraft Foods.  Ms.
Edwards served on the boards of directors of NMG Holding Company, Inc. (formerly known as Neiman
Marcus Group LLC) from 2020 until it was acquired in December 2024 and Hibbett, Inc. from 2022 until it was acquired in July 2024.  Ms. Edwards received an M.B.A. from Duke University and a B.S. in
Finance from Florida A&M University.  Ms. Edwards is also NACD Directorship Certified®.  As a result of
Ms. Edward’s extensive background, especially as chief financial officer of large retail operations and consumer brand experience, she brings valuable perspective and expertise to our board of directors.

Age: 68
Director Since: 2017
Age: 59
Director Since: 2016
Age: 62
Director Since: 2023

2025 THE AZEK COMPANY Proxy Statement	18	NOMINEES FOR DIRECTOR

HOWARD HECKES
Howard Heckes, a director since November 2020, was the President, Chief Executive Officer and board member of Masonite International Corporation, a leading global designer, manufacturer, marketer and distributor of interior and exterior doors and door solutions, and served in that role from June 2019 until it was acquired in May 2024. From 2017 to 2019, Mr. Heckes served as Chief Executive Officer of
Energy Management Collaborative, a privately held company providing LED lighting and controls and
IoT conversion systems and service solutions based in Plymouth, Minnesota. Previously, Mr. Heckes served in various senior operations roles at The Valspar Corporation, including as Executive Vice
President and President of Global Coatings from 2014 to 2017 and as Senior Vice President, Global
Consumer from 2008 to 2014. Prior to joining Valspar, Mr. Heckes held various leadership roles at
Newell Rubbermaid, including President of Sanford Brands and President of Graco Children’s Products.
Mr. Heckes currently serves as an independent director of Airtron, a privately held HVAC installation and service company. Mr. Heckes holds a B.S. in Industrial Engineering from Iowa State University and an M.S. in Industrial Engineering from the University of Iowa. Mr. Heckes brings to our board of directors extensive experience in corporate leadership, the development and execution of business growth strategies and significant consumer brand and business operating experience.

VERNON J. NAGEL
Vernon J. Nagel, a director since November 2021, previously served as Chairman and Chief Executive
Officer of Acuity Brands, Inc., a publicly traded, leading industrial technology company focused on providing building and lighting solutions primarily for commercial and industrial applications, from
September 2004 until January 2020. He was Executive Chairman from February 2020 until his retirement in December 2020. He joined Acuity Brands in December 2001 as Executive Vice President
and Chief Financial Officer. While at Acuity Brands, Mr. Nagel significantly enhanced shareholder value by introducing innovative technologies, expanding markets served through organic growth and numerous acquisitions, and driving company-wide productivity through the implementation of LEAN business processes. Mr. Nagel currently serves on the board of directors of Southwire, a privately held company that is a leading provider of wire and cable and other electrical solutions, and ScanSource,
Inc., a publicly traded company that is a leading hybrid technology distributor. Mr. Nagel received a
B.B.A. from the University of Michigan and is a Certified Public Accountant (Inactive). We believe that
Mr. Nagel’s extensive experience in strategic, operational, and financial matters as well as executive leadership and corporate governance, over his more than 40-year career, qualifies him to serve on our board of directors.

HARMIT SINGH
Harmit Singh, a director since September 2023, also currently serves as the Chief Financial and Growth
Officer of Levi Strauss & Co., one of the world's largest brand-name apparel companies, where he is responsible for managing finance, strategy, information technology, strategic sourcing, real estate and global business services functions globally.  Previously, Mr. Singh was Executive Vice President and
Chief Financial Officer of Hyatt Hotels Corporation from August 2008 to December 2012. Prior to that, he spent 14 years at Yum! Brands, Inc. in a variety of global leadership roles, including Senior Vice
President and Chief Financial Officer of Yum Restaurants International.  Before joining Yum!, Mr. Singh worked in various financial capacities for American Express India & Area Countries.  Mr. Singh also served on the board of directors and the audit committees of Buffalo Wild Wings Inc. and OpenText
Corporation.  Mr. Singh received a B.A. in Commerce from the University of Delhi (India) and is a
Chartered Accountant from the Institute of Chartered Accountants of India.  Mr. Singh brings over 30 years of experience driving growth for global consumer brands and significant experience as a finance executive to our board of directors. Mr. H. Singh is not related to Jesse Singh, our CEO.

Age: 67
Director Since: 2021
Age: 61
Director Since: 2023
Age: 59
Director Since: 2020

2025 THE AZEK COMPANY Proxy Statement	19	NOMINEES FOR DIRECTOR

BRIAN SPALY
Brian Spaly, a director since August 2020, is a General Partner at Brand Foundry Ventures, an
institutional venture capital fund. Mr. Spaly served as Chairman of Tecovas, Inc., a direct-to-consumer
Western-style apparel brand, from 2017 to 2022, and is the founder and former Chief Executive
Officer of Trunk Club, a personal styling startup focused on making it easy for men and women to discover and acquire stylish clothing without the hassles of the traditional shopping experience. Mr.
Spaly led Trunk Club during its acquisition in August 2014. From 2006 to 2009, Mr. Spaly was the
founder of Bonobos, a men’s clothing company, which was acquired in July 2017. From June 2018 to
September 2021, he served as a member of the board of directors of Deckers Brands, a global portfolio of footwear brands such as UGG, Hoka, Teva and Sanuk. In addition to serving on the board of directors of Tecovas, Inc., Mr. Spaly currently serves on the boards of several other early-stage growth companies. He holds a Bachelor of Arts degree in economics from Princeton University and an M.B.A.
from Stanford University Graduate School of Business. We believe that Mr. Spaly’s experience leading high-growth companies as CEO and public companies as a board member, along with his proven digital and direct marketing experience, will continue to benefit AZEK as we continue to focus on growing our business and further differentiating our leading product offering.

FIONA TAN
Fiona Tan, a director since March 2023, has served as Chief Technology Officer for Wayfair Inc., a leading e-commerce home goods retailer, since March 2022, and as Global Head of Customer and
Supplier Technology for Wayfair Inc. from September 2020 to March 2022. Prior to that Ms. Tan held various leadership positions at Walmart Inc., including Head of Technology, Walmart US from March
2019 to September 2020, Senior Vice President, Engineering, Customer Technology, Walmart Labs
from January 2017 to March 2019 and Vice President, Engineering, International Markets, Walmart
Labs Strategy and Operations from April 2014 to January 2017. Prior to that Ms. Tan was Vice
President, Engineering for Ariba, Inc. Ms. Tan also previously worked for 16 years at TIBCO Software,
Inc., as well as for Oracle Corporation. Currently, Ms. Tan also serves on the board of Stitch Fix, Inc., a leading online personal styling service. Ms. Tan holds an M.S. in Computer Science from Stanford
University and a B.S. in Computer Science and Engineering from the Massachusetts Institute of
Technology. Ms. Tan brings to our board of directors senior executive experience and deep expertise in information and advanced technologies, including artificial intelligence and cybersecurity, having spent her entire career in information technology roles focused on supporting and improving business strategy and operations with a focus on customers and suppliers.

Age: 54
Director Since: 2024
Age: 47
Director Since: 2020

2025 THE AZEK COMPANY Proxy Statement	20	ELECTION OF DIRECTORS
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors has nominated eight candidates for election as directors at the Annual Meeting.  Beginning with this Annual
Meeting, all directors will be subject to annual election for one-year terms.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Gary Hendrickson,
Jesse Singh, Pamela Edwards, Howard Heckes, Vernon J. Nagel, Harmit Singh, Brian Spaly and Fiona Tan as nominees for election as directors at the Annual Meeting. If elected, each of them will serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Each of the nominees is a current member of our board of directors. In connection with the nominations, our board of directors has approved a decrease in the size of the board of directors from nine to eight members, which decrease in the size of the board to be effective upon the election of directors at the Annual Meeting.
If you are a registered stockholder and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Messrs. Hendrickson, J. Singh, Heckes,
Nagel, H. Singh and Spaly and Mses. Edwards and Tan. We expect that each of them will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, we expect your broker, bank or other nominee will not vote your shares on this matter.
Vote Required; Recommendation of the Board of Directors
Our bylaws state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, which means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF GARY
HENDRICKSON, JESSE SINGH, PAMELA EDWARDS, HOWARD HECKES, VERNON J. NAGEL, HARMIT SINGH, BRIAN SPALY AND FIONA
TAN TO THE BOARD FOR A ONE-YEAR TERM EXPIRING IN 2026.

2025 THE AZEK COMPANY Proxy Statement	21	CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Governance Highlights
We are committed to operating with integrity and accountability. Our corporate governance policies set clear expectations and responsibilities for our board of directors, leaders, employees and business partners to ensure we conduct our operations in a manner that is consistent with the highest standards of business ethics and accountability. Corporate governance highlights include the following:
•Independent board chair, board composed of all non-employee directors (other than CEO) and 100% independent committee members;
•Four “audit committee financial experts” serving on audit committee;
•Board oversight of FULL-CIRCLE strategy, including corporate responsibility, and related matters, policies and disclosures and board oversight of risk management;
•Demonstrated director refreshment by adding two new directors in fiscal year 2023 and one new director in fiscal year
2024;
•Policies in place prohibiting short sales, hedging, margin accounts and pledging of our stock applicable to all employees and directors;
•Rigorous stock ownership policy for officers and directors; and
•No supervoting stock.
Commitment to Sustainability and Corporate Responsibility
We are committed to having a positive and lasting impact on the world, including as a recycler and consumer of hundreds of millions of pounds of what could otherwise be landfill-bound waste and scrap each year. Our commitment to environmental and social stewardship is fundamental to the products and innovations we bring to market. By focusing on what positively impacts our products, people and planet the most, our sustainability and social responsibility strategy, which we call our FULL-CIRCLE™ strategy, fuels our growth and profitability. It future proofs our business, enables us to attract and engage employees, customers, suppliers, investors and other key stakeholders, and positions us for long-term success and shared value creation.
In alignment with our core value of always striving to be better today than yesterday, we are committed to building on our strengths and improving how we measure and monitor our progress on our FULL-CIRCLE-related initiatives. Our board of directors oversees our FULL-
CIRCLE matters, including corporate social responsibility and sustainability initiatives, policies and disclosures. See “Role of the Board in
Oversight of FULL-CIRCLE Strategy” below. We believe the following further highlight our commitment to sustainability and corporate responsibility:
•Engaged both internal and external stakeholders on our FULL-CIRCLE strategy and released our fourth annual FULL-CIRCLE report in fiscal year 2024;
•Largest vertically integrated PVC recycler in the United States and divert hundreds of millions of pounds of scrap and waste that otherwise might be destined for landfills and incorporate into our products annually, including approximately 520 million pounds in fiscal year 2024;
•Reused approximately 99% of the scrap generated in our core manufacturing facilities in fiscal year 2024;
•Increased the percentage of recycled content in our PVC decking products (up to 65% recycled content) and trim products
(up to 40% recycled content), as compared to approximately 62% and approximately 33%, respectively, in fiscal year 2023;
•Submitted near-term emissions reduction targets to the Science-Based Targets Initiative for validation;
•Achieved +Vantage Vinyl Verification from the Vinyl Sustainability Council for four years in a row;
•Include FULL-CIRCLE metrics in our annual incentive awards; and
•Continually recognized for sustainability leadership and innovation, including by Good Housekeeping, Green Builder, Fast
Company, Newsweek and USA Today in fiscal year 2024.
Human Capital, Inclusion and Belonging
We are committed to social responsibility within our workforce and believe that cultivating a diverse and inclusive workplace provides for a broad array of viewpoints, talents and skills that drive operational excellence and build a more inclusive future. Our culture is comprised of innovative, growth-minded individuals committed to always doing the right thing, continuous improvement and solving

2025 THE AZEK COMPANY Proxy Statement	22	CORPORATE GOVERNANCE
problems for our customers and partners. We believe the following further highlight our commitment to social responsibility within our workforce:
•Continuing focus on our safety performance, including an improvement in our total recordable incident rate, or TRIR;
•Sponsoring Employee Resource Groups, including for women, veteran, LGBTQ+ and black/African American employees;
•Conducting annual employee-wide engagement surveys and achieving top quartile engagement scores;
•Committed to include diverse candidates in any pool of candidates from which both employees and board of director nominees are chosen; and
•Named one of Chicago Tribune’s Top Workplaces for the fourth year in a row in 2024 and named a 2024 Best Company to
Work For by U.S. News and World Report.
Role of the Board in Oversight of FULL-CIRCLE Strategy
One of our core values is Always Do the Right Thing, which is why we are committed to our FULL-CIRCLE strategy, which encompasses environmental sustainability, social impact and corporate governance. Our FULL-CIRCLE strategy is overseen by our board of directors and our management team, who is ultimately accountable for its success.  Each board committee also plays an important role in assisting the board with overseeing certain aspects of our FULL-CIRCLE strategy and provides regular updates to the full board on its specific areas of oversight responsibility. At the management level, we have also established a FULL-CIRCLE Steering Committee. The FULL-CIRCLE
Steering Committee meets regularly and is responsible for oversight of the day-to-day management of FULL-CIRCLE matters, as well as formulating strategies for achieving FULL-CIRCLE targets and tracking performance to completion.  The FULL-CIRCLE Steering Committee is led by our Vice President of Corporate Affairs who reports directly to our chief executive officer.

Board of Directors

Oversees our overall FULL-CIRCLE strategy, including corporate responsibility and sustainability matters, our objective to continue to increase the amount of recycled material in our products, our human capital and diversity, equity and inclusion programs, our annual
FULL-CIRCLE Report and risks and opportunities related to such matters

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Oversees financial reporting and internal controls, cybersecurity and legal and regulatory compliance	Oversees FULL-CIRCLE components included in our executive compensation program and our compensation disclosures	Oversees FULL-CIRCLE-related board composition and other corporate governance matters

Senior Management and FULL-CIRCLE Steering Committee
Responsible for establishing ambitious but achievable targets as well as day-to-day management of FULL-CIRCLE matters
Board Leadership
Our board of directors is responsible for the supervision and oversight of our business affairs. In executing this responsibility, our board of directors establishes corporate policies, sets strategic direction and oversees management. Our board of directors has not adopted a formal policy with respect to the separation of the offices of Chief Executive Officer and Chair of the board. It is our board of directors’
view that rather than having a rigid policy, our board of directors should determine, as and when appropriate upon consideration of all relevant factors and circumstances, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the board, with Mr. J. Singh serving as our Chief Executive Officer and Mr. Hendrickson serving as non-executive Chair of the board. The board believes this is currently the appropriate structure as it provides Mr. J. Singh with the ability to focus on our day-to-day operations while Mr. Hendrickson focuses on the oversight by our board of directors.
Director Independence
Pursuant to the corporate governance standards of the NYSE, a director employed by us cannot be deemed an “independent director,”
and each other director will qualify as “independent” only if our board of directors affirmatively determines that they have no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. In making such determinations, the board of directors considered that certain directors serve as directors of other companies with which we engage from time to time in the ordinary course of business and, in accordance with our independence standards, determined that none of these relationships were material or impaired the independence of any of our directors or our new director nominee. The fact that a director may own our capital stock is not, by itself, considered a material relationship. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has affirmatively determined that each of Gary

2025 THE AZEK COMPANY Proxy Statement	23	CORPORATE GOVERNANCE
Hendrickson, Sallie B. Bailey, Pamela Edwards, Howard Heckes, Vernon J. Nagel, Harmit Singh, Brian Spaly and Fiona Tan are independent in accordance with the NYSE rules. There are no family relationships among any of our directors or executive officers. For information regarding board committees, see "—Our Board Committees" below.
Meetings of the Board of Directors
Our board of directors held four (4) meetings (including regularly scheduled and special meetings) during our fiscal year 2024. Every director attended at least 75% of the meetings of our board of directors and of any board committees of which they were a member during our fiscal year 2024. Our non-employee directors meet by themselves, without non-independent directors and management present, not less than two times per year. Meetings of our non-employee directors are presided over by the chair of our board of directors. Under our Corporate Governance Guidelines, directors are encouraged and expected to attend our annual meeting of stockholders. Eight of our directors attended our 2024 annual meeting of stockholders.
Our Board Committees
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which currently has the composition and responsibilities described below. From time to time, our board of directors may establish other committees to facilitate the management of our business. A copy of each committee’s charter is posted on the environmental, social and governance section of our website, www.azekco.com. Members serve on these committees until their resignation or until as otherwise determined by our board.
AUDIT COMMITTEE
Current Members: Vernon J. Nagel (Chair), Sallie B. Bailey, Pamela Edwards, Howard Heckes, Brian Spaly, and Fiona Tan
Number of Meetings Held in Fiscal 2024: 11
Our audit committee’s responsibilities include, among other things:
•Overseeing the quality and integrity of our financial statements and the financial reporting process;
•Appointing and overseeing our external auditors and meeting separately with our external auditors to discuss the scope of their work and their findings;
•Overseeing our annual audit process, including considering and discussing with our external auditors and management significant accounting and reporting issues, the results of the audit, whether the financial statements are complete and the audit opinion;
•Reviewing and discussing with our external auditors and
management our annual and quarterly financial statements and earnings press releases;
•Providing oversight with respect to our capital structure, key financial ratios and liquidity;
•Overseeing compliance with our financial covenants and
authorizing prepayment, redemption, repurchase or defeasance of our material indebtedness;
•Overseeing our internal controls and advising management, our internal audit department and our external auditors with respect to internal control matters;
•Reviewing and discussing significant changes to our accounting policies with management and our external auditors;
•Reviewing internal audit reports and regularly evaluating the effectiveness of our internal audit function;
•Monitoring and discussing with management our risk assessment and risk management policies and processes, including risks
related to financial reporting, cybersecurity, and compliance;
•Overseeing the effectiveness of our systems for detecting fraud and monitoring compliance with laws and regulations; and
•Reviewing and assessing audit committee members’ individual performance and the performance of the audit committee as a
whole.
Each member of our audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our board of directors has determined that each of Sallie B. Bailey, Pamela Edwards, Howard Heckes and Vernon J. Nagel is an “audit committee financial expert” as such term is defined under the SEC rules.  All members of the audit committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate.
Ms. Tan joined our audit committee on March 4, 2024. Ms. Bailey is not nominated for reelection at the Annual Meeting.

2025 THE AZEK COMPANY Proxy Statement	24	CORPORATE GOVERNANCE
COMPENSATION COMMITTEE
Current Members: Gary Hendrickson (Chair), Vernon J. Nagel, Harmit Singh
Number of Meetings Held in Fiscal 2024: 5
Our compensation committee’s responsibilities include, among other things:
•Annually reviewing and approving corporate goals and
objectives relevant to our Chief Executive Officer’s
compensation;
•Evaluating our Chief Executive Officer’s performance;
•Approving or recommending to the independent directors to
approve our Chief Executive Officer’s compensation;
•Reviewing and approving, or recommending to the board to
approve, the compensation of our other executive officers;
•Administering our compensation recovery policy and reviewing, approving and overseeing our compensation and benefits plans;
•Approving equity grants and awards;
•Reviewing and approving director compensation policies;
•Developing and recommending to the board of directors to
approve our CEO succession plan;
•Reviewing executive compensation disclosures;
•Reviewing and assessing any “say on pay” advisory votes and the frequency with which we conduct such votes;
•Overseeing our incentive compensation arrangements vis-à-vis our risk management practices and otherwise oversee our
compensation programs from a risk mitigation perspective;
•Assisting the board with stockholder engagement on the subject of executive compensation; and
•Reviewing and approving other policies and practices related to the compensation of our directors, officers and employees.
Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and
SEC rules and regulations. The compensation committee may delegate, to the extent permitted by applicable law, to management or management committees certain of its duties and responsibilities, including the authority to determine the individual amounts of grants to our employees other than our executive officers.
Current Members: Gary Hendrickson (Chair), Sallie B. Bailey, Howard Heckes
Number of Meetings Held in Fiscal 2024: 5
Our nominating and corporate governance committee’s responsibilities include, among other things:
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
•Reviewing and recommending to our board of directors the
skills, experience, characteristics and other criteria for
identifying and evaluating directors;
•Evaluating the composition of our board of directors;
•Identifying, selecting and recommending to our board of
directors individuals to become members of our board of
directors;
•Reviewing our board of directors’ committee structure and
making recommendations regarding the appointment of
directors to committees;
•Reviewing the performance and qualifications of our directors;
•Discussing succession planning for our board of directors and key leadership roles on our board of directors and its
committees;
•Overseeing the annual evaluation of the performance of our
board of directors and each committee thereof;
•Reviewing our corporate governance guidelines, bylaws and
other appropriate policies applicable to our corporate
governance;
•Reviewing each director’s compliance with the requirements of our corporate governance guidelines relating to service on other boards;
•Reviewing and making recommendations with respect to any
stockholder proposals;
•Developing and overseeing our director orientation program and our continuing education program for our directors; and
•Reviewing and resolving potential conflicts of interest involving our directors and officers.
Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE. Ms. Bailey is not nominated for reelection at the Annual Meeting.

2025 THE AZEK COMPANY Proxy Statement	25	CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines, which are designed to assist our board of directors in performing its duties to us and our stockholders. These guidelines provide general guidance to our board of directors with a view to continuing a strong and effective working relationship both among the board members and also between our board of directors and management.
The goal of these guidelines is to reflect current governance practices for our board of directors and to enhance the ability of our board of directors and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by our board of directors at any time. A copy of our Corporate Governance Guidelines is available under the environmental, social and governance section of our website, www.azekco.com.
Our Corporate Governance Guidelines address items such as:
•Board size;
•Director independence qualifications;
•Board composition and diversity;
•Selection and election of directors;
•Director compensation;
•Board responsibilities and expectations of directors, including with respect to director service on other boards;
•Board meetings;
•Board committees;
•Director orientation and education;
•Use of registered public accounting firms;
•CEO succession; and
•Board involvement in stockholder engagement.
Identification and Evaluation of Nominees for Directors; Board Diversity
The nominating and corporate governance committee considers candidates for director from a variety of sources, including candidates who are recommended by other board members and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. The nominating and corporate governance committee also considers candidates for director recommended by stockholders who submit such recommendations in writing to our Corporate Secretary and evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by the other sources referenced above.
In accordance with our Corporate Governance Guidelines, the nominating and corporate governance committee identifies and considers candidates based on a diversity of skills, expertise, industry knowledge, diversity of opinion and perspectives and other attributes. The nominating and corporate governance committee has also committed to including candidates with a diversity of age, gender, ethnicity/
race and education in any pool of candidates from which board of director nominees are chosen. The board of directors also confirms that our policy of non-discrimination applies in the selection of directors.
Director Commitments and Service on Other Boards
Our board of directors believes that service on other boards is value-additive by allowing our directors to gain insight and experience applicable to our corporate governance and risk oversight practices, as well as our business and operations more broadly. However, our board of directors also recognizes the time commitment that service on a board of directors requires, as well as other commitments applicable to our directors, and our Corporate Governance Guidelines therefore establish limits on the number of boards our directors may serve on. Directors who are not public company chief executive officers may serve on a total of four public company boards, including our board. Directors who are also chief executive officers of public companies may serve on a total of two public company boards, including our board. All of our directors and director nominees are in compliance with this policy, and directors are required to consult with the chair of the board and the chair of our nominating and corporate governance committee prior to accepting an invitation to join any other board. In addition, our nominating and corporate governance committee periodically, and at least annually, reviews and evaluates director time commitments, including outside board service and other roles, and considers such commitments when making recommendations regarding director nominations and board leadership roles.
Code of Conduct and Ethics and Code of Ethics for Senior Financial Officers
We have adopted a Code of Conduct and Ethics for all officers, directors and employees. We have also adopted a Code of Ethics for
Senior Financial Officers applicable to our Chief Executive Officer and senior financial officers. We intend to disclose future amendments to certain provisions of our Code of Ethics for Senior Financial Officers, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or other persons performing similar functions, on our website. A copy of

2025 THE AZEK COMPANY Proxy Statement	26	CORPORATE GOVERNANCE
each of our Code of Conduct and Ethics and our Code of Ethics for Senior Financial Officers is available under the environmental, social and governance section of our website, www.azekco.com.
Our Code of Conduct and Ethics addresses items such as:
•Guiding ethical principles for our directors, officers and employees;
•Conflicts of interests;
•Compliance with laws;
•Observance of ethical standards;
•Corporate opportunities;
•Competition and fair dealing;
•Confidentiality and insider trading;
•Protection and use of our assets;
•Equal employment opportunity, non-discrimination and anti-harassment policies;
•Health and safety;
•Environmental protection;
•Conducting international business;
•Accuracy of financial reporting and other public communications;
•Political contributions; and
•Whistleblowers and our ethics hotline.
Our Code of Ethics for Senior Financial Officers addresses items such as:
•Avoiding actual or apparent conflicts of interest;
•Disclosure of any material transaction or relationship that could give rise to a conflict of interest;
•Provision of full, fair, accurate, timely and understandable disclosure;
•Compliance with applicable laws, rules and regulations;
•Support for whistleblowers; and
•Interactions and dealings with our auditors.
Insider Trading Policy; Hedging and Pledging, Derivatives Trading
We have adopted an insider trading policy that is designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. Our insider trading policy prohibits the trading of our securities on the basis of material, nonpublic information, establishes regular blackout periods wherein certain designated employees are prohibited from trading in our securities and requires that all insider 10b5-1 plans comply with applicable law, including with respect to cooling off periods. In addition, under our insider trading policy, our directors, officers and employees are prohibited from engaging in hedging and other monetization transactions (which may include prepaid variable forward contracts, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. We also prohibit our directors, officers and employees from speculating in our equity securities, including through the use of short sales or by trading in options or other derivative securities with respect to our securities.

2025 THE AZEK COMPANY Proxy Statement	27	CORPORATE GOVERNANCE
Stock Ownership Policy
We maintain a stock ownership policy for our executives to increase the alignment of interests between our executives and stockholders.
Our policy provides the following:

Category	Ownership Requirement (multiple of base salary)
CEO	6x
CFO/COO	3x
Other CEO Direct Reports	2x
Other Executive Officers	1x
Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process.
The policy requires retention of 100% of net shares acquired upon any vesting or exercise of equity awards until satisfaction of the ownership requirements for our Chief Executive Officer and retention of 50% of net shares acquired upon any vesting or exercise of equity awards until satisfaction of the ownership requirements for our other executives. For purposes of the stock ownership policy, we include direct ownership of shares and beneficially owned shares held indirectly (e.g. by family members and trusts). Unvested stock awards (including unearned performance-based awards) and unexercised options are not included in determining whether an executive has achieved the requisite ownership levels.
We have also adopted a stock ownership policy for our directors that requires each non-employee director to hold 100% of after-tax shares from director equity awards until the director holds shares, vested deferred stock units, or DSUs, and vested but deferred RSUs with an aggregate value equal to five times the annual cash retainer paid to non-employee directors.
The compensation committee is responsible for monitoring the application of our stock ownership policy. All of our directors and executive officers currently meet the requirements or are otherwise in compliance with the policy via the retention requirement.
Role of the Board in Risk Oversight; Compensation Risk; Cybersecurity Risk
Our board of directors takes an active role in the oversight of risk management, while our management is responsible for addressing the day-to-day risks facing the Company. While our board of directors has primary responsibility for overseeing risk management, our board of directors also delegates certain oversight responsibilities to its committees. For example, our audit committee oversees management of financial risks, including those related to our internal control over financial reporting and disclosure controls and procedures, audit and auditor matters and other accounting matters. With the assistance of our independent compensation consultant, our compensation committee regularly considers and evaluates risks related to our cash and equity-based compensation programs. Our nominating and corporate governance committee oversees management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors, director succession planning and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise. For additional information on the roles and responsibilities of each committee, see "—Our Board Committees."
As noted above, our compensation committee considers and evaluates risks related to our compensation programs. Our compensation committee believes that our compensation programs appropriately incentivize our executive officers to take prudent risks and are focused on both the short-term and the long-term interests of our stockholders, which is reflected by the fact that our executive officers receive a balanced mix of short-term and long-term, performance-based, variable compensation, as well as fixed salary compensation and long-term, service-based compensation. Our compensation committee also believes that excessive risk taking is mitigated by compensation policies we maintain, including our executive officer stock ownership policy, our hedging and pledging prohibitions and our clawback policy. Consistent with SEC disclosure requirements, the compensation committee has worked with management to assess compensation policies and practices for our employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
Cybersecurity continues to be a particularly acute area of risk for companies of all sizes and in all industries, including us.  We maintain a cybersecurity risk management program designed to govern, identify, protect, detect, respond and recover our information systems and data from unauthorized access, use, disclosure, disruption, modification or destruction. We deploy a number of safeguards and processes designed to identify cybersecurity risks and protect our information systems from cybersecurity threats.  For example, we maintain data encryption, monitoring, data storage, identity / authentication controls, including two-factor authentication tools, and anti-malware and anti-virus solutions. We have not experienced a known material information security breach nor incurred material breach-related expenses over the last three years. While management is responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures and day-to-day operations, our audit committee oversees our enterprise risk assessment and management program, which includes oversight of cybersecurity risks.  In performing its oversight responsibilities, our audit committee receives regular reports from, and meets with, our cybersecurity leaders at least semi-annually, to review our information technology and cybersecurity risk profile and to discuss our efforts to prevent, detect, mitigate, and remediate cybersecurity incidents.

2025 THE AZEK COMPANY Proxy Statement	28	CORPORATE GOVERNANCE
Our audit committee, in turn, regularly reports to the full board of directors regarding such oversight. For more information, see Item C.,
Cybersecurity, in our 2024 Annual Report.
Related Persons Transaction Policy
We have adopted formal written procedures for the review, approval or ratification of transactions with related persons, or the Related
Persons Transaction Policy. The Related Persons Transaction Policy provides that the audit committee of our board of directors is charged with reviewing for approval or ratification all transactions with “related persons” (as defined in paragraph (a) of Item 404 of
Regulation S-K) that are brought to the audit committee’s attention. A copy of our Related Persons Transaction Policy is available under the environmental, social and governance section of our website, www.azekco.com. See “Related Person Transactions” below for a description of related person transactions for fiscal year 2024.
Communications with the Board of Directors
Although we do not have a formal policy regarding communications with our board of directors, stockholders, employees and others who are interested in communicating with our board of directors may do so by writing to us at The AZEK Company Inc., Attn: Corporate
Secretary, 1330 W Fulton Street #350, Chicago, Illinois 60607. The Corporate Secretary will forward to the chair of our board of directors and such other board members as may be deemed appropriate any such communication, provided that such communication addresses a legitimate business issue.
Non-Employee Director Compensation
DIRECTOR COMPENSATION PROGRAM
We have adopted a director compensation program that was developed primarily based on peer benchmark data in consultation with our independent compensation consultant. The program is annually reviewed and considered relative to the programs of the same peer group used for our executive compensation program, and, if appropriate, modified, by our compensation committee, also with the assistance of our independent compensation consultant. We allow our directors to defer compensation in the form of DSUs, which are subject to our director stock ownership policy describe above. As of September 30, 2024, the program provided the following compensation for non-employee directors:

	Annual Cash Retainer ($)(1)	Equity Compensation Grant Value ($)	One-Time AZEK Product Reimbursement ($)
Board Member	90,000	125,000(2)	25,000
Chair of the Audit Committee	20,000
Chair of the Compensation Committee	17,500
Chair of the Nominating and Corporate Governance Committee	15,000
Non-executive Chair	50,000	50,000(2)
Inaugural Equity Award		105,000(3)
(1)Paid quarterly in arrears.
(2)RSUs granted annually in connection with our annual stockholder meeting and vest on the earlier of the first anniversary of the grant date or the following annual stockholder meeting.
(3)RSUs granted in connection with a director joining the board of directors and vest on the third anniversary of the grant date.
Effective as of the date of the Annual Meeting, each of the annual cash retainer and the annual equity grant will increase by $5,000 per year, the non-executive chair cash retainer and annual equity grant will each increase by $7,500, and audit committee members will receive an additional $7,500 cash retainer.

2025 THE AZEK COMPANY Proxy Statement	29	CORPORATE GOVERNANCE
FISCAL 2024 DIRECTOR COMPENSATION TABLE
The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended September 30, 2024 by the directors who were not also NEOs. Mr. J. Singh did not receive any additional compensation for his service on the board of directors during the year ended September 30, 2024. Mr. J. Singh’s compensation for the year ended September
30, 2024 is set forth under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
Sallie B. Bailey	$90,000	$125,009	—	—	$215,009
Pamela Edwards	$90,000	$125,059	—	—	$215,059
Howard Heckes	$90,000	$125,009	—	—	$215,009
Gary Hendrickson	$137,061	$160,504	—	—	$297,565
Vernon J. Nagel	$110,000	$125,079	—	—	$235,079
Harmit Singh	$90,000	$125,065	—	—	$215,065
Brian Spaly	$90,000	$125,065	—	$25,000	$240,065
Fiona Tan(1)	$52,665	$230,031	—	—	$282,696
(1)Ms. Tan joined the board of directors on March 1, 2024.
(2)The amounts in this column reflect all cash retainers earned for fiscal year 2024 applicable to each director, whether received as cash or deferred in the form of DSUs. During fiscal year 2024, each of Messrs. Hendrickson, Nagel, H. Singh and Spaly and Ms. Edwards elected to defer some or all of their cash retainers. As of September 30, 2024, the aggregate number of DSUs held by each current director was as follows: Mr. Hendrickson: 2,941; Mr. Nagel: 2,450; Mr. H. Singh: 1,038; Mr. Spaly: 1,038; and Ms. Edwards: 263.
(3)The amounts in this column reflect (i) annual RSU awards with a grant date fair value of $125,009, (ii) a prorated annual chair equity grant for Mr. Hendrickson with a grant date fair value of $35,436 following the final vesting of options he received in connection with the IPO, (iii)
an inaugural RSU award with a grant date fair value of $105,022 for Ms. Tan, and (iv) the incremental grant date fair value of DSUs issued to
Messrs. Hendrickson ($59), Nagel ($69), Splay ($55), H. Singh ($55), and Ms. Edwards ($49) during the fiscal year. Such incremental grant date fair value of DSUs is due to rounding when determining the number of DSUs to be issued as a result of the applicable director’s election to defer some or all of their cash retainers. The grant date fair value of each stock award was computed in accordance with
Accounting Standards Codification 718 issued by the Financial Accounting Standards Board, or FASB ASC 718, and reflects the upward rounding of fractional shares.
For each non-employee director, the aggregate number of stock awards outstanding as of the end of fiscal year 2024 was: Ms. Bailey: 2,558;
Ms. Edwards: 6,135; Mr. Heckes: 4,540; Mr. Hendrickson: 18,736; Mr. Nagel: 22,756; Mr. H. Singh: 6,910 and Mr. Spaly: 3,596. This includes
RSUs that had not yet vested or for which settlement has been deferred and DSUs that had not settled.
(4)For each non-employee director, the aggregate number of option awards outstanding as of the end of fiscal year 2024 was: Ms. Bailey:
30,260; Mr. Hendrickson: 564,439; and for all other non-employee directors: 0.
(5)The amount in this column reflects the value of AZEK products purchased by Mr. Spaly and reimbursed by us pursuant to our director product purchase benefit described above.
Director and Officer Indemnification Agreements
In addition to the indemnification and advancement of expenses required in our Certificate and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. For additional information, please see “Related Person Transactions—Limitations of Liability;
Indemnification of Directors and Officers.”

2025 THE AZEK COMPANY Proxy Statement	30	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending September 30, 2025. PwC has served as our independent registered public accounting firm since 2010.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the year ending September 30, 2025. Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by Delaware law, our Certificate or our bylaws. However, our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders.
If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment. Representatives of
PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The audit committee engaged PwC to perform an annual audit of the Company’s financial statements for fiscal year 2024. The audit committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.
Pursuant to SEC rules, the fees billed by PwC are disclosed in the table below:

	FY 2024	FY 2023
Audit Fees	$2,945,000	$1,700,000
Audit Related Fees	—	$165,000
Tax Fees	—	—
All Other Fees	$2,000	$900
Total PwC Fees	$2,947,000	$1,865,900
AUDIT FEES
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, issuances of consents and similar matters, as well as services rendered in connection with the Restatement. See "—Restatement & Fiscal Year 2024 Clawback" for more information.
AUDIT-RELATED FEES
Consists of fees for professional services rendered in connection with our secondary offering completed in fiscal year 2023.
TAX FEES
No tax fees were billed in fiscal years 2023 or 2024.
ALL OTHER FEES
Consists of fees for permitted products and services other than those that meet the criteria above.
Auditor Independence
In our fiscal year ended September 30, 2024, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

2025 THE AZEK COMPANY Proxy Statement	31	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or the PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee pre-approves all audit and permissible non-
audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services provided by PwC in fiscal 2024 and 2023 were pre-approved by our audit committee.
Vote Required; Recommendation of the Board of Directors
The ratification of the appointment of PwC requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not counted as shares entitled to vote on this proposal, and thus, will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE CURRENT FISCAL YEAR.

2025 THE AZEK COMPANY Proxy Statement	32	REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
The audit committee is composed of directors who each satisfy the independence, financial literacy and other requirements of NYSE listing standards and U.S. federal securities laws.
The primary purpose of the audit committee is to assist our board of directors in overseeing (1) the integrity of our financial statements,
(2) our compliance with legal and regulatory requirements, (3) our internal controls, (4) our independent auditors’ qualifications and independence, (5) the performance of the independent auditors and our internal audit function and (6) other matters as set forth in the audit committee’s charter. The audit committee is further responsible for the appointment and oversight of our independent auditor and is involved in the selection of the independent auditor’s lead audit partner.
Our management has responsibility for preparing our financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. PwC, the audit committee-appointed independent registered public accounting firm for the fiscal year ended September 30, 2024, is responsible for auditing our financial statements and expressing opinions on the conformity of our audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of our internal control over financial reporting.
In its role of financial reporting oversight, the audit committee has reviewed and discussed the Company’s audited financial statements for the year ended September 30, 2024 with management and PwC and reviewed and discussed the results of PwC’s examination of the financial statements. The audit committee also discussed with management, PwC and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The audit committee reviewed with both PwC and our internal auditor their audit plans, audit scope and identification of audit risks.
Representatives of PwC attended all regularly scheduled meetings of the audit committee during the year ended September 30, 2024.
The audit committee has discussed with PwC the matters required to be discussed by the PCAOB. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed PwC’s independence with PwC. In addition, the audit committee has received written material addressing PwC’s internal quality control procedures and other matters. The audit committee also met with PwC and the head of Internal Audit, with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. Management has represented to the audit committee that the
Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.
Based on the foregoing, the audit committee has recommended to our board of directors that such audited financial statements be included in our 2024 Annual Report as filed with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Vernon J. Nagel (Chair)
Sallie B. Bailey
Pamela Edwards
Howard Heckes
Brian Spaly
Fiona Tan
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities
Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

2025 THE AZEK COMPANY Proxy Statement	33	EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers and persons chosen to become executive officers as of
January 6, 2025. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. On January 6, 2025, we announced the appointment of Mr. Lada as Senior
Vice President, Chief Financial Officer and Treasurer, succeeding Mr. Clifford, effective as of January 24, 2025.

Name	Age	Position(s)
Jesse Singh	59	Chief Executive Officer, President and Director
Peter Clifford	54	Senior Vice President, Chief Operations Officer and Chief Financial Officer (Outgoing)
Ryan Lada	37	Vice President and Chief Financial Officer - Residential Segment (Incoming Senior Vice President, Chief Financial Officer and Treasurer)
Jonathan Skelly	47	President, Residential and Commercial
Morgan Walbridge	46	Senior Vice President, Chief Legal Officer and Secretary
Samara Toole	59	Senior Vice President and Chief Marketing Officer
Sandra Lamartine	55	Senior Vice President and Chief Human Resources Officer
Rakesh Mohan	55	Chief Digital and Technology Officer
Jesse Singh, a director since he joined us in June 2016, is our Chief Executive Officer and President. Prior to joining us, Mr. Singh worked for 14 years at the 3M Company, a manufacturer and marketer of a range of products and services through its safety & industrial, transportation & electronics, health care and consumer segments, and served in numerous leadership roles at 3M, including Chief
Commercial Officer, President of 3M’s Health Information Systems business and VP of the Stationery and Office supplies business, which included the iconic Post-it and Scotch Brands. During his career at 3M, Mr. Singh was involved in running 3M’s worldwide, customer-
facing operations, which was comprised of 4,000 shared services, 12,000 sales and 5,000 marketing professionals. He also served as CEO of 3M’s joint venture in Japan and led 3M’s global electronics materials business. Mr. Singh currently serves on the board and as a member of the audit and compensation committees of Carlisle Companies Incorporated. Mr. Singh brings to our board of directors extensive senior leadership experience and a comprehensive knowledge of our business and perspective of our day-to-day operations.
Peter Clifford is currently serving as our Senior Vice President, Chief Operations Officer and Chief Financial Officer and joined us in
August 2021. Prior to joining us, Mr. Clifford served as President and Chief Operating Officer, from May 2019 to August 2021, as well as
Chief Financial Officer, from March 2015 to May 2019, of Cantel Medical Corp., which was publicly traded until its acquisition by STERIS plc in June 2021. Before joining Cantel Medical Corp., from March 2006 to March 2015, Mr. Clifford held many senior financial positions at IDEX Corporation, including as Chief Financial Officer of IDEX Corporation’s Fluid Metering Technology and Health & Science
Technologies Divisions. Mr. Clifford also worked in various financial leadership roles at General Electric Company before joining IDEX
Corporation.
Ryan Lada is currently serving as the Company's Vice President & Chief Financial Officer - Residential Segment, overseeing financial planning and analysis, accounting, commercial and operational finance capabilities, as well as corporate investor relations initiatives. Mr.
Lada brings more than fifteen years of global finance experience across multiple industries. Prior to joining the Company, Mr. Lada was most recently Vice President of Finance for Tank Holding Corp. from September 2021 to June 2022, and, prior thereto, held various financial roles of increasing responsibility at Cantel Medical Corporation, including Vice President, Investor Relations & Treasury, Chief
Financial Officer of the Global Medical Division, and Chief Financial Officer, Europe, Middle East & Africa, from August 2015 until Cantel was acquired by STERIS plc in June 2021. Mr. Lada has also held a range of financial leadership positions with General Electric Company,
IDEX Corporation & Medtronic Inc. over his career.
Jonathan Skelly is currently serving as our President, Residential and Commercial and joined us in January 2018. Mr. Skelly has more than 20 years of sales, customer service, strategy, mergers & acquisitions, and integration experience. He most recently served as our
President, Residential Segment, and prior thereto, as our Senior Vice President of Customer Experience. Prior to joining us, Mr. Skelly served as Vice President of Corporate Development for W. W. Grainger, Inc., an industrial supply company, from 2010 to December
2017. During that time, Mr. Skelly was responsible for all global and domestic corporate development and mergers and acquisitions.
Prior to that, he held a variety of leadership positions including Director of Strategic Business Development for The Home Depot Inc. and
Director of Mergers & Acquisitions for Hughes Supply, Inc.
Morgan Walbridge is currently serving as our Senior Vice President, Chief Legal Officer and Secretary. Prior to joining us in February
2021, Ms. Walbridge served as Deputy General Counsel and Secretary of Century Aluminum Company from March 2014 to February
2021. Prior thereto, Ms. Walbridge was Associate General Counsel and Assistant Secretary of Thompson Creek Metals Company from
March 2011 to March 2014. Ms. Walbridge began her legal career as a corporate transactional attorney at McDermott, Will & Emery.
Ms. Walbridge has over 20 years of experience as a corporate attorney and has spent nearly 15 years in-house at publicly traded companies.

2025 THE AZEK COMPANY Proxy Statement	34	EXECUTIVE OFFICERS
Samara Toole is currently serving as our Senior Vice President and Chief Marketing Officer. Prior to joining us in October 2021, Ms. Toole had over 20 years of experience driving growth and building brands for purpose-driven companies in the home, lifestyle, and consumer products industries. Most recently, Toole served as Chief Marketing Officer of California Closet Company, Inc. from November 2014 to
April 2021, where she drove significant growth by developing a sophisticated multi-touchpoint marketing strategy, up leveling ecommerce and marketing software tools, and overseeing the production of award-winning content. Prior to that, Ms. Toole served as the Senior Vice President of Marketing for Serena & Lily, Inc., a luxury lifestyle brand, from January 2006 to November 2014, and Ms.
Toole held other senior-level roles in the lifestyle and consumer product categories prior thereto.
Sandra Lamartine is currently serving as our Senior Vice President and Chief Human Resources Officer and joined us in April 2021. Ms.
Lamartine brings to AZEK more than two decades of experience in organizational design, leadership development and talent management, spanning a number of industries, including building products, professional services, telecommunications and nutrition/
dairy. Most recently, from 2016 to 2021, Ms. Lamartine served as Chief People Officer for Glanbia Nutritionals under Glanbia, Inc.
Previously, from 2007 to 2016, Ms. Lamartine held various roles at James Hardie Building Products, including serving as the top HR executive from 2010 to 2016, overseeing initiatives that created a significant reduction in employee turnover, as well as the creation of award-winning development and onboarding programs.
Rakesh Mohan is currently serving as our Chief Digital and Technology Officer. Prior to joining us in October 2024, Mr. Mohan was Chief
Information Officer and Vice President, Home Comfort Solutions with Lennox International Inc., where he oversaw information technology aspects of Lennox’s Residential business units and plants. Mr. Mohan brings decades of information technology experience and leadership to AZEK during a pivotal time in the development of increasingly advanced information technologies and their applications. Prior to joining Lennox in 2016, Mr. Mohan served in various information technology leadership roles at Colfax/ESAB,
Flowserve Corporation, and the Samsung Group.

2025 THE AZEK COMPANY Proxy Statement	35	COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION
AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation program and philosophy, the decisions made by our compensation committee and the various factors that the compensation committee considers when making those decisions. Our executive compensation program is designed to align with the interests of our stockholders as well as our other stakeholders, including our other employees and the communities in which we operate. For fiscal year 2024, our NEOs were:

Jesse Singh	Peter Clifford	Jonathan Skelly	Samara Toole	Morgan Walbridge
President and Chief Executive Officer	SVP, Chief Operations Officer and Chief Financial Officer	President, Residential and Commercial	SVP, Chief Marketing Officer	SVP, Chief Legal Officer and Secretary
Fiscal Year 2024 Financial Performance Summary
During fiscal year 2024, we continued to execute against our strategy of delivering long-term, sustainable growth and value creation.  We achieved record financial results, drove material conversion from traditional materials, such as wood, to our type of sustainable, low-
maintenance materials, increased manufacturing productivity and improved operating leverage, all resulting in the delivery of above-
market growth and margin expansion. Net sales for fiscal 2024 increased by $71.1 million year-over-year, or 5%, to approximately $1.44 billion, driven primarily by Residential net sales, which grew 12% year-over-year, after delivering approximately 5% growth in fiscal year
2023 and 12% growth in fiscal year 2022. Fiscal year 2024 net income and Adjusted EBITDA increased year over year by 146% to $153.4 million, and by 34% to $379.3 million, respectively. Net profit margin expanded 600 basis points year over year to a record 10.6%, and
Adjusted EBITDA Margin expanded 560 basis points year over year to a record 26.3%. Cash from operating activities and Free Cash Flow each remained strong at $224.5 million and $147.3 million, respectively. We also invested in future manufacturing and recycling capacity, simplified our business to focus on faster-growing Residential opportunities with the divestiture of the Commercial segment’s
Vycom business, refinanced our debt with more favorable terms and returned approximately $243 million to stockholders through share repurchases.

FINANCIAL HIGHLIGHTS
$1.44B (↑5% YoY)	Consolidated Net Sales

$153M (↑146% YoY)	Net Income

$224M	Cash Flow from Operations

$379M (↑34% YoY)	Adjusted EBITDA

$147M	Free Cash Flow

$243M	Returned to Stockholders Via Share Repurchases
[1]Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and should not be considered in isolation or as substitutes for any financial measures reported under GAAP. For more information, including reconciliations to their closest comparable GAAP measures, see pages 42-47 of our 2024 Annual
Report.

COMPANY
HIGHLIGHTS
RECEIVED NUMEROUS AWARDS AND RECOGNITIONS
#1 or #2
"Brand Awareness" and "Brand Most Used"2
2  Source: Builder Brand Use Study and Remodeling Brand Use Study. Products ranked were TimberTech decking and railing and AZEK trim.

2025 THE AZEK COMPANY Proxy Statement	36	COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 Say-on-Pay Results and Stockholder Engagement
Each year, we consider the result of the Say-on-Pay vote cast by our stockholders and maintain a robust stockholder engagement program to properly understand stockholder interests. While we received the support of over 93% of votes cast for our fiscal year 2022
Say-on-Pay vote, our fiscal year 2023 Say-on-Pay vote received approximately 79% of votes cast in favor. Although this outcome reflects support from a substantial majority of our stockholders, we were nonetheless disappointed with the results of our fiscal year 2023 Say-
on-Pay vote, and we are committed to understanding and responding to our stockholders' feedback. In connection with and prior to our
2024 annual meeting of stockholders, we engaged in direct stockholder outreach designed to understand any concerns regarding our executive compensation program. We reached out to virtually all of our top 50 stockholders at that time, which represented over 80% of total shares outstanding. The chair of our compensation committee participated in several of these discussions, allowing the chair the opportunity to discuss directly with stockholders their views about the Company's direction, financial performance and executive compensation program.  Later in fiscal year 2024, after receiving the vote results from our 2024 annual meeting of stockholders, we conducted additional, off-cycle engagement with our stockholders not only to  address any concerns regarding our executive compensation program, but also to provide our stockholders with an opportunity to engage on other topics of interest.
2024 Stockholder Engagement - By the Numbers
The below summarizes our fiscal year 2024 stockholder engagement efforts, with percentage information as of September 30, 2024.
94%
Percentage of Top 50 Stockholders whom We
Invited to Engage in Connection with 2024 Annual
Meeting of Stockholders
100%
Percentage of Top 25 Stockholders
whom We Invited to Engage Near
Fiscal Year End
Percentage of Our Common Stock as of
September 30, 2024 Owned by Stockholders with
whom We Engaged
~267
~74%
Investor Interactions in FY2024
2024 Stockholder Engagement - Feedback and Responses
Through these engagement efforts, we elicited stockholder perspectives related to our executive compensation program, including program design elements, and input on specific actions to inform our response to our fiscal year 2023 Say-on-Pay vote.  The feedback received during these meetings was then shared and discussed with our compensation committee.  The table below describes what we heard from our stockholders and actions taken in response.

What We Heard	How We Have Responded
PSUs, or "pure" performance based awards (versus RSUs and options), should comprise >50% of executive officers' long-term incentive compensation.
In response to feedback from our stockholders, for fiscal 2025 long-term incentive awards, the compensation committee increased the allocation of PSUs in each executive officer's long-term incentive award from 50% to
55%, with RSUs still comprising 25% and options comprising 20% (down from 25%).

Remove "outsized" peers from peer group to reduce the potential for misalignment between pay and performance.
Each year, the compensation committee, with the advice of our independent compensation consultant, evaluates whether our peer group remains appropriate for benchmarking purposes. For both fiscal years 2024 and 2025 compensation decisions, we adjusted our peer group to remove companies that were no longer sufficiently comparable in terms of size, financial performance or business fit and to add companies that are. In certain cases, we may choose to include companies that are larger than AZEK as long as they are strong business comparators with significant presence in the outdoor living industry. We also include companies that are smaller than us for the same qualitative reasons. We believe AZEK’s positioning relative to peer median size metrics is balanced.  For further discussion of the compensation committee's peer group selection process and specific companies that were added or removed for purposes of fiscal 2024 and 2025 compensation decisions, see “Compensation
Discussion and Analysis—Benchmarking.”

Consider introducing a "return on invested capital" metric to better assess and incentivize management in allocating capital to profitable projects and investments.
To align with our strategy of providing a strong return on invested capital and to more closely measure how our entire asset base is performing, for PSUs granted in fiscal years 2024 and 2025, the compensation committee replaced RONTA with Adjusted ROIC. For a discussion of such performance measures, see "—2024 NEO
Compensation Details—Long-Term Incentives."

Reduce influence of duplicative performance measures in short-and long-term incentive compensation to avoid rewarding executives for the same performance.
In order to reduce the duplication between the short- and long-term incentive plans, the compensation committee increased the percentage weighting of Adjusted ROIC for PSUs granted in fiscal years 2024 and 2025 to 20% from
10% for RONTA.  The weightings of net sales and Adjusted EBITDA were both adjusted from to 45% to 40%. For a discussion of such performance measures, see "—2024 NEO Compensation Details—Long-Term Incentives."

Enhance disclosure of individual and FULL- CIRCLE goals under the annual incentive and forward-looking performance goals for our PSUs.
Our compensation committee believes that including individual goals and the achievement of specific strategic priorities, which constitute quantitative and qualitative objectives, within the annual incentive promotes the execution of the company's strategy in areas that are critical to our success and allows for assessment of each
NEO's individual contributions during the fiscal year.
In response to feedback from investors, we have significantly enhanced our disclosure of the compensation committee's philosophy, process and evaluation of the individual and FULL-CIRCLE goals in this proxy statement, see "—2024 NEO Compensation Details—Annual Incentives." The disclosure of forward-looking performance goals under the PSUs can be competitively sensitive; however, our compensation committee intends for such goals to be achievable but rigorous and aligned with our general guidance to investors. We have also continued to provide disclosure of performance under the PSUs after the conclusion of the applicable performance period, providing investors an opportunity to evaluate the rigor of the performance goals at the time of vesting, see "—2024 NEO
Compensation Details—Long-Term Incentives."

2025 THE AZEK COMPANY Proxy Statement	37	COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
Our executive compensation program is designed by our compensation committee to (i) align executive compensation with our financial and operational performance; (ii) attract, retain and motivate key executives critical to achieving our vision and strategy; and (iii) reward such executives for delivering desired business results and stockholder value, while protecting against excessive risk taking.
Consistent with this philosophy, performance-based compensation represented a significant portion of our NEO’s target total compensation for fiscal 2024. In particular, 100% of the cash incentive awards paid to our NEOs under our annual incentive plan are tied to pre-established financial and/or individual performance goals designed to be aligned with our operational and long-term strategic initiatives. In addition, 50% of the equity awards granted to our NEOs under our 2024 long-term incentive compensation program were
PSUs, which vest based on pre-established financial goals and are awarded to incentivize achievement of our financial and performance goals over a multi-year timespan and tie our NEOs’ compensation to those goals and long-term stockholder value. 25% of such awards are granted in the form of stock options, which are awarded to motivate our NEOs by ensuring that they only have value to the extent the market price of our Class A common stock increases. The remaining 25% of such awards are granted in the form of RSUs, which are awarded to promote retention and further tie our NEOs’ compensation to long-term stockholder value. Following engagement with our stockholders described above, for fiscal year 2025, our compensation committee rebalanced our long-term incentive compensation program to provide our NEOs with a mix of 55% PSUs, 25% RSUs and 20% stock options. While our compensation committee believes that the prior mix of PSUs, RSUs and stock options has appropriately motivated our NEOs in furtherance of our success, our compensation committee believes that this rebalancing of PSUs, stock options and RSUs further aligns our NEOs' compensation with our stockholders’ realization of value.
We assess the market competitiveness of our executive compensation program based on peer group data to deliver a total package consisting of base salary, annual incentive awards, long-term incentive awards, retirement benefits and other perquisites intended to be competitive for the relevant market for executive talent and closely aligned with the interests of our stockholders. The compensation committee may position an executive’s target compensation below or above the median range to balance our overall performance and the individual performance of our executive officers with our pay-for-performance philosophy. In setting target compensation levels, the compensation committee also considers an executive’s experience and skill set, among other factors.
Roles and Responsibilities
Role of the Compensation Committee
Our compensation committee is primarily responsible for establishing and overseeing our general compensation strategy. In addition, the compensation committee oversees our compensation and benefit plans and policies, administers our omnibus equity incentive plan and reviews and approves compensation decisions relating to our executive officers, including our Chief Executive Officer. Our compensation committee has structured our executive compensation program to align with a compensation philosophy that is based on several objectives, including instilling an ownership culture and linking the interests of our executive officers with those of our stockholders and our other stakeholders; paying for performance; rewarding executive officers for achievement of both our annual and longer-term financial and key operating goals; and facilitating the attraction, motivation and retention of highly talented executive leaders. In addition to structuring our overall executive compensation program, our compensation committee routinely reviews, with the assistance of management and our independent compensation consultant, the actual compensation of our executive officers in the context of both our corporate goals and performance and our performance relative to our peers, as well as our peers’ executive compensation levels and programs. Further, our compensation committee reviews and approves annual grants and other incentive compensation awarded to our executive officers and certain other key employees, confirms that proper due diligence, deliberations and reviews of our executive compensation and overall compensation philosophy and strategy are conducted and oversees risks associated with our compensation practices.
While our compensation committee reviews our executive compensation programs throughout the year, decisions with respect to salary increases, annual incentives and long-term incentives, including the metrics and goals used to measure the performance of our executive officers and other employees, are typically made during the first fiscal quarter of each fiscal year. These decisions follow discussions that our compensation committee holds with and without management and our independent compensation consultant. In determining annual and long-term compensation amounts, our compensation committee reviews our performance over the prior year and, more generally, the performance of each individual executive officer. In determining our Chief Executive Officer’s compensation, our compensation committee considers, among other things, our performance relative to our peers, the value of incentive awards granted to Chief Executive Officers of our peers and the value of awards granted to our Chief Executive Officer in prior years. Consideration is also given to compensation elements such as bonuses and perquisites, if any.
Role of Management
Management, and in particular our Chief Executive Officer, consults with our compensation committee with respect to our overall compensation philosophy, our compensation programs and objectives and compensation decisions with respect to individual executives and other employees. Management also presents regularly to the compensation committee with respect to our performance and strategy, both in order to keep the compensation committee apprised of how our performance will impact outstanding incentive awards and to inform the compensation committee with respect to future compensation decision-making. Management also provides the compensation committee with individual evaluations of each executive officer in connection with determining such officer’s achievement of personal objectives and such officer’s target compensation for the following fiscal year.

2025 THE AZEK COMPANY Proxy Statement	38	COMPENSATION DISCUSSION AND ANALYSIS
The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Chief Executive Officer makes such recommendations regarding base salary and short-term and long-term compensation for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of their duties and their achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive
Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters.
Role of the Independent Compensation Consultant
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. For fiscal year 2024, our compensation committee retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook primarily advised the compensation committee with respect to our compensation philosophy and objectives, our determination of appropriate peers for benchmarking executive compensation levels and practices, market pay levels, our executive compensation risk assessment, the positioning of our director and executive compensation policies within these frameworks, the forms of long-term incentive awards issued to our directors and executive officers, and our compensation-
related proxy disclosure. The compensation committee consulted with FW Cook regularly throughout the year, and one or more representatives of FW Cook attended portions of our compensation committee meetings. The compensation committee considered the information presented by its independent compensation consultant, but all decisions regarding the compensation of our executive officers were made independently by the compensation committee. In fiscal year 2024, in compliance with SEC and NYSE rules, the compensation committee assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent
FW Cook from independently advising the compensation committee. FW Cook did not provide any services to us in fiscal year 2024 other than the services provided to the compensation committee.
Benchmarking
Each year, our compensation committee reviews the peer group for compensation benchmarking comparison purposes to ensure that it continues to be an appropriate benchmark to inform executive compensation decisions and to identify any appropriate changes.  The compensation committee, in consultation with its independent executive compensation consultant, uses a multi-pronged screening process to develop and evaluate peers for consideration in our peer group.  The purpose of the screening process is to determine whether current peers continue to be of reasonable financial size and business comparability and to identify potential peers, giving preference to companies that meet as many objective selection criteria (e.g., size relative to revenue and market capitalization, similarly situated industries, and go-to market strategies) as possible.  In certain cases, we may choose to include companies that are larger than
AZEK as long as they are strong business comparators with significant presence in the outdoor living industry. We also include companies that are smaller than us for the same qualitative reasons.
Each year, the compensation committee, with the advice of our independent compensation consultant, evaluates whether our peer group remains appropriate for benchmarking purposes. For both fiscal years 2024 and 2025 compensation decisions, we adjusted our peer group to remove companies that were no longer sufficiently comparable in terms of size, financial performance or business fit and to add companies that are. In certain cases, we may choose to include companies that are larger than AZEK as long as they are strong business comparators with significant presence in the outdoor living industry. We also include companies that are smaller than us for the same qualitative reasons. Over 2024 and 2025, we removed five larger companies to address concerns relating to "outsized" peers. We believe AZEK’s positioning relative to peer median size metrics is balanced.  For further discussion of the compensation committee's peer group selection process, see “Compensation Discussion and Analysis—Benchmarking.”
For fiscal year 2024 compensation decisions, in May 2023, the compensation committee, in consultation with FW Cook, reviewed our positioning relative to the fiscal year 2023 compensation peer group and made the determination to remove seven peers and add four new peers.  Certain peers, such as A.O. Smith, Pool Corporation, Lennox International and Floor & Decor Holdings were removed to position us closer to the peer median on key metrics.  The companies included in our peer group for fiscal year 2024 benchmarking purposes are below. As of the time when fiscal year 2024 compensation decisions were made, our revenue was between the peer 25th percentile and median, while our market capitalization was between the peer median and 75th percentile.

AAON, Inc.	Hayward Holdings, Inc.	Scotts Miracle-Gro Co.
Advanced Drainage Systems	Installed Building Products, Inc.	Simpson Manufacturing Co., Inc.
Armstrong World Industries, Inc.	James Hardie Industries plc	SiteOne Landscape Supply, Inc.
CSW Industrials, Inc.	Masonite International Corporation	Trex Company, Inc.
Fortune Brands Innovations, Inc.	PGT Innovations, Inc.	Yeti Holdings, Inc.
Gibraltar Industries, Inc.	RH
For fiscal year 2025 compensation decisions, in June 2024, the compensation committee, in consultation with its independent executive compensation consultant, reviewed the company's positioning relative to the fiscal year 2024 compensation peer group.  For fiscal year

2025 THE AZEK COMPANY Proxy Statement	39	COMPENSATION DISCUSSION AND ANALYSIS
2025, RH and SiteOne Landscape Supply were removed to further balance our positioning relative to median revenue and market capitalization.  Two of our fiscal year 2024 peers, Masonite International Corporation and PGT Innovations, were also removed due to the fact that they were acquired and were no longer available as peers.  Fortune Brands and James Hardie were retained in the compensation peer group as strong business comparators with a presence in the outdoor building products industry.  The companies included in our peer group for fiscal year 2025 total direct compensation opportunity benchmarking purposes are below. The changes approved for fiscal 2025 compensation decisions maintained the company's positioning for revenue between the peer 25th percentile and median and market capitalization between the peer median and 75th percentile.

AAON, Inc.	Gibraltar Industries, Inc.	Simpson Manufacturing Co., Inc.
Advanced Drainage Systems	Griffon Corporation	Summit Materials, Inc.
Armstrong World Industries, Inc.	Hayward Holdings, Inc.	Trex Company, Inc.
CSW Industrials, Inc.	Installed Building Products, Inc.	YETI Holdings, Inc.
Eagle Materials Inc.	James Hardie Industries plc	Zurn Elkay Water Solutions Corporation
Fortune Brands Innovations, Inc.	Scotts Miracle-Gro Co.
Each year, the compensation committee reviews an analysis prepared by its independent compensation consultant that assesses the competitive position of each of our executive officers' compensation relative to benchmark data of the compensation peer group to assist the compensation committee in setting compensation for the upcoming fiscal year.  An individual's compensation may ultimately be positioned above or below market due to a variety of factors, such as specific responsibilities, experience, performance in role, and pay positioning required to attract and retain top talent necessary to execute against the company's  strategic goals.
Elements of Executive Compensation
Our executive compensation program is made up of the following principal components. Detailed narratives of these compensation elements are provided below under "—2024 NEO Compensation Details."

Base Salary	Base salaries provide a fixed level of compensation for our executive officers and are designed to attract and retain talented executives and to provide a competitive and stable component of income.
Annual Incentive
Our annual incentive provides a competitive incentive opportunity for achieving financial performance and operational and individual objectives over a one-year performance period. Although measured on an annual basis, the performance goals are designed to be aligned with our operational and long-term strategic initiatives.

Long-Term Incentives
Through fiscal year 2024, long-term incentives have been composed 50% of PSUs, 25% of stock options and
25% of RSUs.
•PSUs vest based on pre-established financial goals and are awarded to incentivize achievement of our financial and performance goals over a multi-year timespan and tie our executive officers'
compensation to those goals and long-term stockholder value.
•Stock options motivate our executive officers by ensuring that they only have value to the extent the market price of our stock increases.
•RSUs promote retention and further tie compensation to long-term stockholder value.

2025 THE AZEK COMPANY Proxy Statement	40	COMPENSATION DISCUSSION AND ANALYSIS
2024 NEO Compensation Details
Fiscal Year 2024 Pay-for-Performance Alignment
We believe in paying for performance and that tying a significant portion of our NEOs’ compensation to our long-term financial and growth objectives aligns the interests of our NEOs with the interests of our stockholders. For fiscal year 2024, the following factors highlight our commitment to our pay-for-performance philosophy:
•Approximately 84% of our CEO’s target compensation and approximately 69% of our other NEOs’ target compensation, on average, was “at risk” in that the ultimate realized value is dependent on the achievement of performance goals or subject to changes in our stock price;
•Approximately 66% of our CEO’s target compensation and approximately 50% of our other NEOs’ target compensation, on average, was granted in the form of long-term equity incentive compensation, the value of which is linked directly to our share price, further aligning management with the interests of our stockholders; and
•Approximately 52% of our CEO’s target compensation and approximately 44% of our other NEOs’ target compensation, on average, was contingent upon our achievement of pre-established net sales, Adjusted EBITDA and, in the case of PSUs, return on assets targets.
In each case, target compensation consists of base salary, target annual incentive awards and long-term incentive awards. For more information, see “Compensation Discussion and Analysis—Fiscal Year 2024—Compensation Tables and Narrative Disclosures—Summary
Compensation Table.” See also "Proxy Statement Summary—Executive Compensation Highlights and Pay-for-Performance Alignment"
for a discussion of our CEO's realizable compensation for fiscal years 2021-2024.
Base Salary
Base salary is the only fixed component of NEO compensation.  Base salaries are designed to be competitive and fairly compensate our executive officers, including our NEOs, for the responsibility level of each respective position.  Our compensation committee reviews the salaries of our executive officers annually to determine whether adjustments are appropriate. In determining the base salaries for our executive officers, our compensation committee reviews each individual’s role and responsibilities, previous year’s salary and individual performance, as well as the base salaries of similarly situated executives at comparable companies from peer group and survey data.
Annual adjustments are generally effective in January, but our compensation committee may also review the salaries of our executive officers in connection with a promotion or other change in responsibility.
The table below sets forth the 2023 fiscal-year-end base salary, 2024 fiscal-year-end base salary and the percentage increases for each
NEO.  For fiscal year 2024, Mr. Skelly's salary was increased from $450,000 to $550,000 in connection with his promotion to President,
Residential and Commercial, resulting in him leading our Commercial segment in addition to our Residential segment and to align with market median for his new role.  Mr. Clifford's salary was also increased for fiscal year 2024 in connection with his promotion to Chief
Operations Officer, in addition to his role as Chief Financial Officer. Each of Mr. Singh and Msses. Toole and Walbridge received market-
based increases of 3-6%.  None of Mr. Singh, Mr. Clifford or Ms. Toole received any increase to base salary for fiscal year 2023.

Named Executive Officer	FY2023 Ending Salary	FY2024 Ending Salary	Percentage Increase
Jesse Singh	$825,000	$860,000	4%
Peter Clifford	$600,000	$650,000	8%
Jonathan Skelly	$450,000	$550,000	22%
Samara Toole	$400,000	$412,000	3%
Morgan Walbridge	$400,000	$424,000	6%
Annual Incentive
Our annual incentive compensation is paid in cash during the first fiscal quarter following the completion of each fiscal year. Annual incentive compensation is designed to motivate and reward achievement of corporate annual performance goals established by our compensation committee as well as performance with respect to annual goals of each individual executive officer. In determining an executive officer’s actual annual incentive compensation payable following a fiscal year, our compensation committee measures the actual outcomes for each performance metric as compared to the pre-established, target goals, adjusting for matters as the compensation committee deems appropriate. The annual incentive compensation paid to each of our NEOs for fiscal year 2024, including the methodology used to calculate such compensation, is described below.

2025 THE AZEK COMPANY Proxy Statement	41	COMPENSATION DISCUSSION AND ANALYSIS
TARGET INCENTIVE OPPORTUNITIES
For our executive officers, 75% of each individual’s target annual incentive award is determined by reference to pre-established corporate financial performance objectives.  The remaining 25% is determined based on the NEOs’ performance relative to qualitative and quantitative goals that support the achievement of our strategic priorities.  Of this 25%, 60% is based on individual performance goals established at the beginning of the fiscal year and 40% is based on the achievement of goals relating to our FULL-CIRCLE objectives, such as improving employee safety, sustaining top-tier employee engagement and increasing the amount of recycled material we use.
Each year, the compensation committee sets target annual incentive opportunities for our executive officers as a percentage of base salary.  The compensation committee reviews target annual incentive opportunities for our executive officers with the committee's independent compensation consultant and against peer benchmarking data.  The committee also reviews each executive's target annual incentive opportunity in connection with a promotion or other change in responsibility.  For fiscal year 2024, following no changes to target annual incentive opportunities for fiscal year 2023, each of Mr. Singh's and Mr. Skelly's target annual incentive opportunity was increased by 10% to more closely align target total annual compensation with market median, and, in the case of Mr. Skelly, to reflect his promotion described above. No other NEO received an increase in target annual incentive opportunity.  The target opportunity for fiscal year 2024 for each of the NEOs was as follows:

Named Executive Officer	Target Annual Incentive (% of Base Salary)	Target Annual Incentive ($)(1)
Jesse Singh	120%	$1,032,000
Peter Clifford	75%	$487,500
Jonathan Skelly	75%	$412,500
Samara Toole	50%	$206,000
Morgan Walbridge	50%	$212,000
(1)Target annual incentive amounts for fiscal year 2024 were paid based on base salary in effect as of the last day of the fiscal year.
FINANCIAL PERFORMANCE OBJECTIVES
For fiscal year 2024, the financial performance component of the annual incentive opportunities was determined based on our Adjusted
EBITDA and net sales, which accounted for 50% and 25%, respectively, of each NEO’s aggregate annual incentive opportunity. These metrics and their assigned weights were designed to motivate and reward our NEOs for achieving our fiscal year 2024 financial and operational objectives. We view each of these metrics as critical to driving sustainable stockholder value creation and continuing to grow our business.
Each year, the compensation committee sets the performance targets and ranges for our financial performance goals based upon the best available information and makes an informed decision as to where the threshold, target and maximum performance levels should be set. Net sales and Adjusted EBITDA targets for fiscal year 2024 were set at approximately $1.365 billion and $327.5 million, respectively, reflecting the midpoint of external guidance provided at the beginning of the fiscal year and accounting for the Vycom divestiture, which occurred on November 1, 2023. While the fiscal year 2024 absolute target for net sales was lower than fiscal year
2023 actual results that included the Vycom business, after normalizing targets to reflect the impact of the sale of the Vycom business, fiscal year 2024 targets assumed approximately 5.5% year-over-year net sales growth and approximately 17.5% year-over-year Adjusted
EBITDA growth. The compensation committee considered such targets appropriately challenging but reasonably achievable expectations for our performance, reflecting an expectation of outperforming a flat to down repair and remodel market by delivering on company specific initiatives.
The compensation committee uses a sliding scale to determine the payout against our financial performance.  With respect to our
Company-wide financial performance goals, for fiscal year 2024, the minimum threshold for any payment was 88% of target performance for our net sales and Adjusted EBITDA, respectively, performance below which would result in a payout of 0% of the target for that performance factor. Performance at target would result in a payout of 100% the target payment for that factor, and the maximum payout was capped at 175% of the target payment if 119% and 116%, for net sales and Adjusted EBITDA, respectively, or more of the target performance was achieved. Performance falling within the ranges above are interpolated on a straight-line basis.

2025 THE AZEK COMPANY Proxy Statement	42	COMPENSATION DISCUSSION AND ANALYSIS
For fiscal year 2024, we outperformed against the expectations set at the beginning of the year, including delivering a ninth straight year of Residential net sales growth. Despite the broader macroeconomic environment and repair & remodel market remaining uncertain throughout fiscal year 2024, our team's execution of our strategic growth and continuous improvement initiatives allowed us to achieve record net sales and Adjusted EBITDA, resulting in a payout of approximately 150.1% of target for the financial performance component of our annual incentive awards. The financial performance objectives and actual fiscal year 2024 performance as determined for purposes of the annual incentive awards to each NEO were as follows:

Performance Goal	Weighting	Performance Targets and Results (Dollar values in millions)(2)			Actual Performance	Payout Factor
		Threshold	Target	Maximum
Company Adjusted EBITDA(1)	50%	$288.2	$327.5	$381.9	$379.3	171.2%
Percentage of Target		50%	100%	175%
Company Net Sales	25%	$1,201.2	$1,365	$1,624.4	$1,441.4	108%
Percentage of Target		50%	100%	175%
				Company Performance Factor:		150.1%
(1)Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial measures reported under GAAP. For more information, see pages 42-47 of our 2024 Annual Report.
(2)If the threshold amount is not achieved for a particular metric, no amount is to be paid for that metric.
INDIVIDUAL PERFORMANCE AND FULL-CIRCLE OBJECTIVES
The compensation committee believes that paying out a portion of the annual incentive plan based on the achievement of individual performance and FULL-CIRCLE objectives promotes strong execution of our strategy, including both our short-term and long-term goals that impact all of our stakeholders.
Payout levels for such portions are based on the following guidelines for aligning performance and compensation.  The maximum award that the NEOs can earn for individual performance and FULL-CIRCLE components was 130% of the target incentive attributable to such metrics, which maximum is intended to reward exceptional performance. The following table shows the rating system that our compensation committee uses to assess NEO performance for these objectives and each rating's corresponding payout percentage.

Rating	Description	Payout
5	Exceptional	130%
4.5	Exceeds Expectations Plus	122.5%
4	Exceeds Expectations	115%
3.5	Meets Expectations Plus	107.5%
3	Meets Expectations	100%
2.5	Meets Expectations Minus	92.5%
2	Improvement Needed	70%
1	Unsatisfactory	0%

2025 THE AZEK COMPANY Proxy Statement	43	COMPENSATION DISCUSSION AND ANALYSIS
Individual Performance Objectives
15% of each NEO's annual incentive opportunity is determined based on the achievement of individual performance goals established at the beginning of the fiscal year. The committee believes that tying a portion of the annual incentive opportunity to individual performance goals allows for differentiation in the payout results based on our NEOs' individual contributions to our success during the performance period.
Our compensation committee approves the individual performance goals for our CEO and assesses our CEO's performance against such goals throughout the year.  Our CEO approved and assessed each of the other NEO’s performance against the NEO's fiscal year 2024 goals, and then his assessments and recommendations of the performance score for each other NEO were presented to the compensation committee. The compensation committee concurred with the CEO’s assessments and recommendations for the individual scores.
The following table summarizes each NEO's primary individual objectives, performance achievements, and individual score:

Name	Individual Objectives	Individual Performance Highlights	Individual Score
Jesse Singh	•Achieve 2024 financial performance targets, including above-market growth •Execute new product roadmap •Sustain 1-year TSR above Russell 3000 index •Acquire and retain world-class talent; execute development plan for key leaders •Broad deployment of AIMS and other operational improvement initiatives •Drive brand awareness and enhance consumer journey
•Outstanding leadership during a pivotal year
•Delivered above-target FY24 financial performance
•Delivered 1-year TSR above all of Russell 3000 index, fiscal year 2024 peer group and S&P 1500 Building Products Composite Index
•Delivered gains in digital brand traffic, contractor leads and other key brand performance metrics
•Launched a number of successful new products driving material conversion and continued growth
•Launched Company-wide Lean Six Sigma initiatives and trainings
•Launched Executive Development Program
•Recruited world-class IT talent, including Chief Digital and Technology
Officer as well as VP, Digital Experience
			3
Peter Clifford	•Achieve committed business objectives, including 2024 financial and operational performance targets •Execute capital allocation plan through debt reduction and share repurchases to drive shareholder value •Execute business initiatives to increase recycle content of across product collections	•Solid execution in each quarter exceeding guidance and delivering year- over-year increases in net sales and Adjusted EBITDA of 5% and 34%, respectively •Successful executed of capital deployment with the completion of refinancing, reducing outstanding debt by approximately $150 million and new share repurchase authorization •Led the business though 18 months of significant macroeconomic uncertainty and delivered strong results	3
Jonathan Skelly	•Achieve 2024 financial performance targets, including above-market growth •Refresh AZEK's three-year strategic plan •Continue to drive improvements at recent acquisitions •Drive substantial net sales growth at key accounts and retail •Enhance talent across the Company	•Delivered above-target FY24 financial performance •Updated AZEK's three-year strategic plan and executed successfully against critical projects •Drove integration and increased net sales contributions from recently acquired subsidiaries, including StruXure and Ultralox •Accelerated initiatives in retail, conversion, and growth in key accounts •Continued to develop a world-class team to enhance short-term and long-term strategy and value creation	4.5
Samara Toole	•Enhance marketing efforts to support contractors, pro channel and retail •Drive increased brand awareness •Improve customer journey •Continue to develop best-in-class marketing organization and improve efficiency	•Added thousands of contractors to AZEK loyalty program •Successfully supported shelf space gains, including through local marketing efforts •Recognized by Fast Company as part of a select group of “Brands that Matter” •Substantially improved digital experience for customers, resulting in double digit increases in contractor leads and sample orders •Began process of implementing use of emerging technologies to drive efficiency	4
Morgan Walbridge	•Successfully execute against the Company's financial and strategic objectives, including the company's planned debt refinancing and strategic transactions •Deliver against governance objectives •Manage litigation risk and resolve new and outstanding litigation matters	•Demonstrated exemplary leadership and oversight over the legal department and public company obligations •Effectively supported the Board and management through a number of governance and strategic initiatives •Successfully increased shareholder engagement on governance matters •Successfully executed legal aspects debt refinancing, improving AZEK's capital structure and providing additional financial flexibility	3.5

2025 THE AZEK COMPANY Proxy Statement	44	COMPENSATION DISCUSSION AND ANALYSIS
FULL-CIRCLE Performance Objectives
The remaining 10% of each NEO’s target annual incentive award is determined based on our executive officer team's achievement of our
FULL-CIRCLE objectives.  Our FULL-CIRCLE objectives are comprised of qualitative and quantitative goals that support the achievement of our strategic priorities such as improving employee safety, sustaining top-tier employee engagement and increasing the amount of recycled material we use. The committee believes that paying out a portion of the annual incentive plan based on these additional strategic priorities promotes the execution of our strategy in additional areas that our committee believes are critical to our success and long-term value creation for our stakeholders.  Our compensation committee approves our FULL-CIRCLE objectives which apply to each
NEO equally and approves performance against such goals at the end of the year.  The following table summarizes our fiscal 2024 FULL-
CIRCLE objectives, performance achievements and fiscal 2024 score:

FULL-CIRCLE Performance Objectives	2024 FULL-CIRCLE Performance Highlights	2024 FULL-CIRCLE Score
Sustain or improve TRIR performance over prior year	Achieved improved year-over-year TRIR performance	4
Sustain top quartile performance in employee engagement	Exceeded target by achieving 83% employee engagement
Increase year-over-year average recycle content percentage across portfolio	Achieved increased recycle content across product portfolio
Set near-term science based carbon emissions reduction targets	Finalized science-based targets with plan to submit to Science-Based Target Initiative by calendar year-end
Expand employee resource group programming and accessibility	Achieved increased membership and participation
Improve E&S governance scores	Achieved improved E&S governance scores of 3 and 2, respectively, from prior year scores of 5 and 4
FISCAL YEAR 2024 AIP PERFORMANCE
After incorporating the results of the financial and individual performance components, our compensation committee approved the following payouts for fiscal year 2024:

	Target	Individual Rating	FULL-CIRCLE Rating	Individual Earned	Financial Earned	Annual Incentive Earned(1)	Percentage of Target Earned
Jesse Singh	$1,032,000	3	4	$273,480	$1,161,774	$1,435,254	139.1%
Peter Clifford	$487,500	3	4	$129,188	$548,803	$677,991	139.1%
Jon Skelly	$412,500	4.5	4	$123,234	$464,372	$587,606	142.4%
Sam Toole	$206,000	4	4	$59,225	$231,905	$291,130	141.3%
Morgan Walbridge	$212,000	3.5	4	$58,565	$238,659	$297,224	140.2%
(1)Amounts do not reflect impact of fiscal year 2024 clawback. For additional information regarding clawback, see "2024 NEO Compensation
Details—Restatement & Fiscal Year 2024 Clawback".
Long-Term Incentives
Our compensation committee administers our long-term incentive compensation program and approves grants of equity awards to each of our NEOs in the form of PSUs, stock options and RSUs. PSUs cliff vest, subject to the achievement and certification by the compensation committee of specified performance objectives and continued employment by the NEO, following the third anniversary of the grant date. The stock options and RSUs typically vest, subject to continued service through the applicable vesting date, in equal annual increments over a three-year period. Stock options have exercise prices based on the closing price of our common stock on the grant date.
FISCAL YEAR 2024 LONG-TERM INCENTIVES
For fiscal year 2024 awards, each NEO received PSUs equal to approximately 50% of the total long-term incentive award dollar value and stock options and RSUs each equal to approximately 25% of the total long-term incentive award dollar value. Our compensation committee believes that awarding the largest portion of our NEO's long-term incentive compensation in the form of PSUs directly aligns our executives' interests with our financial performance over the long term as the PSUs require achievement of specified financial performance goals.  These interests are further aligned as the ultimate value received by our executives for such PSUs, as well as stock options and RSUs, is directly impacted by our stock price.
In determining the target value for equity awards, the compensation committee reviews market practice of comparable companies, historical values used for that executive officer and officers who have performed the same or similar roles and that individual’s performance and expectations for future contributions to our business. The compensation committee also considers the aggregate cost of executive compensation, share usage under our 2020 Plan and potential dilution to our stockholders.

2025 THE AZEK COMPANY Proxy Statement	45	COMPENSATION DISCUSSION AND ANALYSIS
The long-term incentive compensation awarded to each of our NEOs in fiscal year 2024 is set forth below. The values set forth below reflect award values as determined by the compensation committee and may differ slightly from their grant date fair values, typically due to rounding and truncating of shares and stock options. Annual long-term incentive awards for a fiscal year are determined by our compensation committee and awarded during the first fiscal quarter of that fiscal year.

	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)
Jesse Singh	900,000	900,000	1,800,000	3,600,000
Peter Clifford	350,000	350,000	700,000	1,400,000
Jonathan Skelly	262,500	262,500	525,000	1,050,000
Samara Toole	118,750	118,750	237,500	475,000
Morgan Walbridge	150,000	150,000	300,000	600,000
The PSUs granted in fiscal year 2024 have a performance period from October 1, 2023 to September 30, 2026. Performance is measured with respect to our achievement relative to goals set for three key financial measures. For these PSUs, the three financial measures are net sales (40% weighting), Adjusted EBITDA (40% weighting) and Adjusted Return on Invested Capital, or Adjusted ROIC (20% weighting).
Adjusted ROIC is defined as (i) our Adjusted EBITDA less depreciation, after taxes, divided by (ii) the sum of our inventory, accounts receivable and property, plant and equipment, less our accounts payable. For the fiscal year 2024 PSU design, the net sales and Adjusted
EBITDA targets for the first year of the performance period were set as a base dollar value, with a growth rate target set for the second and third years. Performance against the targets will be measured for each year. The three-year average of such annual measurements will determine the final payout percentage for each metric. Adjusted ROIC is measured each year with final performance determined based on the average performance for the three-year performance period.
Our compensation committee believes that a significant portion of the equity awards granted to our executive officers should be earned based on the level of our performance pursuant to the financial and operating objectives over a three-year performance period. Tying a significant portion of the annual equity grants to our long-term performance serves to align a greater portion of our NEOs’ total compensation to the achievement of our long-term financial and operating performance objectives over a three-year period and serves as a balance to our annual incentive compensation, which measures our performance over a one-year period. For more information regarding our alignment of our NEO’s compensation to our performance for fiscal year 2024, see “—Fiscal Year 2024 Pay-for-
Performance Alignment.”
FISCAL YEAR 2022-2024 PSU PERFORMANCE
The three-year performance period for PSUs granted in November 2021 concluded on September 30, 2024.  Performance measures for these PSUs were originally set by the compensation committee in November 2021 and were established as specific three-year performance goals with respect to our cumulative net sales (45% weighting), cumulative Adjusted EBITDA (45% weighting) and average return on net tangible assets, or RONTA (10% weighting). RONTA is defined as our Adjusted EBITDA less depreciation divided by our average total net tangible assets for the vesting period.
Similar to how our compensation committee establishes our targets for our annual incentive opportunity, the compensation committee sets the performance targets and ranges for our PSU financial performance goals based upon the best available information and makes an informed decision as to where the threshold, target and maximum performance levels should be set. For the 2022-2024 PSU design, target performance was established for each of net sales and Adjusted EBITDA based on cumulative three-year performance using a base dollar target for the first year of performance, with a growth rate target set for the second and third years. The minimum threshold for any payment was 90% and 87% of target performance for our net sales and Adjusted EBITDA, respectively, performance below which would result in a payout of 0% of the target for that performance factor. Performance at target would result in a payout of 100% the target payment for that factor, and the maximum payout was capped at 200% of the target payment if 108% and 112%, for net sales and
Adjusted EBITDA, respectively, or more of the target performance was achieved. Performance falling within the ranges above are interpolated on a straight-line basis.  For the RONTA metric, payout was equal to 100% if the target was met or exceeded, and there was

2025 THE AZEK COMPANY Proxy Statement	46	COMPENSATION DISCUSSION AND ANALYSIS
no payout if the target was not met. Final performance for net sales and Adjusted EBITDA was measured on a cumulative basis for the three-year measurement period, while RONTA was measured by taking the average of the three years.
The table below reflects the three-year cumulative targets and the annual performance achievements that supported the establishment of such targets.

(Dollar values in millions)	FY2022	FY2023	FY2024	3-Year Total (or Average RONTA)
Net Sales	$1,373.5	$1,510.9	$1,661.9	$4,546.3
Target increase year-over-year	16.5%	10%	10%
Adjusted EBITDA(1)	$325.0	$367.3	$415.0	$1,107.4
Target increase year-over-year	18.5%	13%	13%
Return on Net Tangible Assets(1)	37.2%	38.1%	39.9%	38.4%
(1)Adjusted EBITDA and RONTA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial measures reported under GAAP. For more information regarding Adjusted EBITDA, see pages 42-47 of our 2024 Annual Report.
As reflected in the table above, the compensation committee established aggressive growth targets of 16.5% and 18.5% for net sales and
Adjusted EBITDA, respectively, followed by growth targets of 10% and 13%, respectively, for each of the second and third performance years.  While net sales and Adjusted EBITDA grew at robust rates of approximately 22.3% and 38.4% cumulatively over the original fiscal year 2021 baseline, we were unable to achieve the 41% and 51%, respectively, of cumulative growth necessary to achieve the net sales and Adjusted EBITDA targets, in substantial part due to significant inflation and other macroeconomic headwinds that primarily impacted fiscal years 2022 and 2023 as well as the impact of the sale of the Company's Vycom business at the beginning of fiscal year 2024. We were also unable to achieve the RONTA target for the performance period.
In determining final payout amounts for the 2022-2024 PSUs, the compensation committee decided to adjust threshold, target and maximum performance to account for the sale of the Company's Vycom business, which occurred on November 1, 2023.  In determining the amount of the adjustment, the compensation committee reviewed the expected net sales and Adjusted EBITDA contributions from the Vycom business from the time the original targets were established and reduced the targets by such amount.  RONTA was not similarly adjusted due to difficulties in isolating the impact of the Vycom divestiture; the RONTA performance measure did not achieve threshold performance for a payout and therefore paid out at 0%.
As shown below, and reflecting the adjustment for the sale of the Vycom business, the 2022-2024 PSUs paid out at 53.8% of target.

Performance Goal	Weighting	Performance Targets(2) (Dollar values in millions)			Actual Performance	Payout Factor
		Threshold	Target(3)	Maximum
Net Sales	45.0%	$4,006.5	$4,451.6	$4,807.8	$4,164.0	67.7%
Percentage of Target		50%	100%	200%
Adjusted EBITDA(1)	45.0%	$947.9	$1,089.5	$1,220.2	$953.4	51.9%
Percentage of Target		50%	100%	200%
Return on Net Tangible Assets(1)	10.0%	N/A	38.4%	N/A	32.5%	0%

				Final Payout Factor:		53.8%
(1)Adjusted EBITDA and RONTA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial measures reported under GAAP. For more information regarding Adjusted EBITDA, see pages 42-47 of our 2024 Annual Report.
(2)If the threshold or target amount, as applicable, is not achieved for a particular metric, no amount is to be paid for that metric.
(3)Target net sales was reduced by approximately $95 million and target Adjusted EBITDA was reduced by approximately $18 million to account for the sale of the Vycom business which occurred on November 1, 2023.
As a result of the achievement level for these PSUs, Mr. Singh's award resulted in the vesting of 18,288 shares. However, as a result of the compensation committee's decision to recover 2,637 shares from Mr. Singh in connection with the Restatement, as described further in "Restatement & Fiscal Year 2024 Clawback," Mr. Singh ultimately vested in 15,651 net shares. Mr. Clifford's award resulted in the vesting of 6,532 shares. Mr. Skelly had two awards that vested—one awarded in the ordinary course in November 2021 and one awarded upon Mr. Skelly's promotion in July 2022—resulting in the aggregate vesting of 3,775 shares. Ms. Walbridge also had two awards that vested—one awarded in the ordinary course in November 2021 and one awarded upon Ms. Walbridge's promotion in June
2022—resulting in the aggregate vesting of 5,051 shares. Mr. Toole's award resulted in the vesting of 2,613 shares.
Special One-Time Equity Grants or Payments
There were no special one-time equity grants or payments to our NEOs in fiscal year 2024.

2025 THE AZEK COMPANY Proxy Statement	47	COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation and Benefits
Employee Benefits
The NEOs participate in a variety of insurance plans, including medical and dental welfare benefits on the same basis as our other employees. In lieu of long-term disability benefits provided to other executives, Mr. Singh is entitled, pursuant to his employment agreement, to a long-term disability insurance policy funded by us that provides a monthly benefit of $25,000 in the event of total and permanent disability. We offer enhanced medical screenings and reimbursement for physicals to certain of our employees, including the
NEOs. We also offer financial and tax consulting and preparatory services to our executive officers, including our NEOs.
Retirement Benefits
We maintain a tax-qualified defined contribution plan, the AZEK Company 401(k) Plan, or the 401(k) Plan, in which all employees may contribute up to 100% of their salary, subject to Internal Revenue Code limits. During fiscal year 2024, we matched 100% of the first 1%
of an employee’s salary contributed to the 401(k) Plan and 50% of the next 6%, for a total matching contribution of 4% on the first 6% of an employee’s salary contributed to the 401(k) Plan. The NEOs are eligible to participate in the 401(k) Plan on the same terms as other participating employees.
Stock Ownership Policy and Hedging/Pledging Restrictions
Our NEOs are subject to our executive officer stock ownership policy as well as restrictions on hedging and pledging shares of our capital stock. For more information, see “Corporate Governance—Stock Ownership Policy” and “Corporate Governance—Hedging and Pledging
Policies, Derivatives Trading.”
Clawback Policy
As required by the Dodd-Frank Act and related SEC rules, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. securities laws, our compensation committee is required to direct us to recover from any executive officer the amount of erroneously awarded cash or equity incentive-based compensation. In connection with an accounting restatement performed during fiscal year 2024, our compensation committee exercised its discretion to recover certain compensation paid to our CEO and CFO in accordance with our clawback policy in effect for the relevant periods. For more information, see "—Fiscal Year 2024 Clawback."
Termination and Change-in-Control Benefits
The NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “Fiscal Year
2024—Compensation Tables and Related Disclosures—Potential Payments and Benefits upon Termination or Change-in-Control.” We provide our NEOs with these severance and change-in-control benefits to assist us in recruiting and retaining talented individuals and to help us ensure the continued focus and dedication of our NEOs, notwithstanding any concern that they may have regarding their continued employment, including prior to or following a change in control transaction.
Beginning with long-term incentive equity awards granted on November 19, 2021, for employees whose combined age and years of service with the Company is 65 with a minimum age of 58 and two years of service, unvested awards, or, in the case of PSUs, a pro rata portion of unvested awards, will remain outstanding and continue to vest upon retirement as though the employee continued to be employed by us on the applicable vesting date, subject to certain conditions. At present, based on age and length of service, Mr. Singh is the only NEO that qualifies for such treatment.
Other Compensation and Benefits
Other compensation for fiscal year 2024 includes items as set forth under “—Fiscal Year 2024—Compensation Tables and Related
Disclosures—Summary Compensation Table.”
Tax Considerations
The compensation committee considers tax deductibility and other tax implications when designing our executive compensation program. However, the compensation committee believes that there are certain circumstances where the provision of compensation that is not fully tax deductible, including by reason of Section 162(m) of the Internal Revenue Code, is more consistent with our compensation philosophy and objectives. The compensation committee retains discretion and flexibility to award non-deductible compensation to our NEOs as it deems appropriate and in furtherance of its compensation philosophy and objectives.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic
Information
Our compensation committee maintains equity grant practices and procedures, including with respect to the timing of awards of stock options. We grant annual long-term incentive compensation awards, including stock options, during the first fiscal quarter of each year.
The awards are granted on the later of the compensation committee's meeting to approve such awards and December 15 of the applicable year. The compensation committee typically meets in the first two weeks of December, during the open trading window following the filing of our Form 10-K for the prior fiscal year. With respect to off-cycle awards, the grant date is the date of approval if

2025 THE AZEK COMPANY Proxy Statement	48	COMPENSATION DISCUSSION AND ANALYSIS
approval occurs on the first day of the month. If approval occurs on any other day of the month, the grant date is the first day of the following month. The compensation committee strictly follows these policies and procedures irrespective of the existence or lack thereof of material nonpublic information. In addition, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In fiscal year 2024, no stock options were granted within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report with the SEC.
Restatement & Fiscal Year 2024 Clawback
During fiscal year 2024, we restated our consolidated financial statements for fiscal years 2023, 2022 and 2021 and for the three months ended December 31, 2023, as well as the condensed consolidated interim financial information for fiscal years 2023 and 2022. In this proxy statement, we refer to this accounting restatement as the "Restatement." Because compensation affected by the Restatement was all received prior to October 2, 2023 (and therefore prior to the applicability of our current Rule 10D-1 mandatory compensation recovery policy), the Restatement triggered an analysis by the compensation committee whether it wished to exercise its discretion under our legacy discretionary clawback policy to recoup any incentive compensation paid for such periods.
After review, the compensation committee exercised its discretion to recoup $70,224 and 2,637 shares of our common stock from our
CEO as well as $16,045 from our CFO. The CFO did not have any PSUs vest for fiscal years covered by the Restatement and therefore no shares were determined to be recovered from the CFO. Such amounts were withheld from our CEO's and our CFO's fiscal year 2024 annual incentive awards and the 2022-2024 PSUs that vested in fiscal year 2024, as applicable. Following significant deliberation and consideration, the compensation committee determined that recovery from our CEO and our CFO was in the best interests of the
Company and its stockholders, while recovery from our other executive officers was unwarranted.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. None of the members of the compensation committee is, nor has ever been, an officer or employee of our Company.

2025 THE AZEK COMPANY Proxy Statement	49	COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of
Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the
2024 Annual Report.
Respectfully submitted by the members of the compensation committee of the board of directors:
Gary Hendrickson (Chair)
Vernon J. Nagel
Harmit Singh

2025 THE AZEK COMPANY Proxy Statement	50	COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2024 – Compensation Tables and Related Disclosures
Summary Compensation Table
The following table provides compensation information for fiscal years 2024, 2023, and 2022 for each of our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation (4)	Total ($)
Jesse Singh	2024	850,628	—	3,140,196	900,016	1,365,030	83,378	6,339,248
President and Chief	2023	825,000	—	2,520,018	840,006	1,026,768	75,758	5,287,550
Executive Officer	2022	815,678	—	2,100,061	700,002	710,490	62,527	4,388,758
Peter Clifford	2024	650,000	—	1,207,227	350,001	661,946	32,909	2,902,083
SVP, Chief Operations Officer and	2023	600,000	—	990,011	330,006	499,016	28,992	2,448,025
Chief Financial Officer	2022	600,000	—	750,022	250,014	339,144	371,141	2,310,320
Jonathan Skelly	2024	550,000	—	878,360	262,501	587,606	29,101	2,307,568
President, Residential and	2023	447,288	—	660,007	220,007	322,420	25,764	1,675,486
Commercial	2022	412,109	—	356,324	118,767	154,909	26,103	1,068,212
Samara Toole	2024	408,787	—	419,168	118,761	291,130	87,402	1,325,248
SVP, Chief Marketing Officer	2023	400,000	—	405,012	135,002	219,535	86,415	1,245,964
	2022	396,712	—	700,073	100,012	139,565	78,727	1,415,090
Morgan Walbridge	2024	417,574	—	571,552	150,005	297,224	30,487	1,466,842
SVP, Chief Legal Officer and	2023	397,288	—	450,034	150,003	220,292	31,524	1,249,141
Secretary	2022	367,534	—	400,073	75,009	122,934	30,497	996,048
(1)The amounts in this column reflect the aggregate grant date fair value of RSUs and PSUs granted during the fiscal year, computed in accordance with FASB ASC 718. The aggregate grant date fair values for PSUs are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was “target” level achievement. Assuming maximum level of achievement, the grant date fair value of the PSUs for fiscal year 2024 for each of Messrs. Singh, Clifford and Skelly would be $3,600,063, $1,400,029 and $1,050,041, respectively, and for each of Mses. Toole and Walbridge would be $475,044 and $600,023, respectively. For a discussion of actual achievement of PSUs granted in fiscal year 2022, see "—2024 NEO Compensation Details—Long-Term Incentives—Fiscal Year 2022-2024
PSU Performance."
Such amounts for fiscal year 2024 also reflect the incremental fair value as of the modification date of the NEO's fiscal year 2022-2024 PSU awards in connection with the adjustment of such awards to account for the sale of Vycom.  Amounts of of $440,130, $157,187, and
$90,830 for are reflected for Messrs. Singh, Clifford, and Skelly, respectively, and $62,885 and $121,534 for are reflected for Mses. Toole and Walbridge, respectively. For more information, see "—2024 NEO Compensation Details—Long-Term Incentives—Fiscal Year 2022-2024
PSU Performance."
(2)The amounts in this column reflect the aggregate grant date fair value of stock options granted during the fiscal year. The grant date fair value of the stock options was computed in accordance with FASB ASC 718. For a description of the assumptions used to determine the compensation cost of these awards, see Note 13 to our Consolidated Financial Statements for fiscal year 2024 included in our 2024 Annual
Report.
(3)The amounts in this column represent annual incentive cash awards earned under our annual incentive program. See “—2024 NEO
Compensation Details—Annual Incentive.” The awards for Messrs. Singh and Clifford represent a reduction of $70,224 and $16,045, respectively, in connection with the Restatement.
(4)The amounts shown in the “All Other Compensation” column for fiscal year 2024 comprise a monthly cell phone stipend; insurance premiums of $10,940 with respect to a long-term disability policy paid on behalf of Mr. Singh; group term life insurance premiums;
matching contributions under the 401(k) Plan of $12,307, $13,600 and $11,904 for Messrs. Singh, Clifford and Skelly, respectively, and
$12,805 and $12,457 for Mses. Toole and Walbridge, respectively; HSA employer matching contributions; certain expenses related to Mr.
Singh’s and Ms. Toole’s commutes to our headquarters in Chicago of $32,610 and $54,000, respectively; expenses related to financial and tax counseling services for our executive officers of $15,000 for each NEO; amounts reimbursed for purchases of our products; executive physical costs and certain expenses associated with Mr. Singh's use of company-chartered aircraft.

2025 THE AZEK COMPANY Proxy Statement	51	COMPENSATION DISCUSSION AND ANALYSIS
2024 Grants of Plan Based Awards
The following table shows information regarding the long-term incentive awards granted to our NEOs in fiscal year 2024.

Name		Grant Date	Grant Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(5)
	Award Type			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jesse Singh	Annual incentive plan			567,600	1,032,000	1,689,900
	2024 option awards	12/15/2023	12/11/2023								52,571	38.15	900,016
	2024 PSU awards	12/15/2023	12/11/2023				23,592	47,183	94,366				1,800,031
	2024 RSU awards	12/15/2023	12/11/2023							23,592			900,035
	2022 PSU awards (6)	9/27/2024	9/27/2024										440,130
Peter Clifford	Annual incentive plan			268,125	487,500	798,281
	2024 option awards	12/15/2023	12/11/2023								20,444	38.15	350,001
	2024 PSU awards	12/15/2023	12/11/2023				9,175	18,349	36,698				700,014
	2024 RSU awards	12/15/2023	12/11/2023							9,175			350,026
	2022 PSU awards (6)	9/27/2024	9/27/2024										157,187
Jonathan Skelly	Annual incentive plan			226,875	412,500	675,469
	2024 option awards	12/15/2023	12/11/2023								15,333	38.15	262,501
	2024 PSU awards	12/15/2023	12/11/2023				6,881	13,762	27,524				525,020
	2024 RSU awards	12/15/2023	12/11/2023							6,881			262,510
	2022 PSU awards (6)	9/27/2024	9/27/2024				2,427	4,854	9,223				62,885
	2022 PSU awards (6)	9/27/2024	9/27/2024										27,945
Samara Toole	Annual incentive plan			113,300	206,000	337,325
	2024 option awards	12/15/2023	12/11/2023								6,937	38.15	118,761
	2024 PSU awards	12/15/2023	12/11/2023				3,113	6,226	12,452				237,522
	2024 RSU awards	12/15/2023	12/11/2023							3,113			118,761
	2022 PSU awards (6)	9/27/2024	9/27/2024										62,885
Morgan Walbridge	Annual incentive plan			116,600	212,000	347,150
	2024 option awards	12/15/2023	12/11/2023								8,762	38.15	150,005
	2024 PSU awards	12/15/2023	12/11/2023				3,932	7,864	15,728				300,012
	2024 RSU awards	12/15/2023	12/11/2023							3,932			150,006
	2022 PSU awards (6)	9/27/2024	9/27/2024				1,062	2,124	4,036				27,517
	2022 PSU awards (6)	9/27/2024	9/27/2024										94,017
(1)The amounts reported in these columns show the threshold, target and maximum award opportunities payable to our NEOs under our annual incentive plan for fiscal year 2024. A discussion of the performance goals utilized for the annual incentive plan for fiscal year 2024 is included under the section entitled “—2024 NEO Compensation Details—Annual Incentive” above. The actual cash awards paid to our NEOs for fiscal year 2024 are set forth in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan
Compensation.” The amounts shown at threshold assume a 50% payout for net sales, a 50% payout for Adjusted EBITDA, and a 70% payout for individual and FULL-CIRCLE performance. The amounts shown at maximum assume a 175% payout for net sales, a 175% payout for
Adjusted EBITDA, and a 130% payout for individual performance.  Payouts are interpolated on a straight-line basis between multiple predetermined performance levels with respect to Adjusted EBITDA and net sales, with payouts between certain goals accelerated to further incentivize our executive officers and other employees to achieve particular objectives. See “—2024 NEO Compensation Details—
Annual Incentive” for more information.
(2)The amounts reported show the threshold, target and maximum award opportunities for the PSUs granted to the NEOs in fiscal year 2024 and fiscal year 2022, as applicable. PSUs vest, subject to the holder’s continued employment with us, if, and only to the extent that, specific performance goals are met during the applicable three-year performance period. For PSUs granted in fiscal year 2022, those performance goals are with respect to net sales, Adjusted EBITDA and RONTA. For PSUs granted in fiscal year 2024, those performance goals are with respect to net sales, Adjusted EBITDA and Adjusted ROIC. For additional information regarding such performance goals and their measurement, see "—2024 NEO Compensation Details—Long-Term Incentives." Threshold assumes minimum attainment for each performance measure. Our compensation committee certifies such level of achievement following such performance period. For additional information with respect to PSUs granted in fiscal year 2022, see footnote 6 below.
(3)The amounts reported represent the RSUs granted to the NEOs in fiscal year 2024. These RSUs vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with us.

2025 THE AZEK COMPANY Proxy Statement	52	COMPENSATION DISCUSSION AND ANALYSIS
(4)The amounts reported represent the stock options granted to the NEOs in fiscal year 2024. These stock options vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with us.
(5)Reflects the grant date fair value of PSUs, RSUs and stock options computed in accordance with FASB ASC 718. In the case of PSUs, the amounts reported are based upon the assumed achievement of the applicable performance-based vesting conditions at the target level and the closing price of our Class A common stock on the date of grant.
(6)Represents the incremental fair value as of the modification date of the fiscal year 2022-2024 PSU awards in connection with the adjustment of such awards to account for the sale of Vycom. No additional PSUs were granted as a result of the modification.  For more information, see "—2024 NEO Compensation Details—Long-Term Incentives—Fiscal Year 2022-2024 PSU Performance."
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows all outstanding equity awards held by each of the NEOs as of September 30, 2024.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Jesse Singh	6/16/2020	958,496	—	(1)	23.00	6/16/2030	—		—	—		—
	12/4/2020	55,273	—	(2)	34.27	12/4/2030	—		—	—		—
	11/19/2021	28,248	14,125	(2)	41.21	11/19/2031	21,314	(2)	997,495	—		—
	12/12/2022	31,042	62,085	(2)	20.18	12/12/2032	27,751	(2)	1,298,747	166,502	(3)	7,792,294
	12/15/2023	—	52,571	(2)	38.15	12/15/2033	23,592	(2)	1,104,106	94,366	(4)	4,416,329
Peter Clifford	8/2/2021	109,375	—	(2)	36.81	8/2/2031	—		—	—		—
	11/19/2021	10,089	5,045	(2)	41.21	11/19/2031	8,555	(2)	400,374	—		—
	12/12/2022	12,195	24,391	(2)	20.18	12/12/2032	10,902	(2)	510,214	65,412	(3)	3,061,282
	12/15/2023	—	20,444	(2)	38.15	12/15/2033	9,175	(2)	429,390	36,698	(4)	1,717,466
Jonathan Skelly	6/16/2020	164,807	—	(1)	23.00	6/16/2030	—		—	—		—
	12/4/2020	7,972	—	(2)	34.27	12/4/2030	—		—	—		—
	11/19/2021	4,036	2,018	(2)	41.21	11/19/2031	3,422	(2)	160,150	—		—
	7/1/2022	1,662	832	(2)	17.39	7/1/2032	1,522	(2)	71,230	—		—
	12/12/2022	8,130	16,261	(2)	20.18	12/12/2032	7,268	(2)	340,142	43,608	(3)	2,040,854
	12/15/2023	—	15,333	(2)	38.15	12/15/2033	6,881	(2)	322,031	27,524	(4)	1,288,123
Samara Toole	11/01/2021	—	—		—	—	3,571	(2)	167,123	—		—
	11/19/2021	4,036	2,018	(2)	41.21	11/19/2031	3,422	(2)	160,150	—		—
	12/12/2022	4,989	9,978	(2)	20.18	12/12/2032	4,460	(2)	208,728	26,760	(3)	1,252,368
	12/15/2023	—	6,937	(2)	38.15	12/15/2033	3,113	(2)	145,688	12,452	(4)	582,754
Morgan Walbridge	11/19/2021	—	—		—	—	1,852	(2)	86,674	—		—
	6/1/2022	5,644	2,822	(2)	20.67	6/1/2032	5,117	(2)	239,476	—		—
	12/12/2022	5,543	11,087	(2)	20.18	12/12/2032	4,956	(2)	231,941	29,734	(3)	1,391,551
	12/15/2023	—	8,762	(2)	38.15	12/15/2033	3,932	(2)	184,018	15,728	(4)	736,070
(1)The amount represents options to purchase shares of Class A common stock granted to Messrs. Singh and Skelly in connection with the IPO.
(2)The amounts represent (i) options to purchase shares of Class A common stock or RSUs, as applicable, granted to the NEO pursuant to our long-term incentive compensation programs, each of which vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment through the applicable vesting date, and (ii) actual achievement for fiscal year
2022-2024 PSUs for which the performance period has finished but which had not yet vested. For Mr. Singh's fiscal year 2022-2024 PSUs, the amount also reflects a payout reduction in connection with the Restatement. See "—Restatement & Fiscal Year 2024 Clawback" for
more information.
(3)The amounts represent PSUs that will vest, subject to the holder’s continued employment with us, if, and only to the extent that, specific performance goals with respect our net sales, average return on net tangible assets and Adjusted EBITDA are met during the applicable three-year performance period. The three-year performance period for these awards ends September 30, 2025. Our compensation committee certifies such level of achievement following such performance period. The amounts reported in this table for these awards are based on achieving the “maximum” level of performance.
(4)The amounts represent PSUs that will vest, subject to the holder’s continued employment with us, if, and only to the extent that, specific performance goals with respect our net sales, Adjusted EBITDA and Adjusted ROIC are met during the applicable three-year performance period. The three-year performance period for these awards ends September 30, 2026. Our compensation committee certifies such level of achievement following such performance period. The amounts reported in this table for these awards are based on achieving the
“maximum” level of performance.

2025 THE AZEK COMPANY Proxy Statement	53	COMPENSATION DISCUSSION AND ANALYSIS
(5)The market value of shares or units that have not vested and the market or payout value of earned shares, units or other rights that have not vested were calculated using a price per share of Class A common stock of $46.80, which was the closing price on September 30, 2024, the last trading day of our fiscal year 2024.
2024 Option Exercises and Stock Vested
The following table shows information regarding shares of our Class A common stock that were issued upon exercise of option awards and vesting of RSUs and PSUs during fiscal year 2024 for each of our NEOs and the value realized in connection thereof based on the closing price of our Class A common stock on the exercise or vesting date, as applicable.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jesse Singh	—	—	83,575	2,891,167
Peter Clifford	—	—	15,702	602,362
Jonathan Skelly	19,022	345,154	51,049	2,185,831
Samara Toole	—	—	6,610	199,241
Morgan Walbridge	—	—	8,010	302,295

2025 THE AZEK COMPANY Proxy Statement	54	COMPENSATION DISCUSSION AND ANALYSIS
Potential Payments and Benefits upon Termination or Change-in-Control
The following table sets forth the amount of compensation payable to each of our current NEOs upon termination because of death or disability, involuntary termination not-for-cause (or with good reason), involuntary termination for cause, a change in control, a qualifying termination in connection with a change in control, and retirement. The amounts shown assume that such event was effective as of September 30, 2024. The actual amount to be paid can only be determined at the time of such event. Amounts below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including for matters such as accrued salary and vacation pay and distributions of 401(k) Plan balances. There are no single-
trigger change-in-control arrangements.

	Cash Payment ($)(1)	Continuation of Medical/ Welfare Benefits ($)	Acceleration and Continuation of Equity Awards ($)(2)	Total Termination Payments/ Benefits ($)
Jesse Singh
Death/Disability	1,365,030	—	6,819,561	8,184,591
Termination by Company Other Than for Cause	4,117,030	49,318	7,262,749	11,429,097
Termination by Officer for Good Reason	4,117,030	49,318	7,262,749	11,429,097
Termination by Company for Cause	—	—	—	—
Change in Control	—	—	—	—
Qualifying Termination in Connection with a Change in Control	4,117,030	49,318	12,548,529	16,714,877
Retirement	—	—	9,777,704	9,777,704
Peter Clifford
Death/Disability	—	—	2,606,501	2,606,501
Termination by Company Other Than for Cause	1,137,500	—	2,779,202	3,916,702
Termination by Officer for Good Reason	1,137,500	—	2,779,202	3,916,702
Termination by Company for Cause	—	—	—	—
Change in Control	—	—	—	—
Qualifying Termination in Connection with a Change in Control	1,137,500	—	4,845,809	5,983,309
Retirement	—	—	—	—
Jonathan Skelly
Death/Disability	—	—	1,704,593	1,704,593
Termination by Company Other Than for Cause	550,000	30,555	1,851,605	2,432,160
Termination by Officer for Good Reason	—	—	—	—
Termination by Company for Cause	—	—	—	—
Change in Control	—	—	—	—
Qualifying Termination in Connection with a Change in Control	550,000	30,555	3,310,734	3,891,289
Retirement	—	—	—	—
Samara Toole
Death/Disability	—	—	1,182,200	1,182,200
Termination by Company Other Than for Cause	412,000	—	1,096,626	1,508,626
Termination by Officer for Good Reason	—	—	—	—
Termination by Company for Cause	—	—	—	—
Change in Control	—	—	—	—
Qualifying Termination in Connection with a Change in Control	412,000	—	1,873,906	2,285,906
Retirement	—	—	—	—
Morgan Walbridge
Death/Disability	—	—	1,377,964	1,377,964
Termination by Company Other Than for Cause	424,000	—	1,406,665	1,830,665
Termination by Officer for Good Reason	—	—	—	—
Termination by Company for Cause	—	—	—	—
Change in Control	—	—	—	—
Qualifying Termination in Connection with a Change in Control	424,000	—	2,453,229	2,877,229
Retirement	—	—	—	—
(1)Cash payments were calculated in accordance with the applicable NEO’s employment agreement or offer letter as follows:
•for Mr. Singh, (i) the cash payment in the case of his death or disability is equal to a pro rata portion, based on the number of days in the fiscal year for which Mr. Singh was employed, of the actual annual incentive he is eligible to earn based on the

2025 THE AZEK COMPANY Proxy Statement	55	COMPENSATION DISCUSSION AND ANALYSIS
•actual performance of the Company for the full year of termination, (ii) the cash payment in the case of his termination by the
Company without Cause or by Mr. Singh for Good Reason, with or without a change in control, is equal to the sum of (x) two
(2) times his annual base salary, (y) one (1) times his target annual incentive payment for the fiscal year of termination and (z)
a pro rata portion, based on the number of days in the fiscal year for which Mr. Singh was employed, of the actual annual incentive he is eligible to earn based on the actual performance of the Company for the full year of termination;
•for Mr. Clifford, the cash payment in the case of his termination by the Company without Cause or by Mr. Clifford for Good
Reason, with or without a change in control, is equal to the sum of (x) one (1) times his annual base salary and (y) a pro rata portion, based on the number of days in the fiscal year for which Mr. Clifford was employed, of his target annual incentive for that fiscal year;
•for each of Mr. Skelly, Ms. Toole and Ms. Walbridge, the cash payment in the case of his termination by the Company without
Cause, with or without a change in control, is equal to one (1) times their annual base salary.
(2)The amounts reported in this column represent the aggregate value of the RSUs, PSUs and stock options where vesting is accelerated or continued in connection with a qualifying termination of employment based on the closing sales price per share of our common stock on September 30, 2024 of $46.80. The agreements setting forth the terms and conditions of the RSU, PSU and stock option awards granted to each of our NEOs provide for:
•in the case of RSUs:
◦upon death or disability, a pro rata portion, based on the time elapsed from the beginning of the vesting period for such award through the date of termination, of unvested RSUs will immediately vest,
◦with respect to each NEO other than Ms. Walbridge, upon the NEO’s termination by the Company without
Cause or by the NEO for Good Reason, if applicable, and subject to the NEO’s compliance with any applicable restrictive covenants, any unvested RSUs that are scheduled to vest within 12 months of the NEO’s date of termination will remain outstanding and continue to vest on the applicable vesting date as if the NEO had remained employed through such applicable vesting date;
◦with respect to Ms. Walbridge, upon her termination by the Company without Cause, and subject to her compliance with any applicable restrictive covenants, RSUs granted in connection with her promotion in fiscal year 2022 and thereafter and that are scheduled to vest within 12 months of her date of termination would remain outstanding and continue to vest on the applicable vesting date as if she had remained employed through such applicable vesting date;
◦with respect to each NEO other than Ms. Walbridge, upon the NEO’s termination by the Company without
Cause or by the NEO for Good Reason, if applicable, in either case on or within 24 months of a change in control, as defined in the 2020 Plan, any unvested RSUs immediately vest as of the date of termination;
◦with respect to Ms. Walbridge, upon her termination by the Company without Cause on or within 12 months of a change in control, as defined in the 2020 Plan, RSUs immediately vest as of the date of termination, and, upon her termination by the Company without Cause between 12 months and 24 months of a change in control, as defined in the 2020 Plan, RSUs granted in connection with or following her promotion in fiscal year
2022 would immediately vest as of the date of termination; and
◦upon retirement, for NEOs whose combined age and years of service with the Company is at least 65 (with a minimum age of 58 and two years of service), and subject to certain conditions, including a notice requirement that is deemed satisfied for purposes of this table, unvested RSUs that were granted on or after November 19,
2021 will remain outstanding and continue to vest on the applicable vesting date as though the NEO had continued to be employed through that vesting date;
•in the case of stock options, (i) upon death or disability, a pro rata portion, based on the time elapsed from the beginning of the vesting period for such award through the date of termination, of unvested stock options will immediately vest, (ii) upon the NEO’s termination by the Company without Cause or by the NEO for Good Reason, if applicable, and subject to the NEO’s compliance with any applicable restrictive covenants, any unvested stock options that are scheduled to vest within 12 months of the NEO’s date of termination will remain outstanding and continue to vest on the applicable vesting date as if the NEO had remained employed through such applicable vesting date; (iii) upon the NEO’s termination by the Company without Cause or by the NEO for Good Reason, if applicable, in either case on or within 24 months of a change in control, as defined in the 2020
Plan, any unvested stock options immediately vest as of the date of termination; and (iv) upon retirement, for NEOs whose combined age and years of service with the Company is at least 65 (with a minimum age of 58 and two years of service), and subject to certain conditions, including a notice requirement that is deemed satisfied for purposes of this table, unvested stock options will remain outstanding and continue to vest on the applicable vesting date as though the NEO had continued to be employed through that vesting date and such options shall remain exercisable for ten years from the applicable grant date;
•in the case of PSUs:
◦upon death or disability, a pro rata portion, based on the time elapsed from the beginning of the vesting period for such award through the date of termination, of such PSUs will remain outstanding and be eligible to vest on the vesting date as if the NEO had remained employed through that date based on actual performance;
◦with respect to each NEO other than Ms. Walbridge, upon the NEO’s termination by the Company without
Cause or by the NEO for Good Reason, if applicable, and subject to the NEO’s compliance with any applicable restrictive covenants, a pro rata portion, based on the time elapsed from the beginning of the vesting period for such award through the date of termination, of such PSUs will remain outstanding and be eligible to vest on the vesting date as if the NEO had remained employed through that date based on actual performance;
◦with respect to Ms. Walbridge, upon her termination by the Company without Cause, and subject to her compliance with any applicable restrictive covenants, a pro rata portion, based on the time elapsed from the beginning of the vesting period for such award through the date of termination, of the PSUs granted in connection with or following her promotion in fiscal year 2022 will remain outstanding and be eligible to vest on the vesting date as if she had remained employed through that date based on actual performance;

2025 THE AZEK COMPANY Proxy Statement	56	COMPENSATION DISCUSSION AND ANALYSIS
◦with respect to each NEO other than Ms. Walbridge, upon the NEO’s termination by the Company without
Cause or by the NEO for Good Reason, if applicable, in either case on or within 24 months of a change in control, as defined in the 2020 Plan, any unvested PSUs immediately vest as of the date of termination based on target performance;
◦with respect to Ms. Walbridge, upon her termination by the Company without Cause on or within 12 months of a change in control, as defined in the 2020 Plan, any unvested PSUs immediately vest as of the date of termination based on target performance, and, upon her termination by the Company without Cause between
12 months and 24 months of a change in control, as defined in the 2020 Plan, any unvested PSUs granted in connection with or following her promotion in fiscal year 2022 would immediately vest as of the date of termination based on target performance; and
◦upon retirement, for NEOs whose combined age and years of service with the Company is at least 65 (with a minimum age of 58 and two years of service), and subject to certain conditions, including a notice requirement that is deemed satisfied for purposes of this table, a pro rata portion, based on the time elapsed from the beginning of the applicable vesting period through the date of termination, of unvested PSUs  will remain outstanding and continue to vest on the applicable vesting date as though the NEO had continued to be employed through that vesting date based on actual performance.
Additional Narrative Disclosures
Employment Agreements
The AZEK Group LLC (f/k/a CPG International LLC), the Company's wholly owned, direct subsidiary, entered into an employment agreement or offer letter with each of the NEOs in connection with the commencement of their employment.
Restrictive Covenants. In connection with the commencement of their employment, each of the NEOs agreed to confidentiality, non-
disparagement, non-competition and non-solicitation of employees and customers covenants. The non-competition and non-solicitation covenants with each of the NEOs continue for two years following the termination of his employment for any reason. The NEOs also agreed to covenants assigning us rights to intellectual property.
Severance Under Employment Agreements. Each employment agreement or offer letter, as applicable, provides for certain severance and termination benefits that are described under “—Potential Payments and Benefits upon Termination or Change-in-Control.”
Severance benefits to each of the NEOs are subject to their execution of a release in our favor and compliance with post-employment restrictive covenants.
Executive Severance Plan
In December 2024, we adopted The AZEK Company Inc. Executive Severance Plan, and all NEOs entered into a participation agreement thereunder and have agreed to accept the terms of the Executive Severance Plan in lieu of the severance benefits set forth in their respective employment agreements and offer letters. Under the Executive Severance Plan, each NEO is eligible for severance benefits in the event of a Qualifying Termination, which includes a termination by the Company without Cause (as defined therein) or by the NEO for Good Reason (as defined therein), subject to execution of a release of claims and continued compliance with confidentiality, non-
disparagement, non-competition and non-solicitation covenants.
In the event of a Qualifying Termination prior to or more than 24 months following a change in control, such severance benefits include:
•cash severance equal to 1.0x (or, for the CEO, 2.0x) the sum of the NEO’s base salary and target annual incentive, payable in installments over 12 months (or, for the CEO, 24 months);
•reimbursement or payment of premiums for group health plan continuation coverage for 12 months (or, for the CEO, 24 months);
•any unpaid annual incentive for the most recently completed fiscal year, based on actual performance, or the Prior Year Bonus;
and
•a pro-rated annual incentive for the fiscal year in which the Qualifying Termination occurs, based on actual performance, or the Pro-Rata Bonus.
However, in the event of a Qualifying Termination on or within 24 months following a change in control, such severance benefits instead include:
•cash severance equal to 2.0x (or, for the CEO, 3.0x) the sum of the NEO’s base salary and target annual incentive, payable in a lump sum;
•reimbursement or payment of premiums for group health plan continuation coverage for 18 months (or, for the CEO, 24 months);
•the Prior Year Bonus and
•the Pro-Rata Bonus.
In addition, the Executive Severance Plan provides for payment of the Prior Year Bonus and the Pro-Rata Bonus in the event of the NEO’s death or disability.

2025 THE AZEK COMPANY Proxy Statement	57	2024 CEO PAY RATIO DISCLOSURE
2024 CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Mr. Singh, our CEO, to the annual total compensation of our median employee.
The values for fiscal year 2024, our last completed fiscal year, are as follows:
•annual total compensation for our CEO as reported in the Summary Compensation Table of $6,339,248; and
•annual total compensation for our median employee of $67,369.
Accordingly, the ratio of Mr. Singh’s annual total compensation to our median employee’s total compensation for 2024 was 94:1.
For fiscal year 2024, we have used the same median employee that was identified in our proxy statement covering fiscal year 2022. We believe there have been no significant changes in our employee population or compensation arrangements during fiscal year 2024 that would significantly affect our CEO pay ratio calculation.
The process to identify our median employee involved examining the annualized base pay rate for all individuals (excluding our CEO) who were employed by us in the United States on September 30, 2022, the last day of fiscal year 2022. We included all employees, whether employed on a full-time and part-time basis, and excluded all employees located outside the United States (11 employees in Canada, less than 1% of our employee population). Our employee population as of September 30, 2022 included 2,082 employees. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.
From this group, we identified a cohort of 51 employees consisting of the employee with the absolute median compensation value and the 25 employees above and 25 employees below that employee and chose our median employee after considering anomalous characteristics, including, among others, overtime, bonuses and tenure. Our median employee identified through the methodology outlined above, and their earnings for the period of October 1, 2023 to September 30, 2024, were used in the fiscal year 2024 CEO pay ratio calculation.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee and in calculating the pay ratio allow companies to adopt a variety of methodologies, exclusions and assumptions that reflect their employee populations and compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Neither the Compensation Committee nor management of the Company used the CEO pay ratio measure in making compensation decisions.

2025 THE AZEK COMPANY Proxy Statement	58	PAY -VERSUS-PERFORMANCE
PAY-VERSUS-PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, or
Item 402(v), we are providing the following information regarding the relationship between the executive “Compensation Actually Paid”
as defined in Item 402(v) and our financial performance over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v).
Although we are required to disclose “Compensation Actually Paid”, these amounts do not necessarily reflect compensation that our
NEOs actually earned in the fiscal years shown. Instead, “Compensation Actually Paid” reflects a calculation computed in accordance with the pay-versus-performance rules, including adjustments of the values of unvested and vested equity awards based on changes in our stock price and various accounting valuation assumptions. “Compensation Actually Paid” generally fluctuates due to stock price performance.
For a more accurate description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our NEOs, see the “Compensation Discussion and Analysis” section of this Proxy Statement. Accordingly, the following table sets forth the “Compensation Actually Paid” for the Company’s Principal Executive Officer, or PEO, and the average “Compensation
Actually Paid” for non-PEO NEOs and the Company’s financial performance metrics for 2024, 2023, 2022, and 2021.
Pay-Versus-Performance Table

					Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Other NEOS ($)(3)	Average Compensation Actually Paid to Other NEOS ($)(2)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income (in millions) ($)	Adjusted EBITDA ($)(6)
2024	6,339,248	13,409,130	2,000,435	3,914,579	134	240	153.4	379.3
2023	5,287,550	9,044,768	1,654,654	2,756,451	85	156	62.4	283.8
2022	4,388,758	533,511	1,447,418	229,717	48	112	67.2	290.4
2021	5,473,246	9,138,365	3,822,005	2,421,126	105	140	88.9	268.5
(1)Represents total compensation reported for our CEO, Mr. Singh, as set forth in the Total column of the Summary Compensation Table for the applicable year.
(2)The following table shows the adjustments made to CEO and average Other NEO total compensation in arriving at "Compensation Actually
Paid" for the applicable year. For all periods presented, the amounts deducted from the Summary Compensation Table consisted of the grant-date fair value of equity awards granted in the respective year. The amounts added to the Summary Compensation Table totals consisted of the fair value as of the end of the year of equity grants made in that year, the change in fair value of unvested equity awards granted in prior years and the change in fair value of equity awards vested in the year presented. There were no awards that were granted and vested in the same year, awards that failed to meet the applicable vesting period, or dividends or earnings not otherwise included in total compensation.
CEO Summary Compensation Table to "Compensation Actually Paid" Reconciliation:

	Deductions ($)(i)		Additions ($)(ii)
	Stock Awards ($)	Option Awards ($)	Year-End Fair Value of Unvested Equity Awards Granted in the Year ($)	Change in Year-End Fair Value of Unvested Equity Awards Granted in Prior Years ($)(iii)	Change in Year-End Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Compensation Actually Paid ($)
2024	3,140,196	900,016	4,559,430	5,418,633	1,132,030	13,409,130
2023	2,520,018	840,006	5,320,594	1,519,427	277,221	9,044,768
2022	2,100,061	700,002	1,072,945	(1,708,083)	(420,046)	533,511
2021	1,950,066	650,010	2,792,426	120,588	3,352,181	9,138,365

2025 THE AZEK COMPANY Proxy Statement	59	PAY -VERSUS-PERFORMANCE
Other NEO Summary Compensation Table to "Compensation Actually Paid" Reconciliation:

	Deductions ($)(i)		Additions ($)(ii)
	Stock Awards ($)	Option Awards ($)	Year-End Fair Value of Unvested Equity Awards Granted in the Year ($)	Change in Year-End Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Change in Year-End Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Compensation Actually Paid ($)
2024	769,077	220,317	1,116,130	1,396,576	390,831	3,914,579
2023	626,266	208,755	1,322,254	435,825	178,739	2,756,451
2022	551,623	135,951	316,522	(748,141)	(98,508)	229,717
2021	1,638,905	930,360	804,417	178,283	185,686	2,421,126
(i)Represents the dollar amounts of the Stock Awards and Option Awards from the Summary Compensation Table for fiscal years 2024, 2023, 2022 and 2021.
(ii)This column represents the fair value of RSUs, PSUs and stock options at the relevant measurement dates. The fair value of each RSU was calculated by multiplying the applicable number of RSUs by the closing per share price of our Class A common stock on the measurement date. The fair value of each PSU was estimated at each measurement date using: (i) the closing per share price of our Class A common stock on the measurement date, and (ii) an assumption regarding attainment of the performance goals for the performance period, except for
PSUs that vested in December 2024, for which actual attainment was used. The fair value of each stock option was calculated in accordance with FASB ASC 718 using the Black-Scholes option pricing model and the key input variables (assumptions) of that model as described in Note 14 to our Consolidated Financial Statements included in our 2024 Annual Report. The valuation assumptions used to calculate fair values were determined in a consistent manner and did not materially differ from those disclosed at the time of grant.
(iii)Reflects a Restatement-related reduction of 2,637 shares from the shares otherwise issuable to Mr. Singh pursuant to the PSUs granted in fiscal year 2022. The resulting impact is a $123,412 reduction in 2024
Compensation Actually Paid.
(3)Represents the average total compensation reported for our Other NEOs for the covered years, as presented in this proxy statement and prior years’ proxy statements. Our Other NEOs were: Messrs. Clifford and Skelly and Mses. Toole and Walbridge for fiscal years 2024, 2023 and 2022 and Messrs. Clifford, Kardish, Ochoa, Skelly and Nicoletti for fiscal year 2021. Average total compensation and average
"Compensation Actually Paid" for our Other NEOs for fiscal year 2021 was significantly elevated as a result of accounting modifications made in connection with our former Chief Financial Officer, Mr. Ralph Nicoletti's, retirement and an initial long-term incentive award granted to Mr. Clifford in connection with his commencement of employment with us in the same year. For additional information, see
Note 13 to our Consolidated Financial Statements included in the 2023 Annual Report.
(4)Represents our cumulative total shareholder return, or TSR, for the applicable year, assuming a fixed investment of $100 in our Class A common stock at market close on September 30, 2020.
(5)Represents cumulative TSR of the S&P Composite 1500 Building Products Index for the applicable year.
(6)We have identified Adjusted EBITDA as our Company-Selected Measure as the Compensation Committee believes that Adjusted EBITDA performance reflects underlying trends in our business that could otherwise be masked by certain expenses that can vary significantly from period to period and reflects our core operating results and the effectiveness of our business strategy. As such, for the years covered above, Adjusted EBITDA accounted for 50% of each of the NEOs annual incentive award opportunity and 45% of the attainment value for
PSUs. Notwithstanding the foregoing, Adjusted EBITDA is one of many important financial performance measures that the Compensation
Committee considers when making executive compensation decisions. For more information on Adjusted EBITDA, including reconciliation to its closest comparable GAAP measure, see pages 42-47 of our 2024 Annual Report.

2025 THE AZEK COMPANY Proxy Statement	60	PAY -VERSUS-PERFORMANCE
Relationships Between "Compensation Actually Paid" and Specified Financial Performance Measures
Relationship Between "Compensation Actually Paid" and Total Shareholder Return
As shown in the following graph, the "Compensation Actually Paid" to our CEO and our Other NEOs highly correlates with our TSR.
Fluctuations in "Compensation Actually Paid" amounts are generally proportional to changes in our share price, including as a result of changes in the fair value of unvested stock options, PSUs and RSUs, the value of each of which is directly connected to our share price.
Because a significant portion of our NEO’s total target compensation, 66% and 50% in fiscal year 2024 for our CEO and our Other NEOs, respectively, is linked to stock price performance, in line with our pay-for-performance philosophy, "Compensation Actually Paid" for our
NEOs will inherently rise and fall with TSR. Relative to our peers, our TSR reflects the impact of our IPO in June 2020, including the fact that we were a newly public company during the period with a significant portion of our common stock held by the Sponsors, as well as the significant rise in interest rates beginning in 2022 that resulted in housing and residential repair & remodel market uncertainty.

CAP vs. TSR vs. Peer TSR
Compensation Actually Paid In $000's
Total Shareholder Return
$20,000
$15,000
$10,000
$5,000
$0
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
$100
$100
$140
$9,138
$105
$2,421
$112
$48
$534
$230
$156
$9,045
$85
$2,756
$240
$13,409
$134
$3,915
CEO
Avg. NEOs
TSR
Peer TSR

2025 THE AZEK COMPANY Proxy Statement	61	PAY -VERSUS-PERFORMANCE
Relationships Between "Compensation Actually Paid" and Adjusted EBITDA and Net Income
The following charts provide a graphical representation of "Compensation Actually Paid" alongside our net income and Adjusted EBITDA over the periods presented. We believe that long-term stockholder value is driven by growth in net income and Adjusted EBITDA. As reflected in the following charts, however, “Compensation Actually Paid” in any given year does not necessarily correlate with changes in net income and Adjusted EBITDA. For fiscal year 2022, for example, net income declined 24.4% from $88.9 million to $67.2 million, but
"Compensation Actually Paid" declined approximately 94%. Similarly, Adjusted EBITDA grew 8.2% from $268.5 million to $290.4 million but "Compensation Actually Paid" declined year over year due to a decline in our stock price over the course of the year. On the other hand, for fiscal year 2023, net income declined 7.1% from $67.2 million to $62.4 million and Adjusted EBITDA declined 2.3% from $290.4 million to $283.8 million, but "Compensation Actually Paid" increased, reflecting the increase in our stock price during fiscal year 2023.
Finally, in ﬁscal year 2024, net income increased 145.8% from $62.4 million to $153.4 million, Adjusted EBITDA increased 33.7% from
$283.8 million to $379.3 million and "Compensation Actually Paid" increased, as did our stock price. While both net income and Adjusted
EBITDA fluctuated over the periods presented, “Compensation Actually Paid” fluctuated much more significantly and in a way more closely correlated with our stock price, reflecting both the volatility in our stock price over the same periods and its relatively large impact on "Compensation Actually Paid."

CAP vs. Net Income
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid In $000's
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Net Income in Millions
$88.9
$9,138
$2,421
$67.2
$534
$230
$9,045
$62.4
$2,756
$153.4
$13,409
$3,915
2021
2022
2023
2024
CEO
Avg. NEOs
Net Income

CAP vs. CSM (Adjusted EBITDA)
Compensation Actually Paid In $000's
CSM: Adjusted EBITDA in Millions
$20,000
$15,000
$10,000
$5,000
$0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$268.5
$290.4
$283.8
$379.3
$9,138
$2,421
$534
$230
$9,045
$2,756
$13,409
$3,915
2021
2022
2023
2024
CEO
Avg. NEOs
CSM

2025 THE AZEK COMPANY Proxy Statement	62	PAY -VERSUS-PERFORMANCE
Table of Financial Performance Measures
Set forth below are the most important financial performance measures that the Compensation Committee considers when making executive compensation decisions, including in order to link compensation actually paid to performance and to align executive performance with stockholder interest. The measures in this table are not listed in order of importance. Return on Net Tangible Assets was used by the compensation committee with respect to PSUs prior to fiscal year 2025 and therefore continues to impact executive compensation. For a discussion of how the compensation committee applies the below measures, see the Compensation Discussion and
Analysis beginning on page 35.

Most Important Financial Performance Measures
Net Sales
Adjusted EBITDA
Return on Net Tangible Assets
Adjusted Return on Invested Capital

2025 THE AZEK COMPANY Proxy Statement	63	ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-
binding, advisory basis, the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote. Our current policy is to hold Say on Pay votes annually. We anticipate that the next advisory vote on executive compensation will occur at our 2026 annual meeting of stockholders.
Our executive compensation program is designed by our compensation committee to (i) align executive compensation with our financial and operational performance; (ii) attract, retain and motivate key executives critical to achieving our vision and strategy; and (iii) reward such executives for delivering desired business results and stockholder value, all while protecting against excessive risk taking. Our
Compensation Discussion & Analysis, which begins on page 35 of this proxy statement, describes in detail the components of our executive compensation program.
We believe in paying for performance, both annually and over the long term. Annual NEO incentive compensation is tied to pre-
established financial performance measures that the compensation committee believes are challenging but reasonably achievable. As evidence of our pay-for-performance philosophy, for fiscal year 2024, a substantial majority of both our CEO's target compensation
(84%) and our other NEO's target compensation, on average (69%), was “at risk” in that the ultimate realized value is dependent on the achievement of performance goals or subject to changes in our stock price. We believe that such allocation of our NEOs' compensation successfully brought significant value to our stockholders in fiscal year 2024.  We outperformed against our aggressive targets set at the beginning of the year, including delivering a ninth straight year of Residential net sales growth in a challenging macroeconomic environment. We also delivered record financial results for the year, and our one-year TSR outperformed all three of our fiscal year 2024 compensation peer group, the S&P Composite 1500 Building Products Index and the Russell 3000.
In addition, tying a significant portion of our NEOs’ compensation to our long-term financial and growth objectives aligns the interests of our NEOs with the long-term interests of our stockholders. Our two-year TSR also outperformed all of our peer group, the S&P
Composite 1500 Building Products Index and the Russell 3000, reflecting our strong financial results and execution for the period after navigating elevated inflation levels, an uncertain broader macroeconomic repair & remodel market and a channel inventory recalibration that began toward the end of fiscal year 2022 and also impacted fiscal year 2023. Our three-year TSR also outperformed our peer group and performed similarly to the Russell 3000. We believe this performance reflects our successful execution of our strategic growth initiatives over each period.
As a result, we are asking our stockholders to approve the adoption of the following resolution:
"RESOLVED, that the stockholders of The AZEK Company Inc. (the “Company”) approve, on an advisory basis, the compensation of the
Company's named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders
pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."
This vote is non-binding; however, we highly value the opinions of our stockholders. Accordingly, the Board and the Compensation
Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.
Vote Required; Recommendation of the Board of Directors
We will consider the proposal to be passed if it receives the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting.
Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not counted as shares entitled to vote on this proposal, and thus, will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF
COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2024.

2025 THE AZEK COMPANY Proxy Statement	64	INTRODUCTION OF PROPOSALS 4-6
INTRODUCTION TO PROPOSALS NO. 4-6
Our board of directors has recommended and is seeking stockholder approval for amendments to our Certificate that would eliminate provisions related to our former private equity sponsors, Ares Management Corporation, or Ares, and Ontario Teachers’ Pension Plan
Board, or OTPP. We refer to Ares and OTPP together as the Sponsors. The Sponsors held a significant portion of our common stock following our initial public offering in June 2020, and they completely exited their positions in our common stock in December 2023.
Since the Sponsors are no longer stockholders, the provisions addressed by these amendments are described in Proposals No. 4-6 below and set forth in Annex A, B and C (with additions to the Certificate indicated by underlining and deletions to the Certificate indicated by strike-outs).

PROPOSAL		BOARD OF DIRECTORS VOTING RECOMMENDATION

PROPOSAL NO. 4	Approval of amendments to our certificate of incorporation to remove references to the Sponsors and make certain other immaterial changes	FOR
PROPOSAL NO. 5	Approval of an amendment to our certificate of incorporation to remove the Sponsor corporate opportunity waiver provision	FOR
PROPOSAL NO. 6	Approval of an amendment to our certificate of incorporation to remove the Sponsors' exemption from certain business combination restrictions	FOR

2025 THE AZEK COMPANY Proxy Statement	65	APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE REFERENCES TO OUR FORMER SPONSORS AND MAKE CERTAIN OTHER IMMATERIAL CHANGES
PROPOSAL NO. 4
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE
OF INCORPORATION TO REMOVE REFERENCES TO
OUR FORMER SPONSORS AND MAKE CERTAIN
OTHER IMMATERIAL CHANGES
Our board of directors has determined that it is advisable and in the best interests of the Company and our stockholders to amend our
Certificate to remove references to our former Sponsors, as described below. We refer to these proposed amendments as the Sponsor
Amendments. We believe adoption of the Sponsor Amendments is in the best interests of our stockholders as eliminating these provisions will avoid potential confusion relating to provisions that are obsolete and no longer applicable. As a result, the board of directors is asking our stockholders to approve and adopt the Sponsor Amendments.
Background of the Sponsor Amendments
Our Certificate currently includes Sponsor-specific provisions and numerous references to the Sponsors in other provisions. Specifically:
•Articles FOURTH and FIFTH currently authorize the issuance of shares of Class B common stock and detail the terms and rights of Class B common stock. As set forth in our Certificate, Class B common stock is identical to Class A common stock, except that Class B common stock cannot vote for the election, replacement or removal of directors. The Class B common stock was created in connection with our initial public offering to ensure OTPP’s ability to comply with applicable law, which prohibited OTPP, as a Canadian pension fund, from investing monies of the Ontario Teachers’ Pension Plan, directly or indirectly, in securities of a corporation to which are attached more than 30% of the votes that may be cast for the election of directors of the corporation. In order to guarantee this protection and flexibility for OTPP, our Certificate provides that shares of Class A common stock and shares of Class B common stock are freely convertible into each other, provided that the converting stockholder already owns shares of Class B common stock. OTPP was the only Class B stockholder, so OTPP was the only stockholder eligible to own shares of Class B common stock.
In connection with the Sponsors’ exit in December 2023, the remaining shares of Class B common stock were converted into shares of Class A common stock. No shares of Class B common stock are now outstanding, and we do not anticipate issuing any new shares of Class B common stock. Accordingly, no stockholder is, or will in the future be, eligible to convert shares of
Class A common stock into shares of Class B common stock. Therefore, all provisions applicable to Class B common stock are obsolete and our board of directors recommends removing them from the Certificate.
•Article NINTH, Section (b) addresses the rights provided to the Sponsors under the Stockholders Agreement that the
Company entered into with the Sponsors in connection with our initial public offering. Following the Sponsors’ exit in
December 2023, the Stockholders Agreement is no longer in effect. Therefore, this provision is obsolete, and our board of directors recommends removing it from the Certificate.
•Article NINTH, Section (b) and Article TENTH, Sections (a) and (b), address certain rights provided only to the Sponsors.
Under Article NINTH, Section (b), in compliance with the requirements of the Stockholders Agreement, the Sponsors have the right to fill vacancies on the board resulting from vacancies in the number of Sponsor-designated directors. Article
TENTH, Section (a) and Section (b) provide that stockholders may act by written consent and request special meetings of stockholders so long as the Sponsors collectively own at least a majority of our outstanding shares of common stock. The
Stockholders Agreement is no longer in effect and the Sponsors no longer own a majority of our common stock. Therefore, these provisions are obsolete, and our board of directors recommends removing them from the Certificate.
Overview of the Sponsor Amendments
This Proposal No. 4 requests that stockholders approve amendments to Articles FOURTH, FIFTH, NINTH and TENTH to eliminate references that are now obsolete given the Sponsors’ exit from our stock, including:
•Eliminating all references to Class B common stock as no shares of Class B common stock remain outstanding and we do not anticipate issuing any new shares of Class B common stock. As a result of such amendment, the Company will only be authorized to issue Class A common stock.
•Eliminating all references to the Stockholders Agreement. The Stockholders Agreement is no longer in effect and the
Sponsors no longer have any rights or obligations under such agreement. As a result of such amendment, our Certificate will no longer refer to the Stockholders Agreement or the Sponsors’ prior rights thereunder.

2025 THE AZEK COMPANY Proxy Statement	66	APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE REFERENCES TO OUR FORMER SPONSORS AND MAKE CERTAIN OTHER IMMATERIAL CHANGES
•Eliminating all references to the Sponsors’ rights in Article NINTH, Section (b) and Article TENTH, Sections (a) and (b). As
discussed above, under Article NINTH, Section (b), the Sponsors retained the right to fill vacancies related to the number of directors designated by the Sponsors. As a result of the requested amendment, our Certificate will be revised to clarify that only the board of directors may fill vacancies on the board. Under Article TENTH, Section (a) and Section (b), stockholders could take certain actions so long as the Sponsors’ owned a majority of our outstanding shares of common stock. As a result of the requested amendment, our Certificate will be revised to clarify that (i) action required or permitted to be taken by stockholders must be taken at a meeting of stockholders and (ii) only the Chair of the board or a majority of the directors may call a special meeting of stockholders.
The Sponsor Amendments also include certain immaterial amendments to our Certificate, including:
•Renumbering the Articles of our Certificate using Roman numerals rather than textual form (e.g., "Article I" rather than
"FIRST") and making corresponding changes to references to such Articles throughout the Certificate.
•Article NINTH, Section (b): Clarifying that, consistent with Delaware law and the provisions of Article NINTH, Section (c), directors who are elected to fill a vacancy resulting from an increase in the number of directors or to fill a newly created directorship will serve until his or her successor has been duly elected and qualified.
•Article NINTH, Section (b) and Section (c): Deleting outdated references to the phase-in the declassification of our board of directors, as the board of directors is fully declassified as of the 2025 annual meeting of stockholders.
•Article NINTH, Section (d): Clarifying that the authorized range for the number of directors is set forth in Article NINTH,
Section (b).
•Article NINTH, Section (e): Deleting definitions related to Articles NINTH and TWELFTH related to the Sponsors.
In its review of the Sponsor Amendments, the board of directors considered the events discussed above related to the Sponsors’ exit and the need to avoid potential confusion relating to provisions that are no longer applicable or that discuss specific rights formerly held by the Sponsors. In addition, the board of directors considered that eliminating the obsolete provisions related to the Sponsors would not diminish the existing rights of stockholders.
Based on these considerations and upon the recommendation of the nominating and corporate governance committee, our board of directors adopted resolutions setting forth the Sponsor Amendments, declaring the Sponsor Amendments advisable and in the best interests of the Company and our stockholders, and unanimously resolving to submit the Sponsor Amendments to our stockholders for approval.
This description of the Sponsor Amendments and related provisions of our Certificate is qualified in its entirety by reference to the text of the Sponsor Amendments, which is attached as Annex A to this Proxy Statement.
Additional Information
If our stockholders approve the Sponsor Amendments, they will become effective upon the filing of a certificate of amendment to our
Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the
Sponsor Amendments. In addition, we intend to file a further restated Certificate of Incorporation to integrate the Sponsor Amendments with the other Certificate amendments discussed in this Proxy Statement that are approved by our stockholders into a single document.
However, even if our stockholders approve the Sponsor Amendments, our board of directors retains discretion under Delaware law not to implement them. If our board of directors exercises such discretion, we will publicly disclose that fact, and the Certificate will not be amended to reflect the Sponsor Amendments.
If our stockholders do not approve the Sponsor Amendments, the references to the former Sponsors, the Stockholders Agreement and the Class B common stock will remain in our Certificate and the immaterial amendments described above will not be made, and the certificate of amendment will not be filed with the Delaware Secretary of State.
Vote Required; Recommendation of the Board of Directors
Approval of the Sponsor Amendments requires the affirmative vote of the holders of a majority of the voting power of our outstanding
Class A common stock, which is our only outstanding class of common stock. Abstentions and broker non-votes, if any, have the same effect as an “against” vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENTS TO OUR
CERTIFICATE TO REMOVE REFERENCES TO OUR FORMER SPONSORS AND IMPLEMENT CERTAIN IMMATERIAL AMENDMENTS.

2025 THE AZEK COMPANY Proxy Statement	67	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSOR CORPORATE OPPORTUNITY WAIVER PROVISION
PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION TO REMOVE THE
SPONSOR CORPORATE OPPORTUNITY WAIVER
PROVISION
Our board of directors has determined that it is advisable and in the best interests of the Company and our stockholders to amend our
Certificate to remove the corporate opportunity waiver provision for the Sponsors and their affiliates, as described below. We refer to this amendment to our Certificate as the Removal of Corporate Opportunity Waiver Amendment. We believe the Removal of Corporate
Opportunity Waiver Amendment reflects our commitment to good corporate governance and further strengthens the duty of loyalty owed by our directors and officers to the Company under Delaware law. As a result, the board of directors is asking our stockholders to approve and adopt the Removal of Corporate Opportunity Waiver Amendment.
Background of the Removal of Corporate Opportunity Waiver Amendment
Under Delaware law, directors and officers of a corporation owe a fiduciary duty of loyalty, which requires that they always act in the best interests of the corporation and its stockholders. Among the specific duties of loyalty recognized by Delaware law is the corporate opportunity doctrine. This doctrine prohibits an officer or director from diverting a corporate opportunity away from the corporation and utilizing that opportunity for himself or herself. Under Delaware law, several factors are considered to determine if a business opportunity is a corporate opportunity that should have been presented to the corporation, including, but not limited to, whether the corporation has an interest and expectancy in the opportunity and whether the opportunity is in the same line of business as the corporation.
Section 122(17) of the Delaware General Corporation Law expressly permits Delaware corporations to adopt provisions in their certificate of incorporation that waive the application of the corporate opportunity doctrine with respect to one or more of the corporation’s officers, directors or stockholders. In connection with our initial public offering, we adopted Article TWELFTH of our
Certificate, which waives the corporate opportunity doctrine for persons affiliated with the Sponsors and their affiliates because the corporate opportunity doctrine could have inhibited the Sponsors from pursuing investments in businesses that compete with us as a result of the Sponsors having had Sponsor-appointed directors on our board.
Overview of the Removal of Corporate Opportunity Waiver Amendment
This Proposal No. 5 requests that stockholders approve an amendment to our Certificate to delete Article TWELFTH in its entirety and, therefore, remove the Company’s waiver of the corporate opportunity doctrine.
The board of directors reviewed the Company’s waiver of the corporate opportunity doctrine in Article TWELFTH and considered that, while the waiver of the corporate opportunity doctrine in Article TWELFTH was determined to be appropriate at the time of our initial public offering, its continued inclusion is no longer in the best interests of the Company or our stockholders now that the Sponsors have completely exited their positions in the Company’s stock. In addition, the board of directors considered that removal of the corporate opportunity waiver in Article TWELFTH will further strengthen the duty of loyalty owed by our directors and officers to the Company and our stockholders under Delaware law.
Based on these considerations and upon the recommendation of the nominating and corporate governance committee, our board of directors adopted resolutions setting forth the Removal of Corporate Opportunity Waiver Amendment, declaring the Removal of
Corporate Opportunity Waiver Amendment advisable and in the best interests of the Company and our stockholders, and unanimously resolving to submit the Removal of Corporate Opportunity Waiver Amendment to our stockholders for approval.
This description of the Removal of Corporate Opportunity Waiver Amendment set forth above is qualified in its entirety by reference to the text of the Removal of Corporate Opportunity Waiver Amendment, which is attached as Annex B to this Proxy Statement.
Additional Information
If our stockholders approve the Removal of Corporate Opportunity Waiver Amendment, it will become effective upon the filing of a certificate of amendment to our Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Removal of Corporate Opportunity Waiver Amendment. In addition, we intend to file a further restated Certificate of Incorporation to integrate the Removal of Corporate Opportunity Waiver Amendment with the other Certificate amendments discussed in this Proxy Statement that are approved by our stockholders into a single document. However, even if our stockholders approve the Removal of Corporate Opportunity Waiver Amendment, our board of directors retains discretion under
Delaware law not to implement them. If our board of directors exercises such discretion, we will publicly disclose that fact, and our
Certificate will continue to waive corporate opportunities for persons affiliated with the Sponsors.

2025 THE AZEK COMPANY Proxy Statement	68	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSOR CORPORATE OPPORTUNITY WAIVER PROVISION
If our stockholders do not approve the Removal of Corporate Opportunity Waiver Amendment, the certificate of amendment will not be filed with the Delaware Secretary of State, and our Certificate will continue to waive corporate opportunities for persons affiliated with the Sponsors.
Vote Required; Recommendation of the Board of Directors
Approval of the Removal of Corporate Opportunity Waiver Amendment requires the affirmative vote of the holders of a majority of the voting power of our outstanding Class A common stock, which is our only outstanding class of common stock. Abstentions and broker non-votes, if any, have the same effect as an “against” vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENTS TO OUR
CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSOR CORPORATE OPPORTUNITY PROVISION.

2025 THE AZEK COMPANY Proxy Statement	69	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSORS' EXEMPTION FROM CERTAIN BUSINESS COMBINATION RESTRICTIONS
PROPOSAL NO. 6
APPROVAL OF AN AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION TO REMOVE THE
SPONSORS' EXEMPTION FROM CERTAIN BUSINESS
COMBINATION RESTRICTIONS
Our board of directors has determined that it is advisable and in the best interests of the Company and our stockholders to amend our
Certificate to eliminate certain business combination restrictions contained therein, which were adopted in connection with our 2020 initial public offering given the Sponsors’ position in the Company at the time, and instead subject the Company to the business combination restrictions of Section 203 of the Delaware General Corporation Law, or Section 203. We refer to this amendment to our
Certificate as the Removal of Sponsor Business Combination Exemption Amendment. Given that the Sponsors completely exited their positions in the Company’s stock in December 2023, we believe the Removal of Sponsor Business Combination Exemption Amendment
will simplify our Certificate by eliminating obsolete provisions related to the Sponsors and will not have a substantive impact on the continued application of the restrictions on business combinations of the type enumerated in Section 203. As a result, the board of directors is asking our stockholders to approve and adopt the Removal of Sponsor Business Combination Exemption Amendment.
Background of the Removal of Sponsor Business Combination Exemption Amendment
Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years from the date a person or entity becomes an interested stockholder. An “interested stockholder” includes a person or entity that owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes: (i) mergers between the corporation and an interested stockholder; (ii) certain sales or dispositions to an interested stockholder of assets with an aggregate market value of 10% or more of either the aggregate market value of all the assets of the corporation (on a consolidated basis) or the aggregate market value of all outstanding stock of the corporation; (iii) certain issuances or transfers of stock to an interested stockholder; (iv) certain transactions involving the corporation that would increase the proportionate ownership of the interested stockholder; and (v) a receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by the corporation.
Under Section 203, the three-year moratorium on business combinations does not apply if: (i) the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board prior to the time the interested stockholder becomes an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by qualified employee stock plans) in the transaction in which it becomes an interested stockholder; or (iii) the business combination is approved by the corporation’s board and by the stockholders at an annual or special meeting, and not by consent, by the affirmative vote of 66 ⅔% of the outstanding voting stock that is not owned by the interested stockholder.
Article THIRTEENTH in our Certificate currently includes a provision opting out of the business combination restrictions set forth in
Section 203 and setting forth restrictions substantially similar to the Section 203 restrictions on the Company’s ability to engage in business combinations with an interested stockholder for three years from the date a person or entity becomes an interested stockholder except that, among other things, Article THIRTEENTH (i) excludes the Sponsors and their permitted transferees from the definition of “interested stockholder,” (ii) provides that the restrictions on business combinations apply when our common stock is registered under Section 12(b) or 12(c) of the Exchange Act, rather than when a class of our stock is listed on a national securities exchange or held of record by more than 2,000 stockholders, and (iii) excludes certain exceptions set forth in Section 203 that render restrictions on business combinations inapplicable in certain circumstances. Therefore, under Article THIRTEENTH, the Company and our stockholders, other than the Sponsors and their permitted transferees, are currently subject to business combination restrictions that are substantially similar to those in Section 203.
Under certain circumstances, the business combination restrictions in both Article THIRTEENTH and Section 203 would make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with the Company for a three-
year period. As a result, this could encourage companies interested in acquiring the Company to negotiate in advance with the board of directors, because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These restrictions also could have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Overview of the Removal of Sponsor Business Combination Exemption Amendment
This Proposal No. 6 requests that stockholders approve an amendment to our Certificate to delete Article THIRTEENTH in its entirety, which will result in the Company being subject to Section 203.

2025 THE AZEK COMPANY Proxy Statement	70	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE SPONSORS' EXEMPTION FROM CERTAIN BUSINESS COMBINATION RESTRICTIONS
The board of directors reviewed Article THIRTEENTH and considered the advisability of eliminating the Sponsor-related exceptions to our existing business combination restrictions given that the Sponsors completely exited their positions in the Company’s stock. In addition, the board of directors considered that, because our stockholders are already subject to business combination restrictions under Article
THIRTEENTH, the Removal of Sponsor Business Combination Exemption Amendment would not have the practical effect of subjecting the Company or our stockholders to additional restrictions on business combinations. Instead, the amendment would simply have the effect of eliminating obsolete exemptions for the Sponsors and their permitted transferees and replace the business combination restrictions in our Certificate with those in Section 203.
Based on these considerations and upon the recommendation of the nominating and corporate governance committee, our board of directors adopted resolutions setting forth the Removal of Sponsor Business Combination Exemption Amendment, declaring the
Removal of Sponsor Business Combination Exemption Amendment advisable and in the best interests of the Company and our stockholders, and unanimously resolving to submit the Removal of Sponsor Business Combination Exemption Amendment to our
stockholders for approval.
This description of the Removal of Sponsor Business Combination Exemption Amendment is qualified in its entirety by reference to the text of the Removal of Sponsor Business Combination Exemption Amendment, which is attached as Annex C to this Proxy Statement.
Additional Information
If our stockholders approve the Removal of Sponsor Business Combination Exemption Amendment, it will become effective upon the filing of a certificate of amendment to our Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Removal of Sponsor Business Combination Exemption Amendment. In addition, we intend to file a further restated Certificate of Incorporation to integrate the Removal of Sponsor Business Combination Exemption
Amendment with the other Certificate amendments discussed in this Proxy Statement that are approved by our stockholders into a single document. However, even if our stockholders approve the Removal of Sponsor Business Combination Exemption Amendment, our
board of directors retains discretion under Delaware law not to implement them. If our board of directors exercises such discretion, we will publicly disclose that fact, and the Company and our stockholders will remain subject to the restrictions on business combinations set forth in Article THIRTEENTH.
If our stockholders do not approve the Removal of Sponsor Business Combination Exemption Amendment, the Company and our
stockholders will remain subject to the restrictions on business combinations currently set forth in the Certificate, and the certificate of amendment will not be filed with the Delaware Secretary of State.
Vote Required; Recommendation of the Board of Directors
Approval of the Removal of Sponsor Business Combination Exemption Amendment requires (i) the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding Class A common stock, which is our only outstanding class of common stock, and
(ii) the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding Class A common stock, excluding any shares owned as of the record date for the Annual Meeting by an interested stockholder subject to the restrictions of Article
THIRTEENTH. As of the record date for the Annual Meeting, the Company is not aware of any stockholder who may be subject to the restrictions set forth in Article THIRTEENTH. Abstentions and broker non-votes, if any, have the same effect as an “against” vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENTS TO OUR
CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN BUSINESS COMBINATION RESTRICTIONS.

2025 THE AZEK COMPANY Proxy Statement	71	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND
RELATED STOCKHOLDER
MATTERS
The following table sets forth the beneficial ownership of our common stock as of December 21, 2024 by the following individuals or groups:
•each of our directors and director nominees;
•each of our named executive officers;
•all of our directors, director nominees and our executive officers and persons chosen to become executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock.
The percentage ownership information shown in the table is based upon 143,555,522 shares of Class A common stock and 0 shares of
Class B common stock outstanding as of December 21, 2024.
The beneficial ownership information presented below includes, for each beneficial owner, (i) shares of common stock beneficially owned and (ii) shares issuable upon exercise of options to purchase shares of Class A common stock, shares of Class A common stock issuable upon the settlement of DSUs and shares of Class A common stock subject to RSUs, in each case that are vested or will vest within 60 days of December 21, 2024. The beneficial ownership information presented below does not include shares issuable upon the exercise of options to purchase shares of Class A common stock, shares of Class A common stock issuable upon the settlement of DSUs or shares of Class A common stock subject to RSUs, in each case that will vest outside of such 60-day period. Shares subject to options, shares issuable upon the settlement of DSUs and shares subject to RSUs, in each case that are vested or will vest within 60 days of
December 21, 2024, are deemed outstanding for purposes of calculating the percentage ownership of the person holding such options,
DSUs or RSUs, but they are not deemed outstanding for purposes of calculating the percentage ownership of any other person.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

2025 THE AZEK COMPANY Proxy Statement	72	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Except as otherwise noted below, the address for persons listed in the table is c/o The AZEK Company, 1330 W Fulton Street, Suite #350,
Chicago, IL 60607.

Name of Beneficial Owner	Shares Owned	Percentage of Total Voting Power
Directors and Director Nominees:
Gary Hendrickson(1)	931,436	*
Sallie B. Bailey(2)	108,060	*
Pamela Edwards(3)	2,836	*
Howard Heckes(4)	18,546	*
Vernon J. Nagel(5)	38,538	*
Harmit Singh(6)	3,426	*
Brian Spaly(7)	79,283	*
Fiona Tan(8)	—	*
Named Executive Officers:
Jesse Singh(9)	2,748,234	1.9%
Peter Clifford(10)	203,662	*
Jonathan Skelly(11)	382,375	*
Samara Toole(12)	30,042	*
Morgan Walbridge(13)	34,233	*
Directors and current executive officers as a group(14)	4,624,252	3.2%
5% or Greater Stockholders:
Blackrock. Inc. (15)	14,746,336	10.3%
The Vanguard Group(16)	14,376,108	10.0%
Wellington Management Group(17)	14,224,410	9.9%
Capital Group Companies Inc.(18)	9,460,732	6.6%
FMR LLC(19)	7,698,373	5.4%
*Represents beneficial ownership of less than 1%.
(1)Includes 564,439 shares subject to options exercisable within 60 days of December 21, 2024, 11,288 shares subject to vested DSUs and 4,932 shares subject to vested but deferred RSUs. Includes 140,892 shares held by Mr. Hendrickson’s spouse, as trustee of The Hendrickson Family Trust, and for which Mr. Hendrickson’s spouse has delegated investment control and management to Mr. Hendrickson.
(2)Includes 30,260 shares subject to options exercisable within 60 days of December 21, 2024.
(3)Includes 263 shares subject to vested DSUs.
(4)Includes 1,982 shares subject to vested but deferred RSUs and 2,500 shares held by Howard C Heckes Trust, dated
10/2/2008, for which Mr. Heckes serves as trustee.
(5)Includes 8,632 shares subject to vested DSUs and 9,623 shares subject to vested but deferred RSUs.
(6)Includes 1,453 shares subject to vested DSUs.
(7)Includes 1,453 shares subject to vested DSUs.
(8)Ms. Tan's first grant was on March 4, 2024. She received grants of RSUs and other compensation in accordance with our non-employee director compensation program. For more information, see "Corporate Governance—Non-Employee
Director Compensation."
(9)Includes 1,135,749 shares subject to options exercisable within 60 days of December 21, 2024. Includes 112,207 shares held by Mr. Singh and Mr. Singh’s spouse as co-trustees of The Linda Singh Revocable Trust, 234,793 shares held by Mr.
Singh as trustee of The Linda S.R. Singh Family Trust, 186,705 shares held by Mr. Singh’s spouse as trustee of The Jesse
Singh 2016 Irrevocable Trust, 75,000 shares held by Mr. Singh as grantor-trustee of The Jesse Singh 2022 Trust, 100,000 shares held by Mr. Singh as grantor-trustee of The Jesse Singh 2024 Trust, and 9,476 shares held by Mr. Singh and his spouse as co-trustees of The Jesse G. Singh Revocable Trust.
(10)Includes 155,713 shares subject to options exercisable within 60 days of December 21, 2024.
(11)Includes 201,866 shares subject to options exercisable within 60 days of December 21, 2024.
(12)Includes 18,344 shares subject to options exercisable within 60 days of December 21, 2024.

2025 THE AZEK COMPANY Proxy Statement	73	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
(13)Includes 19,650 shares subject to options exercisable within 60 days of December 21, 2024.
(14)Includes 2,144,681 shares subject to options exercisable within 60 days of December 21, 2024, 23,089 shares subject to vested DSUs and 16,537 vested but deferred RSUs.
(15)Represents shares beneficially owned as of September 30, 2024, based on a Schedule 13G filed with the SEC on October 7,
2024, by Blackrock, Inc. Blackrock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001 and indicates that it has sole investment discretion with respect to all of its shares, sole voting power with respect to 14,124,372 shares and no voting power with respect to 621,964 shares.
(16)Represents shares beneficially owned as of September 30, 2024, based on a Schedule 13F filed with the SEC on November
13, 2024, by The Vanguard Group. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355 and indicates that it has sole investment discretion with respect to 14,149,877 shares, shared investment discretion with respect to 226,231 shares, shared voting power with respect to 61,173 shares, and no voting power with respect to
14,314,935 shares.
(17)Represents shares beneficially owned as of October 31, 2024, based on a Schedule 13G filed with the SEC on November 8,
2024, by Wellington Management Group LLP. In such filing, Wellington Management Group LLP lists its address as c/o
Wellington Management Company LLP, 280 Congress St., Boston, MA 02210 and indicates that it has shared investment discretion with respect to all of its shares, shared voting power with respect to 11,079,333 shares and no voting power with respect to 3,145,077 shares.
(18)Represents shares beneficially owned as of September 30, 2024, based on Schedules 13G and 13F, filed with the SEC on
November 12 and November 13, 2024, by affiliates of Capital Group Companies Inc. The address listed in such filings is 333
South Hope Street, 55th Fl, Los Angeles, CA 90071. Capital Group Companies Inc. indicates it has sole investment discretion and sole voting power with respect to all of its shares.
(19)Represents shares beneficially owned as of September 30, 2024, based on a Schedule 13G filed with the SEC on November
12, 2024, by FMR LLC. FMR LLC lists its address as 245 Summer Street, Boston, Massachusetts 02210 and indicates that it has sole investment discretion with respect to all of its shares, sole voting power with respect to 7,687,865 shares and no voting power with respect to 10,508 shares.
Equity Compensation Plan Information
The following table sets forth information concerning our equity compensation plans as of September 30, 2024:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted- average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	4,995,976	$25.40	5,618,467
Equity compensation plans not approved by stockholders	—	—	—
Total	4,995,976	$25.40	5,618,467
(1)Equity compensation plans approved by stockholders reflects our 2020 Plan and our 2021 ESPP. For more information regarding the 2020
Plan, see Note 13 to our Consolidated Financial Statements included in our 2021 Annual Report. For more information regarding the 2021
ESPP, see our current report on Form 8-K, filed on March 8, 2022 and the copy of the 2021 ESPP plan document attached thereto.
(2)Includes 3,728,880 shares issuable upon the exercise of outstanding options and 1,267,096 shares issuable upon the vesting and settlement of outstanding RSUs and PSUs as of September 30, 2024.
(3)Does not include outstanding RSUs which do not have an exercise price.

2025 THE AZEK COMPANY Proxy Statement	74	RELATED PERSON TRANSACTIONS
RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we have been or will be a participant in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement, or the Registration Rights Agreement, with the Sponsors and certain members of our management. The Registration Rights Agreement currently provides certain members of our management with customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Limitations of Liability; Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that we will limit the liability of and indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our certificate of incorporation from limiting the liability of our directors or officers for the following:
•any breach of their duty of loyalty to us or to our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; and
•any transaction from which the director or officer derived an improper personal benefit.
In addition, an officer may not be exculpated for any action brought by or in the right of the corporation and a director may not be exculpated for improper distributions to stockholders. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers, except in connection with actions brought by or in the right of the corporation, will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s or officer’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our certificate of incorporation and bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. See “Corporate Governance—
Director and Officer Indemnification Agreements”
The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.
Purchases of Products in the Ordinary Course of Business
Certain of our related persons may, either directly or through their respective affiliates, enter into commercial transactions with us from time to time in the ordinary course of business, primarily for the purchase of merchandise. We believe that none of the transactions with such persons is significant enough to be considered material to such persons or to us.

2025 THE AZEK COMPANY Proxy Statement	75	ADDITIONAL INFORMATION
ADDITIONAL INFORMATION
2024 Annual Report, SEC Filings and Regulation FD
Our financial statements for our fiscal year ended September 30, 2024 are included in our 2024 Form 10-K, which we filed with the SEC on November 20, 2024. This proxy statement and our 2024 Annual Report are posted on our website at www.azekco.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our 2024 Annual Report without charge by sending a written request to The AZEK Company Inc., Attention: Corporate Secretary, 1330 W Fulton Street #350, Chicago, Illinois 60607.
Also, we use our Investor Relations website at investors.azekco.com as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, SEC filings, public conference calls and webcasts. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and shall not be deemed filed under the
Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.
Special Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements. All statements other than statements of historical facts contained in this proxy statement, including statements regarding future operations are forward-looking statements. In some cases, forward looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,”
“expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements.  In particular, statements about potential new products and product innovation, statements with respect to our ability to meet future goals and targets, including our environmental, social and governance targets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in the proxy statement are forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our 2024
Annual Report and in our other SEC filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this proxy statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

2025 THE AZEK COMPANY Proxy Statement	76	OTHER MATTERS
OTHER MATTERS
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote the shares of our common stock represented by such proxy in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
1 If the Sponsor Amendments are approved and effected, the Articles of the Certificate will be renumbered using Roman numerals rather than textual form (e.g., "Article I" rather than "FIRST").

2025 THE AZEK COMPANY Proxy Statement	77	ANNEX A
ANNEX A
Sponsor Amendments1
FOURTH.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is
~~1,201,000,000~~1,101,000,000, of which 1,100,000,000 shares of the par value of $0.001 per share shall be designated as Class A Common
Stock~~, 100,000,000 shares of the par value of $0.001 per share shall be designated as Class B~~ (referred to as Common Stock) and
1,000,000 shares of the par value of $0.001 per share shall be designated as Preferred Stock.  ~~The Class A Common Stock and Class B~~
~~Common Stock are collectively referred to as Common Stock.~~
FIFTH. The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of ~~each class of~~ Common Stock.  ~~Except as otherwise provided in this Certificate of~~
~~Incorporation, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders of the shares~~
~~to the same rights and privileges.~~  The terms of the Common Stock set forth below shall be subject to the express terms of any series of
Preferred Stock then outstanding.
(a)          Dividends.  Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, or as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends (payable in cash, shares of stock of the Corporation, property or assets of the
Corporation or otherwise) as may be declared by the board of directors of the Corporation (the “Board of Directors”).  ~~If dividends are~~
~~declared that are payable in shares of Class A Common Stock or Class B Common Stock, such dividends shall be declared payable at the~~
~~same rate on each class of Common Stock, with dividends payable in shares of Class A Common Stock payable to holders of Class A~~
~~Common Stock, and dividends payable in shares of Class B Common Stock payable to holders of Class B Common Stock.~~
~~(b)          Conversion.~~
~~(i)~~
~~(A)          Shares of Class A Common Stock shall be convertible at any time into an equal number of shares of~~
~~Class B Common Stock at the option of the holder of such shares of Class A Common Stock, but only at such time~~
~~that such holder is, without giving effect to the applicable conversion in question, the record owner of shares of Class~~
~~B Common Stock.  Shares of Class B Common Stock shall be convertible at any time into an equal number of shares~~
~~of Class A Common Stock at the option of the holder of such shares of Class B Common Stock.~~
~~(B)          Upon any transfer (excluding the grant of a pledge, lien, charge or grant of a security interest,~~
~~except as provided in the next succeeding sentence) of shares of Class B Common Stock by Ontario Teachers’~~
~~Pension Plan Board (“OTPP”) to any person other than OTPP, unless OTPP shall otherwise elect with respect to a~~
~~specific transfer by written notice delivered to the Corporation at its principal office prior to such transfer, such~~
~~shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock, effective~~
~~immediately after such transfer to the transferee thereof.  OTPP may elect for the automatic transfer provisions of~~
~~this subsection (B) to apply to:  (i) any pledge, lien, charge or grant of a security interest; or (ii) any transfer to a~~
~~person included in the definition of OTPP as provided for in Article THIRTEENTH(C)          . subsection (C)(xi), in each~~
~~case by written notice delivered to the Corporation at its principal office prior to such pledge, lien, charge, grant of a~~
~~security interest or transfer, as applicable.~~
~~(ii)          In the case of certificated shares, each conversion of shares pursuant to subsection (b)(i)(A) shall be effected~~
~~by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the~~
~~Corporation at any time during normal business hours, and, in the case of both certificated and uncertificated shares, by~~
~~delivery to the Corporation at its principal office, of a written notice by the holder of such shares stating the number of shares~~
~~that any such holder desires to so convert.  Such conversion shall be deemed to have been effected as of the close of business~~
~~on the date on which such certificate or certificates, if applicable, have been surrendered and such notice has been received by~~
~~the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock shall~~
~~cease.  In the case of any conversion pursuant to subsection (b)(i)(B), such conversion shall be deemed to occur automatically,~~
~~and without any further action by the holder of the shares of Class B Common Stock effecting such transfer, such transferee or~~
~~the Corporation, immediately following the transfer of the relevant shares of Class B Common Stock to the transferee thereof.~~
~~Simultaneously with the conversion, the person or persons in whose name or names the new shares of Common Stock are to~~
~~be issued upon such conversion shall be deemed to have become the holder or holders of record of such new shares.~~
~~(iii)        In the case of certificated shares, promptly after such surrender and the receipt by the Corporation of the~~
~~written notice from such holder, the Corporation shall issue and deliver, in accordance with the surrendering holder’s~~
~~instructions, the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing~~
~~any shares of Common Stock that were represented by the certificate or certificates delivered to the Corporation in connection~~
~~with such conversion but that were not converted.  The issuance of certificates for the Common Stock upon conversion shall~~
~~be made without charge to the holder or holders of such shares.  Notwithstanding the previous sentence, the holder shall pay~~

2025 THE AZEK COMPANY Proxy Statement	78	ANNEX A
~~(or reimburse the Corporation for) any and all documentary, stamp or similar issue or transfer taxes in respect of the~~
~~conversion or other cost incurred by the Corporation or the holder in connection with such conversion.~~
~~(iv)        Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this subsection (b) of~~
~~this Article FIFTH may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent with this~~
~~subsection (b) of this Article FIFTH may be adopted, only by the affirmative vote of the holders of at least a majority of the~~
~~shares of Class B Common Stock then outstanding.~~
~~(c)          Transfers.  The Corporation shall not close its books against the transfer of any share of Common Stock, or of any share~~
~~of Common Stock issued or issuable upon conversion of shares of Common Stock, in any manner that would interfere with the timely~~
~~conversion of such shares of Common Stock.~~
~~(d)          Subdivisions and Combinations of Shares.  If the Corporation in any manner subdivides or combines the outstanding~~
~~shares of any class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided~~
~~or combined.~~
(~~e~~b)      Distribution of Assets.  Upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of ~~all classes of~~ Common Stock shall be entitled to receive all of the remaining assets of the
Corporation available after payments to creditors and to the holders of any Preferred Stock of the Corporation having prior rights as to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.
(~~f~~c)        Voting Rights.
~~(i)          Generally.~~  The holders of ~~Class A~~ Common Stock shall have the general right to vote for all purposes, including the election, removal or replacement of directors, as provided by law.  ~~The holders of Class B Common Stock shall~~
~~have the general right to vote for all purposes except, solely with respect to the shares of Class B Common Stock held by them,~~
~~the election, removal or replacement of directors.  Subject to the foregoing limitation on the voting rights attaching to the~~
~~Class B Common Stock, each holder of Class A Common Stock and each holder of Class B~~Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.  ~~The affirmative vote of the holders of a majority of the Class B~~
~~Common Stock then outstanding, voting separately as a class, shall be required to make any amendments or alterations to the~~
~~Certificate of Incorporation that adversely affect the rights and preferences of the Class B Common Stock as compared to the~~
~~Class A Common Stock.~~  There shall be no cumulative voting.
~~(ii)          Class Voting.  Except as required by the DGCL or as set forth in the Certificate of Incorporation, including, but~~
~~not limited to, the limitation on the voting rights attaching to the Class B Common Stock pursuant to clause (i) of this~~
~~subsection (f) of this Article FIFTH:~~
~~(A)          holders of shares of Class B Common Stock shall be entitled to vote on all matters submitted for a~~
~~vote or the consent of Class A Common Stock, whether pursuant to law or otherwise;~~
~~(B)          holders of shares of Class A Common Stock shall be entitled to vote on all matters submitted for a~~
~~vote or the consent of Class B Common Stock, whether pursuant to law or otherwise; and~~
~~(C)          the Class A Common Stock and the Class B Common Stock shall vote together as a single class, and~~
~~not separately as multiple classes, at any annual meeting or special meeting of the stockholders of the Corporation,~~
~~or in connection with any action taken by written consent.~~
~~(g)          Merger, etc.  In connection with any merger, consolidation or recapitalization, holders of Class A Common~~
~~Stock and holders of Class B Common Stock shall receive or be given the opportunity to receive the same form of consideration for their~~
~~shares in the same amount per share.~~
(~~h~~d)      No Preemptive or Subscription Rights.  No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
NINTH.
(a)          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)          Subject to the rights granted to holders of any one or more series of Preferred Stock then outstanding ~~or the rights~~
~~granted pursuant to the Stockholders Agreement, dated on or about the date of this Certificate of Incorporation (as the same may be~~
~~amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), by and among the~~
~~Corporation, Ares and OTPP~~, the Board of Directors shall consist of not less than three nor more than thirteen members.  Subject to the
Certificate of Incorporation~~,~~ and the Corporation’s bylaws ~~and the Stockholders Agreement~~, the exact number of directors of the corporation shall be fixed from time to time pursuant to resolution or resolutions of the Board of Directors.  Subject to:  (i) the previous sentence, and (ii) the rights of the holders of any series of stock with respect to such series of stock ~~and (iii) the rights granted to the~~
~~Sponsors pursuant to the Stockholders Agreement~~, except as otherwise required by law and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and not by the stockholders.
Any director elected to fill a vacancy not resulting from an increase in the number of directors ~~shall have the same remaining term as~~
~~that of his or her predecessor,~~ and any director elected to a newly created directorship shall serve for a term expiring at the next succeeding annual meeting ~~at which the term of the class to which he or she has been elected expires; provided in each case that~~ of

2025 THE AZEK COMPANY Proxy Statement	79	ANNEX A
stockholders and until his or her successor shall have been duly elected and qualified or until such director’s death, resignation, retirement, disqualification or removal from office (subject to the rights of any class or series of Preferred Stock to elect and remove directors) ~~each director elected to fill a vacancy or newly created directorship after the 2025 annual meeting of stockholders shall serve~~
~~for a term expiring at the next succeeding annual meeting of stockholders.~~.
(c)          ~~The directors of the Corporation shall be and are divided into three classes, with the terms of the class designated as~~
~~the “third class” of directors in the initial certificate of incorporation of the Corporation expiring at the 2023 annual meeting of~~
~~stockholders, and the terms of the classes elected at the annual meeting of stockholders held in 2021 and 2022, respectively, expiring at~~
~~the 2024 and 2025 annual meeting of stockholders, respectively; provided that such division of directors into classes shall terminate at~~
~~the 2025 annual meeting of stockholders.  Notwithstanding the preceding sentence, each~~ Each director elected by the stockholders ~~after~~
~~the 2022 annual meeting of stockholders~~ shall serve for a term expiring at the next succeeding annual meeting of stockholders.
Directors shall hold office until their successors have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  In no event shall a decrease in the number of directors shorten the term of any incumbent director.  Subject to the rights of any class or series of Preferred Stock to elect and remove directors~~:  (i) any director serving~~
~~in a class of directors expiring at the 2023, 2024 or 2025 annual meeting of stockholders shall be removable only for cause, and all other~~
~~directors shall be removable with or without cause, and (ii)~~, the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least two-thirds of the voting power of the shares then outstanding and entitled to vote thereon.
(d)          In the event that the holders of any class or series of stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed pursuant to ~~the bylaws~~ this Certificate of Incorporation.  Except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of stockholders next succeeding their election.
~~(e)          Definitions.  Solely for purposes of Articles NINTH and TWELFTH:~~
~~(i)          “Affiliate” shall mean:  (a) with respect to Ares, any person or entity that, directly or indirectly, is controlled~~
~~by Ares, controls Ares or is under common control with Ares, and (b) with respect to OTPP, any person or entity that, directly~~
~~or indirectly, is controlled by OTPP, controls OTPP or is under common control with OTPP.  With respect to each of Ares and~~
~~OTPP, “Affiliate” shall exclude (x) the Corporation and (y) any entity that is controlled by the Corporation (including its direct~~
~~and indirect subsidiaries).  “Affiliate” shall also mean, with respect to the Corporation, any person or entity that, directly or~~
~~indirectly, is controlled by the Corporation.~~
~~(ii)          “Ares” shall mean Ares Corporate Opportunities Fund IV, L.P.~~
~~(iii)        “OTPP” shall mean Ontario Teachers’ Pension Plan Board.~~
~~(iv)        “Sponsors” shall mean (a) Ares and OTPP, (b) each of their respective Affiliates, and (c) any successor by~~
~~operation of law (including, without limitation, by merger or otherwise) of each of the foregoing or any such successor.~~
TENTH.
(a)          ~~Prior to such date when the Sponsors cease to collectively own at least a majority of the outstanding shares of~~
~~Common Stock (such date, the “Trigger Date”), any action required or permitted to be taken by stockholders, including but not limited to~~
~~the election of directors, may be taken by written consent or consents of the stockholders.  Stockholders may only take action by written~~
~~consent if:  (i) such consent or consents are signed by or on behalf of the holders of outstanding shares of stock having not less than the~~
~~minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on~~
~~the action were present and voted; and (ii) such consent or consents are delivered to the Corporation in accordance with the DGCL.~~
~~Following the Trigger Date, subject~~Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders.
(b)          ~~Prior to the Trigger Date, special meetings of stockholders shall be called by the Secretary of the Corporation at the~~
~~written request of the holders of a majority of the shares of Common Stock then outstanding.  Following the Trigger Date, except~~ Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders may be called only by:  (i) the Chair~~man~~person of the Board of Directors; or (ii) the Secretary of the Corporation at the direction of a majority of the directors then in office~~; and (iii) special meetings of stockholders may not be called by any other person or persons~~.

2025 THE AZEK COMPANY Proxy Statement	80	ANNEX B
ANNEX B
Removal of Corporate Opportunity Waiver Amendment
TWELFTH. Reserved.
~~(a)          Recognition of Corporate Opportunities.  The Corporation recognizes and anticipates that:  (i) certain directors,~~
~~officers, principals, partners, members, managers, employees, agents and/or other representatives of the Sponsors may serve as~~
~~directors, officers or agents of the Corporation and its Affiliates; and (ii) the Sponsors may now engage and may continue to engage in (x)~~
~~the same or similar activities or related lines of business as those in which the Corporation and its Affiliates, directly or indirectly, may~~
~~engage and/or (y) other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or~~
~~indirectly, may engage.  The provisions of this Article TWELFTH are set forth to regulate and define the conduct of certain affairs of the~~
~~Corporation and its Affiliates with respect to certain classes or categories of business opportunities as they may involve the Sponsors and~~
~~any person or entity who, while a stockholder, director, officer or agent of the Corporation or any of its Affiliates, is a director, officer,~~
~~principal, partner, member, manager, employee, agent and/or other representative of any of the Sponsors (each, an “Identified~~
~~Person”), on the one hand, and the powers, rights, duties and liabilities of the Corporation and its Affiliates and its and their respective~~
~~stockholders, directors, officers, and agents, on the other.  To the fullest extent permitted by law (including, without limitation, the~~
~~DGCL), and notwithstanding any other duty (contractual, fiduciary or otherwise, whether at law or in equity), each Identified Person shall~~
~~have the right to directly or indirectly, engage in and possess interests in other business ventures of every type and description, including~~
~~those engaged in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or deemed to be~~
~~competing with the Corporation or any of its Affiliates.  In addition, no Identified Person shall have any duty, whether contractual,~~
~~fiduciary or otherwise, whether at law or in equity, not to engage in any of the foregoing activities, interests, ventures or opportunities,~~
~~whether competitive or otherwise.  The scope of activities permitted or otherwise authorized by this ARTICLE TWELFTH shall apply~~
~~without regard to whether the Identified Person pursues such activities, interests, ventures or opportunities on its own account, or in~~
~~partnership with, or as a direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate~~
~~(including any portfolio company), member, financing source, investor, director or indirect manager, general or limited partner or~~
~~assignee of any other person or entity.  Under no circumstances shall any Identified Person have an obligation to offer to the Corporation~~
~~or its subsidiaries or other Affiliates the right to participate in any of the activities, interests, ventures or opportunities described in this~~
~~subsection (a).  Each Identified Person shall also have the right to invest in, or provide services to, any person that is engaged in the same~~
~~or similar business activities as the Corporation or its Affiliates or directly or indirectly competes with the Corporation or any of its~~
~~Affiliates.~~
~~(b)          Competitive Opportunities.  In the event that any Identified Person acquires knowledge of a potential transaction or~~
~~matter which may be an investment, corporate or business opportunity or prospective economic or competitive advantage in which the~~
~~Corporation or its Affiliates could have an interest or expectancy (contractual, equitable or otherwise) (a “Competitive Opportunity”) or~~
~~otherwise is then exploiting any Competitive Opportunity, to the fullest extent permitted under the DGCL and notwithstanding any other~~
~~duty existing at law or in equity, the Corporation and its Affiliates will have no interest in, and no expectation (contractual, equitable or~~
~~otherwise) that such Competitive Opportunity be offered to it.  To the fullest extent permitted by law, any such interest or expectation~~
~~(contractual, equitable or otherwise) is renounced so that such Identified Person shall:~~
~~(i)          have no duty to communicate or present such Competitive Opportunity to the Corporation or its Affiliates;~~
~~(ii)          have the right to either hold any such Competitive Opportunity for such Identified Person’s own account and~~
~~benefit or the account of the former, current or future direct or indirect equity holders, controlling persons, stockholders,~~
~~directors, officers, employees, agents, Affiliates, members, financing sources, investors, direct or indirect managers, general or~~
~~limited partners or assignees of any Identified Person or to direct, recommend, assign or otherwise transfer such Competitive~~
~~Opportunity to persons or entities other than the Corporation or any of its subsidiaries, Affiliates or direct or indirect equity~~
~~holders; and~~
~~(iii)        notwithstanding any provision in the Certificate of Incorporation to the contrary, not be obligated or liable to~~
~~the Corporation, any stockholder, director or officer of the Corporation or any other person or entity by reason of the fact that~~
~~such Identified Person, directly or indirectly, took any of the actions noted in the immediately preceding clause (ii), pursued or~~
~~acquired such Competitive Opportunity for itself or any other person or entity or failed to communicate or present such~~
~~Competitive Opportunity to the Corporation or its Affiliates.~~
~~(c)          Acknowledgement.  Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of~~
~~capital stock of the Corporation or any other interest in the Corporation shall be deemed to have notice of and to have consented to the~~
~~provisions of this Article TWELFTH.~~
~~(d)          Interpretation; Duties.  In the event of a conflict or other inconsistency between this Article TWELFTH and any other~~
~~Article or provision of the Certificate of Incorporation, this Article TWELFTH shall prevail under all circumstances.  Notwithstanding~~
~~anything to the contrary in this Certificate of Incorporation, under no circumstances shall the provisions of this Article TWELFTH limit or~~
~~eliminate any duty (contractual, fiduciary or otherwise, whether at law or in equity) owed by any employee of the Corporation or any of~~
~~its Affiliates to the Corporation, even if such employee is an Identified Person.  Further, under no circumstances shall the Corporation be~~
~~deemed to have renounced any Competitive Opportunity as to any employee of the Corporation or its Affiliates.  The Corporation does~~
~~not renounce its interest in any Competitive Opportunity offered to any non-employee director (including any non-employee director~~
~~who serves as an officer of the Corporation) if such opportunity is expressly offered in writing to such person solely in his or her capacity~~
~~as a director or officer of the Corporation, and the provisions of subsection (b) of this Article TWELFTH shall not apply to any such~~
~~Competitive Opportunity.~~

2025 THE AZEK COMPANY Proxy Statement	81	ANNEX B
~~(e)          Section 122(17) of the DGCL.  For the avoidance of doubt, subject to subsection (d) of this Article TWELFTH, this Article~~
~~TWELFTH is intended to constitute, with respect to the Identified Persons, a disclaimer and renunciation, to the fullest extent permitted~~
~~under Section 122(17) of the DGCL, of any right of the Corporation or any of its Affiliates with respect to the matters set forth in this~~
~~Article TWELFTH.  This Article TWELFTH shall be construed to effect such disclaimer and renunciation to the fullest extent permitted~~
~~under the DGCL.~~
~~(f)          Business Ventures.  The Corporation and its Affiliates do not have any rights in and to the business ventures of any~~
~~Identified Person, or the income or profits derived from those business ventures.  The Corporation agrees that each of the Identified~~
~~Persons may do business with any potential or actual customer or supplier of the Corporation or may employ or otherwise engage any~~
~~officer or employee of the Corporation.~~
~~(g)          No Competitive Opportunity.  In addition to and notwithstanding the foregoing provisions of this Article TWELFTH, an~~
~~investment, corporate or business opportunity shall not be deemed to be a Competitive Opportunity for the Corporation if it is an~~
~~investment, corporate or business opportunity that:  (i) the Corporation is neither financially or legally able, nor contractually permitted~~
~~to undertake; (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation; or (iii)~~
~~is one in which the Corporation has no interest or reasonable expectancy.~~
~~(h)          Amendments.  For so long as either of the Sponsors own any shares of Common Stock, this Article TWELFTH may not~~
~~be amended, modified or repealed, except with the written consent of each of the Sponsors that owns shares of Common Stock at such~~
~~time.~~

2025 THE AZEK COMPANY Proxy Statement	82	ANNEX C
ANNEX C
Removal of Sponsor Business Combination Exemption Amendment
THIRTEENTH. Reserved.
~~(a)          Section 203 of the DGCL.  The Corporation expressly elects not to be governed by Section 203 of the DGCL.~~
~~(b)          Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at~~
~~any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as~~
~~amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three (3) years following the time that~~
~~such stockholder became an interested stockholder, unless:~~
~~(i)          prior to such time, the Board of Directors approved either the business combination or the transaction~~
~~which resulted in the stockholder becoming an interested stockholder;~~
~~(ii)          upon consummation of the transaction which resulted in the stockholder becoming an interested~~
~~stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation~~
~~outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but~~
~~not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors~~
~~and also officers of the Corporation and (b) employee stock plans of the Corporation in which employee participants do not~~
~~have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange~~
~~offer; or~~
~~(iii)        at or subsequent to such time, the business combination is approved by the Board of Directors and~~
~~authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-~~
~~thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.~~
~~(c)          Definitions.  For the purposes of this Article THIRTEENTH only, references to:~~
~~(i)          “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is~~
~~controlled by, or is under common control with, another person.~~
~~(ii)          “Ares” means Ares Corporate Opportunities Fund IV, L.P. and its affiliates.~~
~~(iii)        “Ares Direct Transferee” means any person that acquires (other than in a registered public offering) directly~~
~~from Ares or any of its affiliates or successors or any “group”, or any member of any such group, of which such persons are a~~
~~party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the~~
~~Corporation.~~
~~(iv)        “Ares Indirect Transferee” means any person that acquires (other than in a registered public offering)~~
~~directly from any Ares Direct Transferee or any other Ares Indirect Transferee beneficial ownership of 15% or more of the then~~
~~outstanding voting stock of the Corporation.~~
~~(v)          “ associate”, when used to indicate a relationship with any person, means:  (i) any corporation, partnership,~~
~~unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the~~
~~owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20%~~
~~beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse~~
~~of such person, or any relative of such spouse, who has the same residence as such person.~~
~~(vi)        “business combination”, when used in reference to the Corporation and any interested stockholder of the~~
~~Corporation, means:~~
~~(A)          any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary~~
~~of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership,~~
~~unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder,~~
~~and, as a result of such merger or consolidation, this Article THIRTEENTH is not applicable to the surviving entity;~~
~~(B)          any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a~~
~~series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested~~
~~stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect~~
~~majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of~~
~~either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the~~
~~aggregate market value of all the outstanding stock of the Corporation;~~
~~(C)          any transaction which results in the issuance or transfer by the Corporation or by any direct or~~
~~indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the~~
~~interested stockholder, except:  (a) pursuant to the exercise, exchange or conversion of securities exercisable for,~~
~~exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were~~
~~outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section~~
~~251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion~~
~~of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary~~
~~which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the~~

2025 THE AZEK COMPANY Proxy Statement	83	ANNEX C
~~time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase~~
~~stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation.~~
~~In no case under items (c)-(e) of the preceding sentence shall there be an increase in the interested stockholder’s~~
~~proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation~~
~~(except as a result of immaterial changes due to fractional share adjustments);~~
~~(D)        any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of~~
~~the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any~~
~~class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such~~
~~subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional~~
~~share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or~~
~~indirectly, by the interested stockholder; or~~
~~(E)          any receipt by the interested stockholder of the benefit, directly or indirectly (except~~
~~proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial~~
~~benefits (other than those expressly permitted in subsections (A)-(D) above) provided by or through the Corporation~~
~~or any direct or indirect majority-owned subsidiary.~~
~~(vii)        “control”, including the terms “controlling,” “controlled by” and “under common control with,” means the~~
~~possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person,~~
~~whether through the ownership of voting stock, by contract, or otherwise.  A person who is the owner of 20% or more of the~~
~~outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have~~
~~control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.  Notwithstanding the~~
~~foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose~~
~~of circumventing this Article THIRTEENTH, as an agent, bank, broker, nominee, custodian or trustee for one or more owners~~
~~who do not individually or as a group have control of such entity.~~
~~(viii)      “controlled portfolio company” means any portfolio company that directly, or indirectly through one or more~~
~~intermediaries, is controlled by or is under common control with:  (A) Ares, an Ares Direct Transferee or an Ares Indirect~~
~~Transferee or (B) OTPP, an OTPP Direct Transferee or an OTPP Indirect Transferee, as applicable.~~
~~(ix)        “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-~~
~~owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation,~~
~~or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the~~
~~Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined~~
~~whether such person is an interested stockholder; and the affiliates and associates of such person.  “Interested stockholder”~~
~~shall not include (a) Ares, any Ares Direct Transferee, any Ares Indirect Transferee or any of their respective affiliates,~~
~~controlled portfolio companies or successors or any “group”, or any member of any such group, to which such persons are a~~
~~party under Rule 13d-5 of the Exchange Act, (b) OTPP, any OTPP Direct Transferee, any OTPP Indirect Transferee or any of their~~
~~respective affiliates, controlled portfolio companies or successors or any “group”, or any member of any such group, to which~~
~~such persons are a party under Rule 13d-5 of the Exchange Actor, or (c) any person whose ownership of shares in excess of the~~
~~15% limitation set forth in this Certificate of Incorporation is the result of any action taken solely by the Corporation, but such~~
~~person shall be an interested stockholder if such person then acquires additional shares of voting stock of the Corporation,~~
~~except as a result of further corporate action not caused, directly or indirectly, by such person.  For the purpose of determining~~
~~whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include~~
~~stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any~~
~~other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or~~
~~upon exercise of conversion rights, warrants or options, or otherwise.~~
~~(x)          “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person~~
~~that individually or with or through any of its affiliates or associates:~~
~~(A)          beneficially owns such stock, directly or indirectly;~~
~~(B)          has the right to acquire such stock (whether such right is exercisable immediately or only after the~~
~~passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion~~
~~rights, exchange rights, warrants or options, or otherwise, except that a person shall not be deemed the owner of~~
~~stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or~~
~~associates until such tendered stock is accepted for purchase or exchange;~~
~~(C)          has the right to vote such stock pursuant to any agreement, arrangement or understanding,~~
~~except that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if~~
~~the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent~~
~~given in response to a proxy or consent solicitation made to ten (10) or more persons; or~~
~~(D)        has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting~~
~~(except voting pursuant to a revocable proxy or consent as described in subsection (C) above), or disposing of such~~
~~stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or~~
~~indirectly, such stock.~~
~~(xi)        “OTPP” means Ontario Teachers’ Pension Plan Board and its affiliates.~~
~~(xii)        “OTPP Direct Transferee” means any person that acquires (other than in a registered public offering) directly~~
~~from OTPP or any of its affiliates or successors or any “group”, or any member of any such group, of which such persons are a~~

2025 THE AZEK COMPANY Proxy Statement	84	ANNEX C
~~party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the~~
~~Corporation.~~
~~(xiii)      “OTPP Indirect Transferee” means any person that acquires (other than in a registered public offering)~~
~~directly from any OTPP Direct Transferee or any other OTPP Indirect Transferee beneficial ownership of 15% or more of the~~
~~then outstanding voting stock of the Corporation.~~
~~(xiv)      “person” means any individual, corporation, partnership, unincorporated association or other entity.~~
~~(xv)        “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any~~
~~equity interest.~~
~~(xvi)      “voting stock” means stock of any class or series entitled to vote generally in the election of directors.~~
THE AZEK COMPANY INC. 1330 W FULTON STREET, #350 CHICAGO, IL 60607 SCAN TO VIEW MATERIALS & VOTE • VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting -Go to www.virtualshareholdermeeting.com/AZEK2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V60617-P22633 THE AZEK COMPANY INC. For Withhold For All  To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors Nominees: 01) Gary Hendrickson 02) Jesse Singh 03) Pamela Edwards 04) Howard Heckes 05) Vernon J. Nagel 06) Harmit Singh 07) Brian Spaly 08) Fiona Tan The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2025. 3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers. 4. To approve amendments to our certificate of incorporation to remove references to our former private equity sponsors and make certain other immaterial changes. 5. To approve an amendment to our certificate of incorporation to remove the sponsor corporate opportunity waiver provision. 6. To approve an amendment to our certificate of incorporation to remove the sponsors' exemption from certain business combination restrictions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V60618-P22633 THE AZEK COMPANY INC. Annual Meeting of Shareholders February 28, 2025 8:00 AM, EST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jesse Singh and Morgan Walbridge, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of THE AZEK COMPANY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EST on February 28, 2025, virtually at www.virtualshareholdermeeting.com/AZEK2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side.